Exhibit 99.2

THIS DISCLOSURE STATEMENT HAS NOT YET BEEN APPROVED BY THE COURT

This proposed Disclosure Statement is not a solicitation of acceptance or rejection of the Joint Chapter 11 Plan of Reorganization.  Acceptances or rejections may not be solicited until the Bankruptcy Court has approved this Disclosure Statement under Bankruptcy Code § 1125.  This proposed Disclosure Statement is being submitted for approval only, and it has not yet been approved by the Bankruptcy Court.

Further, the plan proponents provide no assurance that the disclosure statement, including any exhibits to the disclosure statement, that is ultimately approved in the chapter 11 cases (1) will contain any of the terms in the current document or (2) will not contain different, additional, material terms that do not appear in the current document.  therefore, making investment decisions based upon the information contained in this disclosure statement, the plan and the exhibits in the exhibit book is highly speculative, and the documents should not be relied upon in making such investment decisions with respect to (1) the debtors or (2) any other parties that may be affected by the chapter 11 cases.

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re:	)	Chapter 11
)
W. R. GRACE & CO., et al.,(1))		Case No. 01-1139 (JKF)
	)	Jointly Administered
Debtors.	)
)

DEBTORS’ DISCLOSURE STATEMENT FOR THE JOINT PLAN OF REORGANIZATION UNDER CHAPTER 11 OF THE BANKRUPTCY CODE OF W. R. GRACE & CO., ET AL., THE OFFICIAL COMMITTEE OF ASBESTOS PERSONAL INJURY CLAIMANTS, THE ASBESTOS PI FUTURE CLAIMANTS’ REPRESENTATIVE, AND THE OFFICIAL COMMITTEE OF EQUITY SECURITY HOLDERS DATED AS OF SEPTEMBER 19, 2008

IMPORTANT DATES

•      Date by which Ballots and Master Ballots must be received by the Voting Agent: [              ], 2008

•      Date by which objections to the Plan must be filed and served: [              ], 2008

•      Hearing on Confirmation of the Plan: [              ], 2009

KIRKLAND & ELLIS LLP	KIRKLAND & ELLIS LLP	PACHULSKI STANG ZIEHL & JONES LLP
David M. Bernick, P.C.	Theodore L. Freedman	Laura Davis Jones (Bar No. 2436)
Janet S. Baer	Deanna D. Boll	James E. O’Neill (Bar No. 4042)
200 East Randolph Drive	Craig A. Bruens	Timothy P. Cairns (Bar No. 4228)
Chicago, Illinois 60601	153 East 53rd Street	919 North Market Street, 17th Floor
Telephone: (312) 861-2000	New York, New York 10022	P.O. Box 8705
	Telephone: (212) 446-4800	Wilmington, Delaware 19899-8705
(Courier 19801)
Telephone: (302) 652-4100

Co-Counsel for the Debtors and Debtors in Possession

THIS DISCLOSURE STATEMENT HAS NOT YET BEEN APPROVED BY THE COURT

(1)               The “Debtors,” and all capitalized terms not defined in this Disclosure Statement, are defined in the Plan.  The Exhibit Book (and each exhibit thereto) is incorporated by reference into this Disclosure Statement.

NOTICE TO HOLDERS OF CLAIMS AND/OR EQUITY INTERESTS AND GENERAL DISCLAIMERS WITH RESPECT TO THIS DISCLOSURE STATEMENT

PLEASE READ THIS IMPORTANT INFORMATION

The Bankruptcy Code requires that a party proposing a chapter 11 plan of reorganization prepare and file a document with the Bankruptcy Court called a “Disclosure Statement.”  This document is the Debtors’ proposed Disclosure Statement for the Joint Chapter 11 Plan of Reorganization filed by the Debtors, the Asbestos PI Committee, the Asbestos PI FCR and the Equity Committee.  All Exhibits to this Disclosure Statement are incorporated into and made a part of this Disclosure Statement as if set forth in full herein, including the Definitions section of the Plan wherein many of the capitalized terms used herein are defined.

The Debtors are providing the information in this Disclosure Statement solely for the purposes of providing information concerning the Plan to Holders of Claims against or Equity Interests in the Debtors so that those who are entitled to vote on the Plan can make an informed decision with respect to voting on acceptance or rejection of the Plan.

No one is authorized to provide to any other party information concerning the Plan other than the contents of this Disclosure Statement.  Except as set forth in this Disclosure Statement, no representations concerning the Debtors, their assets, past or future business operations, their financial information or the Plan are authorized, nor should any such representations be relied upon in arriving at a decision with respect to the Plan.  Holders of Claims or Equity Interests should not rely on any information, representations, or inducements made to obtain acceptance or rejection of the Plan that are other than, or inconsistent with, the information contained herein and in the Plan.  Any representations made to secure acceptance or rejection of the Plan other than those contained in this Disclosure Statement should be reported to counsel for the Debtors.  The statements and information about the Debtors, including all historical financial information included as, or incorporated by reference into, Exhibit 12 in the Exhibit Book (the “Financial Information”) and information regarding Claims or Equity Interests contained herein, have been prepared from documents and information prepared by the Debtors or their Professionals.

Nothing contained in this Disclosure Statement is, or shall be deemed to be, an admission or statement against interest by the Plan Proponents for purposes of any pending or future litigation matter or proceeding.  Moreover, this Disclosure Statement does not constitute, and may not be construed as, an admission of fact or liability, a stipulation, or a waiver.  Instead, this Disclosure Statement should be construed as a statement made in settlement negotiations related to contested matters, adversary proceedings and other pending or threatened litigation or actions.

The description herein of the Plan is only a summary, and Holders of Claims and/or Equity Interests are urged to review the entire Plan, which is included as Exhibit 1 to the Exhibit Book.  In the event that there is any inconsistency or conflict between this Disclosure Statement and the Plan, the terms of the Plan shall control.

This Disclosure Statement also summarizes Financial Information and other documents.  The Financial Information and other documents incorporated by reference herein are qualified in their entirety by reference to those documents.  In the event there is any inconsistency or discrepancy between a description in this Disclosure Statement and the Financial Information or other documents so described, the underlying Financial Information or other documents, as the case may be, shall govern for all purposes.

Further, each Holder of a Claim and/or Equity Interest that is entitled to vote is encouraged to seek the advice of its own counsel before casting a Ballot and/or Master Ballot, as applicable.

Although certain of the attorneys, accountants, advisors and other Professionals retained and/or employed by the Plan Proponents have assisted in preparing this Disclosure Statement, which is based upon factual information and assumptions respecting financial, business and accounting data found in the books and records of the Debtors, they have not independently verified such information.  The attorneys, accountants, advisors, and other Professionals retained and/or employed by the Plan Proponents do not provide any warranty, representation or guaranty regarding the accuracy of any information contained in this Disclosure Statement or any of the Plan Documents and shall have no liability for any inaccurate, untrue or incomplete information contained in this Disclosure Statement or any of the Plan Documents.

Further, there has been no independent audit of the pro forma or prospective financial information contained in this Disclosure Statement, and no fairness opinion has been obtained regarding the value of the Debtors’ assets and the amount of their liabilities.  The factual information regarding the Debtors and their assets and liabilities has been provided by the Debtors or otherwise derived from the Debtors’ schedules, available public records, pleadings, reports on file with the Court, the Debtors’ internal documents and related documents specifically identified herein.  While the Debtors endeavored to provide accurate information herein, the Debtors cannot, and do not, warrant or represent that the information contained in this Disclosure Statement does not contain any material inaccuracy.

The Debtors and their Professionals have also endeavored to identify in this Disclosure Statement and the Plan certain pending litigation claims and potential causes of action and objections to Claims.  However, no reliance should be placed on the fact that a particular litigation claim or potential cause of action or objection to a Claim is, or is not, identified in this Disclosure Statement, the Plan, or any Plan Document.  The Debtors, the Reorganized Debtors, the Asbestos PI Trust or the Asbestos PD Trust, as applicable may seek to investigate, file and prosecute litigation claims and projected causes of action and objections to Claims after the Effective Date of the Plan, irrespective of whether this Disclosure Statement, the Plan or any Plan Document identifies any such claims, causes of action, or objections to Claims.

The Bankruptcy Court’s approval of this Disclosure Statement does not constitute the Bankruptcy Court’s approval of the merits of the Plan, an endorsement of the Plan or a guarantee of the accuracy or completeness of the information contained herein.

THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY, NOR HAS THE SEC OR ANY OTHER FEDERAL OR STATE REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF

THE STATEMENTS CONTAINED HEREIN.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities described herein will be issued in reliance on the exemptions set forth in Bankruptcy Code § 1145 and without registration under the Securities Act, or any similar federal, state or local law.  The Debtors recommend that potential recipients of any securities pursuant to the Plan consult their own legal counsel concerning the securities laws governing the transferability of any such securities.

This Disclosure Statement contains forward-looking statements, that is, information related to future, not past, events.  Such information generally includes the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “anticipates,” “continues” or similar expressions.  For these statements, including, without limitation, the liquidation analyses, pro forma and prospective financial information, and the timing and amounts of actual distributions to Claimants, the Debtors claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The Debtors are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements or that could cause other forward-looking information to prove incorrect.  Factors that could cause actual results to materially differ from those contained in the forward-looking statements include:  the Debtors’ bankruptcy, plans of reorganization proposed by the Debtors and others, the Debtors’ legal proceedings (especially the Montana criminal proceeding and environmental proceedings), the cost and availability of raw materials and energy, the Debtors’ unfunded pension liabilities, costs of environmental compliance, risks related to foreign operations, especially, security, regulation and currency risks and those factors set forth herein in Article 9 under the caption “Important Considerations and Risk Factors” and in the Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, Quarterly Reports on Form 10-Q for the first and second quarters ending March 31, 2008 and June 30, 2008 respectively, and current reports on Form 8-K, all of which have been filed with the Securities and Exchange Commission and are readily available on the Internet at http://investor.grace.com or http://www.sec.gov.  Reported results should not be considered as an indication of future performance.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof.  The Debtors undertake no obligation to publicly release any revisions to the forward-looking statements contained in this Disclosure Statement, or to update them to reflect events or circumstances occurring after the date of this Disclosure Statement.

The Debtors make the statements and provide the Financial Information contained herein as of the date hereof unless otherwise specified.  Holders of Claims and/or Equity Interests reviewing this Disclosure Statement should not infer at the time of such review that the facts set forth herein have not changed since the date hereof unless so specified.  Each Holder of an impaired Claim or Equity Interest that is entitled to vote should therefore carefully review all of the Plan Documents.  See Article 9 of this Disclosure Statement for a discussion of various considerations and risk factors to be considered in deciding whether to accept the Plan.

This Disclosure Statement does not constitute legal, business, securities, financial or tax advice.  All Entities desiring such advice or any other advice should consult with their own advisors.  Further, neither this Disclosure Statement (including the Plan and all of the Exhibits in the Exhibit Book) nor any of the Plan Documents should be relied upon in making any investment decisions with respect to the Debtors or any other parties that may be affected by the Plan.

A vote by a Claimant or Holder of an Equity Interest - whether for or against the Plan - does not constitute a waiver or release of any claims or rights of the Debtors (or any party in interest) to object to that Claimant’s Claim against or Holder’s Equity Interest in estate assets, regardless of whether any claims or defenses of the Debtors or their respective estates are specifically or generally identified herein.

i

	2.8.3	Other Significant Environmental Proceedings and Claims		34
		2.8.3.1	Cape Cod Pipeline Remediation	34
		2.8.3.2	Massachusetts Department of Environmental Protection Settlement	35
		2.8.3.3	City of Cambridge Claim	35
		2.8.3.4	Samson Hydrocarbons Claims	35
		2.8.3.5	Jersey City Chromium Contamination Remediation	35
		2.8.3.6	New Jersey Department of Environmental Protection Claim	36
		2.8.3.7	Environmental Insurance Litigation	37
	2.8.4	Fraudulent Transfer Litigation		38
	2.8.5	Tax Claims		39
		2.8.5.1	IRS Proposed Tax Adjustments	39
		2.8.5.2	Bekaert Textiles N.V.	39
		2.8.5.3	State Income Tax Claims	39
2.9	Liabilities Other than Litigation Claims			40
	2.9.1	Current Liabilities not Subject to Compromise Under the Bankruptcy Code		40
	2.9.2	Non-Current Liabilities not Subject to Compromise Under the Bankruptcy Code		40
	2.9.3	Liabilities Subject to Compromise Under the Bankruptcy Code		40
		2.9.3.1	Debt and Accrued Interest	40
		2.9.3.2	Income Taxes	41
		2.9.3.3	Post-Retirement Benefits Other than Pensions	41
		2.9.3.4	Unfunded Special Pension Arrangements	41
		2.9.3.5	Accounts Payable	41
		2.9.3.6	Other Accrued Liabilities	41
2.10	Assets and Other Rights			42
	2.10.1	Excess Real Property		42
	2.10.2	Insurance Rights		42
		2.10.2.1	Overview	42
		2.10.2.2	Primary Insurance Coverage	42
		2.10.2.3	Excess Insurance Coverage	42
		2.10.2.4	Estimated Insurance Recoveries	43
	2.10.3	Debtors’ Retained Causes of Action		44
		2.10.3.1	Preservation of Causes of Action	44
		2.10.3.2	Maintenance of Causes of Action	46
		2.10.3.3	Avoidance Actions	46
		2.10.3.4	Preservation of All Causes of Action not Expressly Settled or Released	46
2.11	Estimated Value of the Reorganized Debtors and Non-Debtor Affiliates			47
	2.11.1	Reorganized Enterprise Value of the Reorganized Debtors and Non-Debtor Affiliates		47
		2.11.1.1	Comparable Public Company Analysis	47
		2.11.1.2	The Precedent Transaction Analysis	48

		2.11.2	Calculation of Reorganized Equity Value			48
			2.11.2.1	Net Debt		49
			2.11.2.2	Minority Interest		49
			2.11.2.3	Non-Core Liabilities		49
			2.11.2.4	Deferred Payment Agreement		49
			2.11.2.5	Warrant Issued to Trust		49
			2.11.2.6	Summary		50

3.	THE CHAPTER 11 FILINGS AND RELATED CANADIAN PROCEEDINGS					50
	3.1	Overview of Chapter 11				50
	3.2	Significant Events During the Course of the Chapter 11 Cases				51
		3.2.1	First Day Motions and Further Developments in the Chapter 11 Cases			51
			3.2.1.1	Retention and Employment of Professionals by the Debtors		51
			3.2.1.2	Financing and Critical Trade Motions		52
			3.2.1.3	Operational Motions		52
		3.2.2	Motions to Assume Pre-petition Executory Contracts and Leases			52
		3.2.3	Appointment of Official Committees of Creditors, the Official Equity Committee and the Future Claims Representative			53
			3.2.3.1	Official Committees of Creditors		53
				3.2.3.1.1	Unsecured Creditors’ Committee	53
				3.2.3.1.2	Asbestos PI Committee	53
				3.2.3.1.3	Asbestos PD Committee	53
			3.2.3.2	Official Equity Committee		54
			3.2.3.3	Representative for Future Asbestos Claimants		54
		3.2.4	Section 341(a) Meeting of Creditors			54
		3.2.5	Selected Adversary Proceedings			54
			3.2.5.1	Stay of Asbestos-Related Litigation Against Various Affiliates		54
			3.2.5.2	Enjoining Bond Payments by National Union		57
		3.2.6	Extension of Exclusivity Period and Termination of Exclusivity Period			58
		3.2.7	Motions to Lift the Automatic Stay			58
		3.2.8	Certain Post-Petition Litigation Matters			59
			3.2.8.1	Litigation Related to the Debtors’ Savings and Investment Plan		59
			3.2.8.2	The Scotts Company Litigation		60
			3.2.8.3	Montana Clean Air Act Criminal Litigation		60
		3.2.9	Motion for Entry of Case Management Order, the Estimation Hearing, and Settlement of all Asbestos PI Claims			61
		3.2.10	Debtors’ Bar Date for Asbestos PD Claims (Excluding US ZAI PD Claims), Non-Asbestos Claims, and Asbestos Medical Monitoring Claims			63
		3.2.11	The ADR Program			64

		3.2.12	The Judge Wolin Mandamus and Recusal Proceedings		64
		3.2.13	Significant Asset Purchases and Dispositions		65
			3.2.13.1	Significant Asset Purchases and Investments	65
			3.2.13.2	Significant Asset Dispositions	66
		3.2.14	Tax Related Motions and Settlements		67
			3.2.14.1	Tax Related Motions	67
			3.2.14.2	Tax Related Settlements	67
		3.2.15	The Tersigni Investigation		69
		3.2.16	Various Additional Claim Settlements During the Course of the Chapter 11 Cases		69
		3.2.17	Various Motions Filed on an Annual Basis		70
	3.3	The Canadian Proceedings			70
		3.3.1	General Information		70
		3.3.2	Notice of the Canadian Proceedings		71
		3.3.3	Quarterly Reports		71
		3.3.4	Court Orders in the Canadian Proceedings		72
			3.3.4.1	Orders Extending the Stay of Proceedings in Canada	72
			3.3.4.2	Recognition of the Debtors’ March 2003 Bar Date Order	72
			3.3.4.3	The Corporate Reorganization Order	73
		3.3.5	Pre-petition Canadian Lawsuits		73
			3.3.5.1	Canadian Asbestos Personal Injury Lawsuits	73
			3.3.5.2	Asbestos Property Damage Claims for Buildings Located in Canada	73
		3.3.6	Post-Petition Canadian Lawsuits		74
		3.3.7	Canadian Claims		76

4.	SUMMARY OF THE PLAN				76
	4.1	Overview of the Chapter 11 Plan			76
	4.2	PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS			77
	4.3	CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS			78
		4.3.1	Summary		78
			4.3.1.1	Class 1. Priority Claims	78
			4.3.1.2	Class 2. Secured Claims	79
			4.3.1.3	Class 3. Employee Benefit Claims	79
			4.3.1.4	Class 4. Workers’ Compensation Claims	80
			4.3.1.5	Class 5. Intercompany Claims	80
			4.3.1.6	Class 6. Asbestos PI Claims	80
			4.3.1.7	Class 7. Asbestos PD Claims	81
			4.3.1.8	Class 8. CDN ZAI PD Claims	81
			4.3.1.9	Class 9. General Unsecured Claims	82
			4.3.1.10	Class 10. Equity Interests in the Parent	83

		4.3.1.11	Class 11. Equity Interests in the Debtors Other than the Parent	83
4.4	MODIFICATION OR WITHDRAWAL OF THE PLAN			83
4.5	PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS AND ASBESTOS CLAIMS GENERALLY			83
	4.5.1	Objections to Claims (other than Asbestos Claims); Prosecution of Disputed Claims		83
	4.5.2	Distribution on Account of Disputed Claims		84
	4.5.3	Resolution of Asbestos PI Claims		84
	4.5.4	Resolution of Asbestos PD Claims		84
	4.5.5	Resolution of CDN ZAI PD Claims		84
4.6	ACCEPTANCE OR REJECTION OF THE PLAN			84
4.7	IMPLEMENTATION OF THE PLAN			85
	4.7.1	Corporate Governance		85
		4.7.1.1	Amendment of Certificates of Incorporation of the Debtors	85
		4.7.1.2	Amendment of By-Laws of the Parent	85
		4.7.1.3	Precedence of Share Issuance Obligations	85
		4.7.1.4	Warrant	86
	4.7.2	The Asbestos PI Trust		87
		4.7.2.1	Creation of the Asbestos PI Trust	87
		4.7.2.2	Funding of the Asbestos PI Trust	87
		4.7.2.3	Transfer of Claims and Demands to the Asbestos PI Trust	88
		4.7.2.4	Assignment and Enforcement of Trust Causes of Action	89
		4.7.2.5	Appointment and Termination of Trustees	89
		4.7.2.6	Creation and Termination of the TAC	89
		4.7.2.7	Cooperation Agreement	89
		4.7.2.8	Institution and Maintenance of Legal and Other Proceedings	89
	4.7.3	The Asbestos PD Trust		90
		4.7.3.1	Creation of the Asbestos PD Trust	90
		4.7.3.2	Funding of the Asbestos PD Trust	90
		4.7.3.3	Transfer of Claims and Demands to the Asbestos PD Trust	91
		4.7.3.4	Appointment and Termination of Asbestos PD Trustee	91
	4.7.4	Payments and Distributions Under the Plan		91
	4.7.5	Delivery of Distributions and Undeliverable or Unclaimed Distributions		92
	4.7.6	Payments Under the Plan		92
	4.7.7	Conditions to Occurrence of the Confirmation Date		92
	4.7.8	Conditions to Occurrence of the Effective Date		93
	4.7.9	Management of the Reorganized Debtors		93

v

	4.7.10	Corporate Action			93
	4.7.11	Effectuating Documents and Further Transactions			93
	4.7.12	Allocation of Plan Distributions Between Principal and Interest			93
	4.7.13	No Successor Liability			94
	4.7.14	Deemed Consolidation of the Debtors for Plan Purposes Only			94
	4.7.15	Insurance Neutrality			95
4.8	Injunctions, Releases and Discharge				95
	4.8.1	Discharge			95
		4.8.1.1	Discharge of the Debtors and Related Discharge Injunction		95
		4.8.1.2	Discharge of Liabilities to Holders of Asbestos PI Claims		96
		4.8.1.3	Discharge of Liabilities to Holders of Asbestos PD Claims		96
		4.8.1.4	Discharge of Liabilities to Holders of CDN ZAI PD Claims		96
		4.8.1.5	Disallowed Claims and Disallowed Equity Interests		97
		4.8.1.6	Non-Dischargeable ERISA Liability		97
	4.8.2	The Asbestos PI Channeling Injunction			97
		4.8.2.1	Asbestos PI Channeling Injunction		98
		4.8.2.2	Reservations from Asbestos PI Channeling Injunction		99
	4.8.3	The Asbestos PD Channeling Injunction			99
		4.8.3.1	Asbestos PD Channeling Injunction		99
		4.8.3.2	Reservations from Asbestos PD Channeling Injunction		101
	4.8.4	Asbestos Insurance Entity Injunction(s)			101
		4.8.4.1	Asbestos Insurance Entity Injunctions		101
			4.8.4.1.1	Injunction for the Benefit of the Asbestos PI Trust	101
			4.8.4.1.2	Reservations from the Injunction for the Benefit of the Asbestos PI Trust	102
	4.8.5	Successor Claims Injunction			103
		4.8.5.1	Injunction		103
	4.8.6	Injunctions and Releases Related to the Sealed Air Indemnified Parties and Fresenius Indemnified Parties			104
	4.8.7	Terms of Certain Injunctions and the Automatic Stay			104
		4.8.7.1	Injunctions and/or Automatic Stays in Existence Immediately Prior to Confirmation		104
		4.8.7.2	Injunctions Provided for in the Plan		104
	4.8.8	Additional Releases and Indemnification			104
		4.8.8.1	Release of Sealed Air Indemnified Parties		104
		4.8.8.2	Reservation of Rights With Respect to Cryovac Transaction Contractual Obligations		106
		4.8.8.3	Release of Fresenius Indemnified Parties		106

			4.8.8.4	Assumption of the 1998 Tax Sharing Agreement and Section 4.04 of the TSIA	106
			4.8.8.5	Effect of the Fresenius Settlement Agreement, the Fresenius Settlement Order, the Sealed Air Settlement Agreement, and the Sealed Air Settlement Order	107
			4.8.8.6	Release of Avoidance Actions	107
			4.8.8.7	Specific Releases by Holders of Claims or Equity Interests	107
			4.8.8.8	Release by Debtors and Estate Parties	108
			4.8.8.9	Indemnification of Representatives of the Debtors and Non-Debtor Affiliates	108
			4.8.8.10	Indemnification of Reorganized Debtors and Their Representatives by the Asbestos PI Trust	108
	4.9	EXECUTORY CONTRACTS, UNEXPIRED LEASES, LETTERS OF CREDIT, SURETY BONDS, COMPENSATION, INDEMNITY AND BENEFIT PROGRAMS			109
	4.10	RETENTION OF JURISDICTION			110
	4.11	MISCELLANEOUS PROVISIONS			110

5.	TRANSACTIONAL DOCUMENTS TO BE EXECUTED IN CONJUNCTION WITH THE PLAN AND EFFECTIVE DATE				113
	5.1	Deferred Payment Agreement			114
	5.2	Grace Guaranty			114
	5.3	Share Issuance Agreement			114
	5.4	Warrant			114
	5.5	Plan Registration Rights Agreement			114
	5.6	Asbestos PD Note			115

6.	LIMITED SUBSTANTIVE CONSOLIDATION				115

7.	VOTING AND CONFIRMATION PROCEDURES				117
	7.1	Voting Procedures			117
		7.1.1	Voting Instructions and Deadline		117
	7.2	Confirmation Procedures			118
		7.2.1	Confirmation Hearing		118
		7.2.2	Objections to Confirmation of the Plan		118
		7.2.3	Questions About the Disclosure Statement, Plan, or Ballots and Master Ballots		120

8.	REQUIREMENTS FOR CONFIRMATION OF THE PLAN				121
	8.1	Bankruptcy Code § 1129 Generally			121
	8.2	Vote Required for Class Acceptance			123
		8.2.1	Cram Down		124
	8.3	Feasibility of the Plan			125
	8.4	Best Interests Test			126

	8.5	Information About Corporate Governance, Officers, and Directors of the Reorganized Debtors, and the Management of the Debtors		127
		8.5.1	Corporate Governance; Limitation of Director Liability	127
		8.5.2	Management Compensation and Incentive Program	127

9.	IMPORTANT CONSIDERATIONS AND RISK FACTORS			128
	9.1	General		128
	9.2	Certain Bankruptcy and Mass Tort Law Considerations		128
		9.2.1	Parties in Interest May Object to the Debtors’ Classification of Claims and Equity Interests	128
		9.2.2	A Delay in Plan Confirmation May Disrupt the Debtors’ Operations and Have Potential Adverse Effects of Prolonged Confirmation Process	128
		9.2.3	The Debtors May Not be Able to Secure Confirmation or Consummation of the Plan	129
		9.2.4	The Court May Find the Debtors Are Required to Pay Default Interest	129
		9.2.5	There is a Risk of Post-Confirmation Default	129
		9.2.6	The Debtors May Object to the Amount or Classification of a Claim	129
		9.2.7	Resale of Parent Common Stock May be Subject to Requirements Under Applicable Securities Laws	130
	9.3	Factors Affecting the Distributions to Holders of Allowed Claims After the Effective Date		130
		9.3.1	Financial Information is Based on the Debtors’ Books and Records and, Unless Otherwise Stated, No Audit Was Performed	130
		9.3.2	Variance from the Pro Forma and Prospective Financial Information	130
		9.3.3	Risk that Amounts of Allowed Claims Will Exceed the Debtors’ Projections	131
	9.4	Factors Affecting the Parent Common Stock		131
		9.4.1	The Reorganized Debtors May Not be Able to Achieve Projected Financial Results	131
		9.4.2	The Reorganized Debtors May Not be Able to Meet Post-Reorganization Debt Obligations and Finance All Operating Expenses, Working Capital Needs and Capital Expenditures	132
		9.4.3	Certain Tax Implications of the Debtors’ Bankruptcy and Reorganization May Increase the Tax Liability of the Reorganized Debtors	132
	9.5	Factors Associated with the Business		132
		9.5.1	Reorganized Grace May Not Obtain Post-Confirmation Financing	132
		9.5.2	Certain Debtors are Currently Under Criminal Indictment in Connection with the Former Vermiculite Mining and Processing Activities in Libby, Montana	132

		9.5.3	The Debtors are Subject to Environmental Clean-up Fines, Penalties and Damage Claims that have been and Continue to be Costly	133
		9.5.4	The Debtors’ Ability to Use Future NOL Carryovers to Reduce Future Tax Payments May be Limited if there is a Change in Ownership of the Debtors or if the Debtors do not Generate Sufficient U.S. Taxable Income	133
		9.5.5	The Debtors have Unfunded and Underfunded Pension Plan Liabilities which will Likely Require them to use Current and Future Operating Cash Flow to Fund the Shortfall but There is no Assurance that the Debtors will Generate Sufficient Cash Flow to Satisfy these Obligations	133
		9.5.6	The International Scope of the Debtors’ Operations Subjects them to the Risks of Doing Business in Foreign Countries, which could Adversely Affect their Business, Financial Condition and Results of Operations	134
		9.5.7	The Debtors are Exposed to Currency Exchange Rate Fluctuations that Could Impact their Profitability	135
		9.5.8	There are many Business Factors that Create Risks for the Debtors’ Current Business Operations, as well as Reorganized Grace’s Future Operations	135
	9.6	Risk that the Information in this Disclosure Statement May be Inaccurate		136

10.	ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN			137
	10.1	Continuation of the Chapter 11 Cases		137
	10.2	Alternative Plans of Reorganization		137
	10.3	Chapter 7 Liquidation		138

11.	FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN			139
	11.1	Federal Income Tax Consequences to the Debtors		139
		11.1.1	General Discussion	139
		11.1.2	Deduction of Amounts Transferred to Satisfy Asbestos Claims	140
		11.1.3	Cancellation of Debt Income	140
		11.1.4	Net Operating Losses	141
	11.2	Federal Income Tax Consequences to Holders of Claims, the Asbestos PI Trust and the Asbestos PD Trust		141
		11.2.1	Holders of Asbestos PI Claims and Holders of PD Claims	141
		11.2.2	Treatment of the Asbestos PI Trust and the Asbestos PD Trust	142
		11.2.3	Consequences to Holders of General Unsecured Claims	142
		11.2.4	Consequences to Holders of Equity Interests	142
	11.3	Backup Withholding		143

12.	SECURITIES LAW MATTERS			143
	12.1	Plan Securities		143
	12.2	Issuance Of Plan Securities Under The Plan		143

	12.3	Resales Of Plan Securities	143

13.	CONCLUSION AND RECOMMENDATION		146

x

PRELIMINARY STATEMENT

Through this Disclosure Statement, the Debtors are seeking approval of the Plan, a copy of which is attached hereto as Exhibit 1.  The confirmation of a plan of reorganization, which is the vehicle for satisfying the rights of holders of Claims (and, in this case, Demands) against and Equity Interests in a debtor, is the overriding purpose of a chapter 11 case.

The Plan resolves, among other things, asbestos personal injury litigation against the Debtors that dates back to the 1980s, as well as lengthy chapter 11 cases that commenced on April 2, 2001.  As of the Petition Date, the Parent and certain of its subsidiaries were defendants in 65,656 asbestos-related lawsuits, 17 involving claims for property damage (one of which has since been dismissed), and the remainder involving 129,191 claims for personal injury.

Since the inception of these Chapter 11 Cases, the amount of the Debtors’ present and future asbestos liabilities has been the subject of significant dispute.  This dispute has led to a protracted chapter 11 case, involving litigation in both the Bankruptcy Court and the District Court.  The issues in such litigation have included the estimation of the amount of the Debtors’ asbestos personal injury liability, the determination of whether the Debtors’ ZAI product created an unreasonable risk of harm and the adjudication of objections to in excess of 4,000 Asbestos PD Claims.  For a further description of this litigation, see Sections 2.7 and 2.8.

On April 6, 2008, in the midst of litigation concerning the estimation of the Debtors’ liability for Asbestos PI Claims, the Debtors, the Asbestos PI Committee, the Asbestos PI FCR and the Equity Committee reached an agreement in principle (the “Asbestos PI Settlement”) to resolve all Asbestos PI Claims against the Debtors and to cooperate in the confirmation of a plan of reorganization.  The Asbestos PI Settlement, which is the foundation for the Plan and will be implemented pursuant to the terms of the Plan, requires the following assets to be paid into the Asbestos PI Trust to be established pursuant to section 524(g) of the Bankruptcy Code:

•                    Cash in the amount of $250 million plus interest thereon from January 1, 2009 until (and including) the Effective Date at the same rate applicable to the Debtors’ senior debt;

•                    A Warrant to acquire 10 million shares of the Parent’s common stock at an exercise price of $17.00 per share, expiring one year from the effective date of the Plan;

•                    Rights to proceeds under the Debtors’ asbestos-related insurance coverage;

•                    The value of cash and stock under certain litigation settlement agreements with Sealed Air Corporation, Cryovac, Inc. and Fresenius Medical Care Holdings, Inc.; and

•                    Deferred payments at $110 million per year for five years, beginning in 2019, and $100 million per year for ten years beginning in 2024; the deferred payments will be obligations of the Reorganized Debtors backed by 50.1% of the Parent’s common stock to meet the requirements of section 524(g) of the Bankruptcy Code.

The Asbestos PI Trust will provide for the resolution of all Asbestos PI Claims and Successor Claims arising out of or based on any Asbestos PI Claim, including those arising subsequent to the date hereof.  In addition, the Asbestos PI Settlement sets forth the treatment of other key classes of Claims against the Debtors, thereby forming the basis for the treatment of such Claims under the Plan.  Section 3.2.9 and Article 5 provide a further description of the Asbestos PI Settlement and the transactional documents contemplated thereby, which will be executed in connection with the implementation of the Plan.

The Plan also provides for the resolution of Unresolved Asbestos PD Claims, including US ZAI PD Claims.  Pursuant to the Plan, all Asbestos PD Claims, and Successor Claims arising out of or based on any Asbestos PI Claim, including those arising subsequent to the date hereof, will be channeled to the Asbestos PD Trust and all Allowed Asbestos PD Claims shall be paid in full by the Asbestos PD Trust, and CDN ZAI PD Claims will be channeled to the CDN ZAI PD Claims Fund and resolved in accordance with the terms of the CDN ZAI Minutes of Settlement.  In connection with confirmation of the Plan, the Debtors will ask the Court to enter a case management order setting forth the procedures for determining the allowance or disallowance of the Unresolved Asbestos PD Claims.

The Plan is also intended to be consistent with and incorporate the Sealed Air Settlement Agreement and the Fresenius Settlement Agreement by which over a total of $1 billion in cash and other consideration will be transferred to the Asbestos PI Trust and the Asbestos PD Trust.  Those settlements are described more fully in Section 2.8.4 herein.

The Asbestos PI Settlement and the Plan reflect a delicate compromise reached by the Plan Proponents to resolve all issues and allocate values to various constituencies.  The Debtors’ Boards of Directors believe that the Plan is in the best interests of all of the Debtors’ creditors and other stakeholders.  The Asbestos PI Committee and the Equity Committee support the Plan and encourage their constituencies to vote in favor of the Plan.  The Asbestos PI FCR also supports the Plan.  The Plan allocates recoveries for all parties on a fair and equitable basis as set forth on the treatment chart in Section 1.2.1.  Further, the Plan provides a mechanism for the Debtors to fully discharge all Asbestos PI Claims and Asbestos PD Claims through the creation of the Asbestos PI Trust and the Asbestos PD Trust.

1.        EXECUTIVE SUMMARY OF THE PLAN

The following is a brief summary of this Disclosure Statement and of the Plan.  This summary is just that - a summary.  It is incomplete by definition and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Disclosure Statement, in the Plan, and in the other Plan Documents.

1.1          The Disclosure Statement

This Disclosure Statement describes the Debtors (in Article 2), discusses the events leading to the filing of the Chapter 11 Cases (in Article 2), and describes the main events that have occurred in the Chapter 11 Cases (in Article 3), including the related international proceedings (in Section 3.2.16) and proposed limited substantive consolidation (in Article 6).

This Disclosure Statement goes on to summarize the Plan’s contents (in Article 4), describe the chapter 11 voting procedures (in Article 7), and the process the Court will follow in determining whether to confirm the Plan (in Articles 7, 8).  This Disclosure Statement then outlines risk factors associated with the Plan (in Article 9), alternatives to the Plan (in Article 10), certain potential federal income tax consequences (in Article 11), and securities implications of the Plan (Article 12).  Finally, this Disclosure Statement makes clear that the Debtors recommend that Holders of Claims and Equity Interests who are eligible to vote on the Plan vote to accept the Plan (in Article 13).

1.2                               The Plan

1.2.1       What Claims and Equity Interests Are Affected by the Plan?

The following table summarizes the classification and treatment of Claims and Equity Interests under the Plan.  The figures in the column entitled “Estimated Amount of Allowed Claims” are consistent with the Debtors’ books and records and include the Debtors’ estimates for certain Claims that are disputed, which Claims may ultimately be estimated or valued significantly higher or lower.

CLASS	DESCRIPTION OF CLASS	IMPAIRED	TREATMENT UNDER THE PLAN	ESTIMATED AMOUNT OF ALLOWED CLAIMS(2)	ESTIMATED PERCENTAGE RECOVERY
N/A	Administrative Expense Claims	N/A

Subject to the provisions of Bankruptcy Code §§ 330(a), 331, and 503, each Holder of an Allowed Administrative Expense Claim shall be paid the Allowed Amount of its Administrative Expense Claim either (i) in full, in Cash, by the Reorganized Debtors, on the Effective Date or as soon as practicable thereafter, or (ii) upon such other less favorable terms as may be mutually agreed upon between the Holder of an Allowed Administrative Expense Claim and the Reorganized Debtors or otherwise established pursuant to an order of the Bankruptcy Court; provided that (A) Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession on or after the Petition Date or assumed by the Debtors in Possession pursuant to the Plan or an order of the Bankruptcy Court shall be paid by the Reorganized Debtors in accordance with the

				$33.8 million(3)	100%

(2)   This estimate is for the principal amount of the Claim only.  The payment will include interest, at the applicable rate as provided for in the Plan or otherwise ordered by the Court.

(3)   Includes amounts to be paid on the Effective Date or as soon as practicable thereafter ($33,734,229) and unliquidated amounts that would be paid as Administrative Expense Claims if and when allowed ($25,197).

CLASS	DESCRIPTION OF CLASS	IMPAIRED	TREATMENT UNDER THE PLAN	ESTIMATED AMOUNT OF ALLOWED CLAIMS(2)	ESTIMATED PERCENTAGE RECOVERY

terms and conditions of the particular transactions and any agreements relating thereto or any order of the Bankruptcy Court and (B) Allowed Administrative Expense Claims of Professionals shall be paid pursuant to an order of the Bankruptcy Court.

N/A	Priority Tax Claims	N/A

Each Holder of an Allowed Priority Tax Claim shall be paid the Allowed Amount of its Priority Tax Claim, at the option of the Reorganized Debtors, either (i) in full, in Cash, by the Reorganized Debtors, on the Effective Date or as soon as practicable thereafter, or (ii) upon such other terms as may be agreed upon by the Holder of an Allowed Priority Tax Claim and approved by the Bankruptcy Court, or (iii) in equal quarterly Cash payments commencing on the Initial Distribution Date and, thereafter, on each Quarterly Tax Distribution Date in an aggregate amount equal to such Allowed Priority Tax Claim, together with interest at 4.19% per annum, over a period not exceeding six (6) years after the date of assessment of such Allowed Priority Tax Claim, or upon such other terms (including such other rate of interest) determined by the Bankruptcy Court, which will provide the Holder of such Allowed Priority Tax Claim deferred Cash payments having a value, as of the Effective Date, equal to such Allowed Priority Tax Claim; provided, however, that each Holder of a Priority Tax Claim which by operation of the Fresenius Settlement Agreement is an obligation for Fresenius Indemnified Taxes promptly shall be paid in full in Cash as such Fresenius Indemnified Taxes become due and payable.

				$33.4 million	100%

Class 1	Priority Claims	No

Each Holder of an Allowed Priority Claim shall be paid the Allowed Amount of its Allowed Priority Claim with interest at 4.19%, from the Petition Date, compounded annually, or if pursuant to an existing contract, interest at the non-default contract rate, at the option of the Reorganized Debtors, either (i) in full, in Cash, on the later of (A) the Effective Date or as soon as practicable thereafter or (B) the date such Priority Claim becomes an Allowed Priority Claim, or as soon as practicable thereafter, or (ii) upon such other less favorable terms as may be agreed upon by the Holder of an Allowed Priority Claim.

				$709,873(4)	100%

(4)   Includes amounts to be paid on the Effective Date or as soon as practicable thereafter ($209,873) and unliquidated amounts that would be Class 1 Claims if and when allowed and paid in accordance with their terms ($500,000).

CLASS	DESCRIPTION OF CLASS	IMPAIRED	TREATMENT UNDER THE PLAN	ESTIMATED AMOUNT OF ALLOWED CLAIMS(2)	ESTIMATED PERCENTAGE RECOVERY
Class 2	Secured Claims	No

Each Holder of an Allowed Secured Claim shall be paid the Allowed Amount of its Allowed Secured Claim with interest at 4.19%, from the Petition Date, compounded annually, or if pursuant to an existing contract, interest at the non-default contract rate, at the option of the Reorganized Debtors, either (i) in full, in Cash, on the later of (A) the Effective Date or as soon as practicable thereafter or (B) the date such Secured Claim becomes an Allowed Secured Claim, or as soon as practicable thereafter; (ii) upon such other less favorable terms as may be agreed upon by the Holder of an Allowed Secured Claim; (iii) by the surrender to the Holder or Holders of any Allowed Secured Claim of the property securing such Secured Claim; or (iv) notwithstanding any contractual provision or applicable law that entitles the Holder of a Secured Claim to demand or receive payment thereof prior to the stated maturity from and after the occurrence of a default, by reinstatement in accordance with Bankruptcy Code § 1124(2)(A)-(D).

				$5,754,496(5)	100%

Class 3	Employee Benefit Claims	No	Employee Benefit Claims shall be reinstated under the Plan and paid pursuant to the written benefit plan or plans that the Debtors intend to continue pursuant to Section 9.3.1 of the Plan, subject to the terms and conditions of such plans. Thus, the Plan leaves unaltered the legal, equitable, and contractual rights to which each such Claim entitles the Holder of such Claim.	$165.3 million(6)	100%

Class 4	Workers’ Compensation Claims	No	The Plan leaves unaltered the legal, equitable, and contractual rights to which each Workers’ Compensation Claim entitles the Holder of such Workers’ Compensation Claim. For the avoidance of doubt, in no event shall any of the Sealed Air Indemnified Parties or the Fresenius Indemnified Parties have any liability with respect to any Workers’ Compensation Claim.	Allowed Claims have already been paid pursuant to first day orders of the Bankruptcy Court and continue to be paid in the ordinary course as they become due.	100%

(5)   Includes amounts to be paid on the Effective Date or as soon as practicable thereafter ($562,100), amounts paid after the Effective Date in accordance with their terms ($3,500,000) and unliquidated amounts that would be Class 2 claims if and when allowed ($1,692,396).

(6)   Includes approximately $70.9 million of post-retirement benefits other than pensions as described in Section 2.9.3.3 and approximately $94.4 million of unfunded special pension arrangements as described in Section 2.9.3.4.  Includes amounts to be paid on the Effective Date or as soon as practicable thereafter ($15.8 million) and amounts paid after the Effective Date in accordance with their terms ($149.5 million).

CLASS	DESCRIPTION OF CLASS	IMPAIRED	TREATMENT UNDER THE PLAN	ESTIMATED AMOUNT OF ALLOWED CLAIMS(2)	ESTIMATED PERCENTAGE RECOVERY
Class 5	Intercompany Claims	No	The Plan leaves unaltered the legal, equitable, and contractual rights to which each Intercompany Claim entitles the Holder of such Intercompany Claim.	For pro forma cash flow purposes all Claims will have no impact upon the Plan as all payments under the Plan are based upon the Debtors and Non-Debtor Affiliates as consolidated.	100%

Class 6	Asbestos PI Claims	Yes

All Asbestos PI Claims shall be resolved in accordance with the terms, provisions, and procedures of the Asbestos PI Trust Agreement and the TDP. All Asbestos PI Claims shall be paid by the Asbestos PI Trust solely out of the Asbestos PI Trust Assets as and to the extent provided in the TDP. Asbestos PI Claims shall not be deemed Allowed or Disallowed but rather, shall be resolved by the Asbestos PI Trust pursuant to the terms of the TDP.

				N/A	Unknown

Class 7	Asbestos PD Claims	No

Each Holder of an Asbestos PD Claim that is Allowed as of the Effective Date pursuant to a PD Settlement Agreement, or other stipulation, order or agreement, shall be paid the Allowed Amount of its Allowed Asbestos PD Claim in Cash in full pursuant to the terms of the respective PD Settlement Agreements, or other stipulation, order or agreement, by the Asbestos PD Trust pursuant to the terms of the Asbestos PD Trust Agreement. Asbestos PD Claims, other than US ZAI PD Claims, that are unresolved prior to the Effective Date are identified in Exhibit 21 in the Exhibit Book. Such Asbestos PD Claims, together with the US ZAI PD Claims, are known as the “Unresolved Asbestos PD Claims,” and shall be paid pursuant to the following procedures: (i) In connection with confirmation of the Plan, the Court shall enter a case management order setting forth procedures for determining the allowance or disallowance of the Unresolved Asbestos PD Claims; and (ii) Allowed Unresolved Asbestos PD Claims shall be paid in full, in Cash, by the Asbestos PD Trust pursuant to the terms of the Asbestos PD Trust Agreement. All Allowed Asbestos PD Claims shall be paid in full by the Asbestos PD Trust solely from the Asbestos PD Trust Assets. The inclusion of Demands as Asbestos PD Claims and

				$109 million(7)	100%

(7)   Represents amount of Asbestos PD Initial Payment.  Amounts in excess of the Asbestos PD Initial Payment, if any, will be paid by the Asbestos PD Note.

CLASS	DESCRIPTION OF CLASS	IMPAIRED	TREATMENT UNDER THE PLAN	ESTIMATED AMOUNT OF ALLOWED CLAIMS(2)	ESTIMATED PERCENTAGE RECOVERY

US ZAI PD Claims and any reference to Demands related to Asbestos PD Claims or US ZAI PD Claims in the Plan does not constitute an admission by the Debtors and the other Plan Proponents that an Entity which did not have an allowable US ZAI PD Claim or other Asbestos PD Claim against the Debtors as of the Effective Date could assert a valid claim against the Asbestos PD Trust contemplated under the Plan, and all rights and defenses to the allowance of such a claim by the Asbestos PD Trust are expressly reserved pursuant to the Plan.

Class 8	CDN ZAI PD Claims	Yes

All CDN ZAI PD Claims shall be resolved in accordance with the terms, provisions, and procedures outlined in the CDN ZAI Minutes of Settlement. All CDN ZAI PD Claims shall be paid from the CDN ZAI PD Claims Fund in the manner set out in the CDN ZAI Minutes of Settlement. CDN ZAI PD Claims shall not be deemed Allowed or Disallowed, but rather shall be resolved as set forth in the CDN ZAI Minutes of Settlement. Confirmation of the Plan shall constitute approval by the Bankruptcy Court of the settlement reflected in the CDN ZAI Minutes of Settlement for all purposes including to the extent required by Bankruptcy Rule 9019.

				$6.5 million(8)	Unknown

Class 9	General Unsecured Claims	No

Each Holder of an Allowed General Unsecured Claim shall be paid the Allowed Amount of its Allowed General Unsecured Claim with post-petition interest either (i) in Cash in full on the later of (A) the Effective Date or as soon as practicable thereafter or (B) the date such General Unsecured Claim becomes an Allowed General Unsecured Claim or as soon as practicable thereafter, or (ii) on such other less favorable terms as may be agreed upon by the Holder of an Allowed General Unsecured Claim. Post-petition interest on Allowed General Unsecured Claims shall be determined as follows: either (i)(A) for holders of Pre-petition Credit Facilities, post-petition interest shall be calculated from the Petition Date through December 31, 2005 at the rate of 6.09% and thereafter at floating prime, in each case compounded quarterly; and (B) for all other General Unsecured Claims, post-petition interest shall be calculated from the Petition Date at the rate of 4.19%, compounded annually, or if

				$826.3 million(9)	100%

(8)   Represents amount of the Debtors’ contribution to the CDN ZAI PD Claims Fund under the CDN ZAI Minutes of Settlement.

(9)   Includes amounts to be paid on the Effective Date or as soon as practicable thereafter ($666.6 million) and amounts paid after the Effective Date in accordance with their terms ($159.7 million).

CLASS	DESCRIPTION OF CLASS	IMPAIRED	TREATMENT UNDER THE PLAN	ESTIMATED AMOUNT OF ALLOWED CLAIMS(2)	ESTIMATED PERCENTAGE RECOVERY

pursuant to an existing contract, interest at the non-default contract rate, unless the General Unsecured Claim includes an allowed and liquidated amount for post-petition and/or future liability, in which case the interest to be paid on the Claim shall begin to run from the date of the stipulation or order allowing the claim in such liquidated amount, or (ii) on such other less favorable terms as those that may be agreed upon by the Holder of an Allowed General Unsecured Claim, including an agreement whereby no interest is paid on the Claim or interest begins to accrue on the Claim on a date other than the Petition Date.

Class 10	Equity Interests in the Parent	Yes	On the Effective Date, Class 10 Equity Interests in the Parent shall be retained, subject to the issuance of the Warrant and the terms of the Share Issuance Agreement.	N/A	N/A

Class 11	Equity Interests in Debtors Other than the Parent	No	The Plan leaves unaltered the legal, equitable, and contractual rights to which each Equity Interest in the Debtors other than the Parent entitles the Holder of such Equity Interest.	N/A	100%

1.2.2       How Will Asbestos Claims be Treated?

The Plan divides Asbestos Claims into three categories: (1) Asbestos PI Claims (Class 6), (2) Asbestos PD Claims (Class 7) and (3) CDN ZAI PD Claims (Class 8).  Asbestos PI Claims will be channeled to the Asbestos PI Trust to be resolved and paid by the Asbestos PI Trust pursuant to the TDP, and Asbestos PD Claims will be channeled to the Asbestos PD Trust and those Allowed will be paid in Cash in full from the Asbestos PD Trust.  CDN ZAI PD Claims will be channeled to, and paid from, the CDN ZAI PD Claims Fund according to the CDN ZAI Minutes of Settlement.

1.2.3       How Will the Treatment of Asbestos PI Claims be Effectuated?

The Asbestos PI Trust will, among other things, (1) assume liability for all Asbestos PI Claims (whether now existing or arising at any time in the future), (2) process and resolve all Asbestos PI Claims, and (3) pay all Asbestos PI Claims in accordance with the Plan, the Asbestos PI Trust Agreement and the TDP.  The Reorganized Debtors have certain deferred payment obligations to the Asbestos PI Trust for a period of 15 years beginning in 2019, backed by a guaranty from the Parent.

The Asbestos PI Trust will be the only Entity that a Holder of an Asbestos PI Claim may look to for recovery on account of such a Claim.  Article 8 of the Plan (Injunctions, Releases & Discharge) makes this clear.  The Asbestos PI Trust Agreement and the TDP govern more specifically the operation of the Asbestos PI Trust.

1.2.4                     How Will the Treatment of Asbestos PD Claims be Effectuated?

The Asbestos PD Trust will, among other things, (1) assume liability for all Asbestos PD Claims (whether now existing or arising at any time in the future to the extent such future claims could occur) and (2) pay all Allowed Asbestos PD Claims in Cash in full pursuant to the terms of the Asbestos PD Trust Agreement, PD Settlement Agreements and any Final Orders of the Bankruptcy Court allowing such claims.  In connection with confirmation of the Plan, the Court shall enter a case management order setting forth the procedures for determining the allowance or disallowance of the Unresolved Asbestos PD Claims.

The Asbestos PD Trust will be the only Entity that a Holder of an Asbestos PD Claim may look to for recovery on account of such a Claim.  Article 8 of the Plan (Injunctions, Releases & Discharge)  makes this clear.  The Asbestos PD Trust Agreement governs more specifically the operation of the Asbestos PD Trust.

1.2.5                     How Will the Treatment of CDN ZAI PD Claims be Effectuated?

CDN ZAI PD Claims will be channeled to, and paid from, the CDN ZAI PD Claims Fund according to the CDN ZAI Minutes of Settlement.  The CDN ZAI PD Claims Fund will be the only Entity that a Holder of an CDN ZAI PD Claim may look to for recovery on account of such a Claim.  Article 8 of the Plan (Injunctions, Releases & Discharge) makes this clear.

1.2.6                     How Will Non-Asbestos Claims be Treated Under the Plan?

The Plan provides that all Holders of General Unsecured Claims will be paid the value of their Allowed Claims in Cash in full.  Unless previously agreed to by a Holder of a General Unsecured Claim, such Holder will be entitled to payment of interest on such General Unsecured Claim at the applicable rate specified in the Plan.

The Debtors will satisfy certain other of their non-asbestos related liabilities, including tax, workers’ compensation, employee-related benefits, pension and retirement medical obligations, and Intercompany Claims, as they become due and payable over time.  In essence, these claims against the Debtors will “pass through” confirmation and be paid by the Reorganized Debtors in the ordinary course of their business unless any of such claims are expunged.

1.2.7                     How Will Equity Interests be Treated Under the Plan?

The Plan provides that Parent Common Stock will remain outstanding.  However, the interests of existing stockholders will be subject to dilution by, among other things, the issuance of the Warrant to secure the guaranty with respect to the Debtors’ obligations to make deferred payments to the Asbestos PI Trust and the issuance of the Asbestos PD Note secured by 50.1% of the Parent Common Stock as of the Effective Date.

1.2.8                     How Will the Plan be Funded?

Funding of the Asbestos PI Trust will come from several sources, including:  (1) $250 million in Cash plus certain interest from the Debtors; (2) a Warrant to acquire 10 million shares of Parent Common Stock at an exercise price of $17.00 per share; (3) deferred payments of $110 million per year for five years beginning in 2019, and $100 million per year for ten years beginning in 2024, as further set forth in the Deferred Payment Agreement, backed by a guaranty; (4) insurance rights and proceeds; (5) the Cryovac Payment (comprised of a combination of Cash in the amount of $512.5 million plus interest and 18 million shares of common stock of Sealed Air, each of which is subject to adjustment under the terms of the Sealed Air Settlement Agreement) reduced by Cryovac, Inc.’s transfer to the Asbestos PD Initial Payment; (6) the Fresenius Payment (Cash in the amount of $115 million) reduced by the amount of Fresenius’s transfer to the Asbestos PD Initial Payment; (7) an amount in Cash equal to the Asbestos PD Initial Payment from the Parent; (8) the Trust Causes of Action; and (9) following the transfer or vesting of the foregoing to or in the Asbestos PI Trust, any proceeds thereof and earnings and income thereon.

Funding of the Asbestos PD Trust will come from the Asbestos PD Trust Assets, which shall be comprised of (1) the Asbestos PD Initial Payment, which is an amount in Cash equal to the sum of (A) $109 million, the total payments due under settled Asbestos PD Claims, and (B) an amount agreed to by the Parent, Sealed Air Corporation, Cryovac, Inc, Fresenius, and the Asbestos PD FCR, constituting an estimate of the first six months of the Asbestos PD Trust Expenses, to be transferred equally by Cryovac, Inc. and Fresenius directly to the Asbestos PD Trust on the Effective Date, provided, however, that the Fresenius payment to the Asbestos PD Trust shall not exceed 65% of the Fresenius Payment; and (2) the Asbestos PD Note, pursuant to which the Parent shall commit to pay the Asbestos PD Trust on January 1 and July 1 of each year, a dollar amount equal to (A) the amount of the Asbestos PD Claims that were Allowed against the Asbestos PD Trust during the preceding six-month period, plus interest thereon accruing at the then-applicable federal judgment rate per annum from the date of allowance of each such Asbestos PD Claim; and (B) the Asbestos PD Trust Expenses payment for the next succeeding six-month period following the Asbestos PD Trust Expenses payment paid as part of the Asbestos PD Initial Payment.  The Asbestos PD Note shall be secured by Parent’s obligation to issue 50.1% of Parent Common Stock as of the Effective Date.

On the Effective Date, the Asbestos PD Trust shall also be funded with all funding as set forth in the CDN ZAI Minutes of Settlement, and the Asbestos PD Trust shall immediately transfer such amounts to the CDN ZAI PD Claims Fund to be used in the manner set forth in the CDN ZAI Minutes of Settlement

The Reorganized Debtors will fund distributions to all other Classes directly, with funds from a number of sources including: (1) cash on hand; (2) the Exit Financing; and (3) cash flow from future operations.

2.                   DESCRIPTION OF THE DEBTORS

2.1                               General Overview of the Debtors

W. R. Grace & Co. (the “Parent”) is a global holding company that conducts substantially all of its business through a direct, wholly-owned subsidiary, W. R. Grace & Co.-Conn. (“Grace-Conn”).

Grace-Conn owns substantially all of Grace’s United States assets, properties, and rights directly or through direct or indirect U.S. and non-U.S. subsidiaries.(10)  The Parent and 61 of its 76 direct or indirect U.S. subsidiaries, including Grace-Conn, are Debtors in the Chapter 11 Cases.  The Parent’s other domestic subsidiaries and its non-U.S. subsidiaries are Non-Debtor Affiliates; however, their outstanding ownership interests are assets of the Debtors and the Debtors control such entities.  The Debtors, the Non-Debtor Affiliates, and their respective businesses are managed on a consolidated basis by the Board of Directors and officers of the Parent.

Grace is engaged in specialty chemicals and materials businesses, operating on a global basis through two operating segments:  Grace Davison and Grace Construction Products.

2.2                               The Debtors’ Current Businesses

2.2.1                     Grace Davison Operating Segment

Grace Davison accounted for approximately 64% of Grace’s 2007 sales.  Grace Davison markets its products to a wide range of industrial customers, including those in the energy and refining industry, consumer, industrial and packaging industries, petro-/bio- chemical industry and the pharmaceutical and life sciences industry.  Grace Davison includes the following product groups:

2.2.1.1                                   Refining Technologies

Refining Technologies includes:  (a) fluid catalytic cracking, or FCC, catalysts, that help to “crack” the hydrocarbon chain in distilled crude oil to produce transportation fuels, such as gasoline and diesel fuels, and other petroleum-based products; and FCC additives used to reduce sulfur in gasoline, maximize propylene production from refinery FCC units, and reduce emissions of sulfur oxides, nitrogen oxides and carbon monoxide from refinery FCC units; and (b) hydroprocessing catalysts, marketed through the Advanced Refining Technologies, LLC joint venture with Chevron Products Company, in which Grace holds a 55% economic interest, that are used in process reactors to upgrade heavy oils into lighter, more useful products by removing impurities such as nitrogen, sulfur and heavy metals, allowing less expensive feedstocks to be used in the petroleum refining process.

2.2.1.2                                   Materials Technologies

Materials Technologies includes:  (a) silica-based and silica-alumina-based engineered materials used in (i) industrial applications, such as rubber and tires, plastics, precision investment casting, refractory, insulating glass windows, and drying applications, fulfilling various functions such as reinforcement, high temperature binding and moisture scavenging, (ii) consumer applications, as a free-flow, carrier or processing aid in food and personal care products, as a toothpaste abrasive, and for the processing and stabilization of edible oils and

(10)    As used within Article 2 of this Disclosure Statement, “Grace” means either the Debtors and the Non-Debtor Affiliates, or the business of the Parent and its subsidiaries in general, as the context requires.

beverages, and (iii) coatings and print media applications consisting of functional additives that:  provide matting effects and corrosion protection for industrial coatings, enable enhanced media and paper quality in ink jet coatings, and act as a functional filler and retention aid in paper; and (b) sealants and coatings used in rigid food and beverage packaging, including can and closure sealants used to seal and enhance the shelf life of can and bottle contents, and coatings for cans and closures that prevent metal corrosion, protect package contents from the influence of metal and ensure proper adhesion of sealing compounds and technologies designed to reduce off-taste effects and extend the shelf-life of packaged products.

2.2.1.3                                   Specialty Technologies

Specialty Technologies includes:  (a) polyolefin catalysts and catalyst supports that are essential components in the manufacture of polyethylene and polypropylene resins, and other chemical catalysts used in a variety of industrial, environmental and consumer applications, and (b) silica-based materials and chromatography columns, instruments, consumables and accessories used in analytical chemistry applications and life sciences.

2.2.2                     Grace Construction Products Operating Segment

Grace Construction Products (“GCP”) accounted for approximately 36% of Grace’s 2007 sales.  GCP produces and sells specialty construction chemicals and materials, including:  concrete admixtures and fibers used to improve the durability and working properties of concrete; additives used in cement processing to improve energy efficiency, enhance the characteristics of finished cement and improve ease of use; building materials used in commercial and residential construction and renovation to protect buildings from water, vapor and air penetration; and fireproofing materials used to protect buildings in the event of fire.

GCP is organized into geographic regions and most product lines, with certain regional variations, are offered in each region.  GCP manages its business under a geographic organizational structure that focuses on the following regions:  Americas – including North, Central and South America; Europe – including Eastern and Western Europe, the Middle East, Africa and India; and Asia – including China, Japan, South Korea, South Asia (excluding India), Pacific Rim countries, Australia and New Zealand.

2.2.3                     Additional Information

For additional information about the Debtors’ business operations, please refer to the Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, Quarterly Reports on Form 10-Q for the first and second quarters of 2008 respectively, and any other recent report to the Securities and Exchange Commission.  These filings are available by visiting the Securities and Exchange Commission’s website at http://www.sec/gov or the Debtors’ website at http://investor.grace.com.

2.3                               Business Strategy

Grace’s business strategy is to seek increased enterprise value by profitably growing its specialty chemicals and materials businesses in the global marketplace and achieving high levels of efficiency.  To achieve these objectives, Grace plans to:  invest in research and development activities, with the goals of introducing new high-performance, technically differentiated products and services while continuing to enhance manufacturing processes and operations; expand sales and manufacturing into geographic areas with emerging market economies, including China, India, Eastern Europe, Latin America, South America, Africa and the Middle East; pursue selected acquisitions and alliances that complement current product offerings or provide opportunities for faster penetration of desirable market or geographic segments; and continue Grace’s commitment to process and productivity improvements and cost-management, such as rigorous controls on working capital and capital spending, integration of functional support services worldwide, and programs for supply chain management, which include both procurement and materials management.

2.4                               Employees

As of December 31, 2007, Grace employed approximately 6,500 persons, of whom approximately 3,050 were employed in the United States.  Of Grace’s total employees, approximately 3,850 work in Grace Davison facilities, approximately 1,850 work in GCP facilities, and approximately 800 are dedicated to corporate activities and/or are shared through globally managed professional groups such as financial and legal services, human resources, information technology, supply chain and environmental health and safety.

2.5                               Properties

Grace operates manufacturing and other types of plants and facilities (including office, warehouse, and other service facilities) throughout the world.  Some of these plants and facilities are shared by both operating segments.  Grace owns all of its major manufacturing facilities.  Substantially all of the Grace’s U.S. properties are subject to security interests under the Debtors’ debtor-in-possession borrowing facility.  As of December 31, 2007, Grace Davison operated 40 facilities in the following regions:

Region	Number of Facilities
North America	15
Europe	12
Latin America	2
Asia Pacific	11

Grace’s largest Grace Davison facilities are located in Baltimore, Maryland; Lake Charles, Louisiana; and Worms, Germany.  Grace Davison also operates sales offices and warehouses in various regions.

As of December 31, 2007, GCP operated out of 55 facilities in the following regions:

Region	Number of Facilities
North America	23
Europe	13
Latin America	3
Asia Pacific	16

The largest GCP facilities are located in Cambridge, Massachusetts; Chicago, Illinois; and Slough, England.  Because of the nature of GCP’s products and markets, GCP requires a greater number of facilities to service customers than Grace Davison.  These facilities are generally smaller and less capital intensive than Grace Davison facilities.  Grace’s principal executive offices are located at 7500 Grace Drive, Columbia, Maryland 21044.

2.6                               Genesis of the Debtors’ Asbestos Liabilities

Grace’s first significant involvement in the manufacture and sale of asbestos-containing products began in 1963, when its Dewey & Almy Division purchased the business and assets of Zonolite Company (“Zonolite”).  Zonolite purchased asbestos from commercial suppliers and incorporated it into certain building products.  It also mined and processed vermiculite from its mines in South Carolina and near Libby, Montana.  The vermiculite product from the Libby mine contained small amounts of asbestos, as more fully described below.  Grace ended U.S. sales of asbestos-added products in 1973 and Canadian sales of such products in 1976.  The Libby facility was closed in 1990.  The South Carolina vermiculite mine remains open and operational.

2.6.1                     Asbestos-Added Products

The principal asbestos-added products produced by Grace were spray-on fireproofing, acoustical plasters and textured ceiling finishes.  They consisted of binders, insulating materials (e.g. gypsum, cement, clay, vermiculite), and added asbestos purchased from asbestos producers.  The fireproofing product, Monokote-3 (“MK-3”), was sprayed on steel structural-components of buildings to prevent or delay the steel from collapsing in the event of a fire.

2.6.2                     Libby Vermiculite

Vermiculite is a mineral that expands into popcorn-like, low-density pieces when heated.  This exfoliated or expanded vermiculite is lightweight and fire-resistant, and thus can be used for insulation, fireproofing, potting soil and other applications.  Vermiculite is itself an inert mineral that is not a form of asbestos and has no known toxic properties.

Vermiculite ore from the Libby mine contained numerous secondary minerals, including a form of asbestos consisting of asbestiform amphiboles.(11)  The Libby facility milled the mined ore into a concentrate through a crushing, screening, washing and flotation separation process that removed most impurities, including the amphibole.  After milling, the vermiculite concentrate contained 1-3% and generally less than 1% asbestos.  At Grace’s “expansion plants” throughout the country, the concentrate was passed through furnaces at temperatures approaching 2,000 degrees Fahrenheit, which resulted in the further reduction of asbestos content.  The expanded vermiculite – with asbestos content that was typically a fraction of 1% – was bagged and sold under the Zonolite trademark.

2.6.3                     Zonolite Attic Insulation

One of Grace’s principal commercial vermiculite products was a loose-fill attic insulation product that was sold primarily under the brand name Zonolite Attic Insulation (“ZAI”).  ZAI was poured into attics in houses and other buildings.  Like other expanded Libby vermiculite, ZAI often contained trace quantities of asbestos.  Asbestos was not added to ZAI and, as noted above, the milling and expansion processes removed nearly all asbestos contaminants from the vermiculite ore.  Because the asbestos impurities were reduced to trace levels, ZAI is not an asbestos-containing product as defined in federal regulations.(12)  Although the Asbestos PD Committee and ZAI claimants have asserted that ZAI has been found to contain more than 1% asbestos, the Debtors have concluded that such samples are exceedingly rare and have no relevance to the question of whether ZAI poses an unreasonable risk of harm.  As discussed in Section 2.7.3 infra, the Bankruptcy Court has ruled that there is no unreasonable risk of harm from ZAI.

2.7                               The Debtors’ Asbestos-Related Litigation

The pre-chapter 11 litigation and Claims against the Debtors alleging asbestos-related injuries and damages (“Asbestos Claims,” as defined more fully in the Plan) are primarily the following:  Claims for personal injury from asbestos exposure; and asbestos-related property damage Claims, including US ZAI PD Claims.

For many years, the Debtors faced a substantial volume of Asbestos Claims, but were able to resolve such Claims primarily through negotiated settlements.  Although the Debtors believed that a high percentage of these Asbestos Claims were without merit, they agreed to settle most of these Claims rather than incur the significant costs and practical difficulties associated with simultaneously litigating thousands of independent Claims in multiple jurisdictions nationwide.  This strategy of negotiated settlements was initially successful, as the amounts and number of Asbestos Claims were manageable, and the funds required to satisfy

(11)         Asbestiform amphibole impurities in vermiculite are atypical and not characteristic of most vermiculite deposits.  It is believed that the amount of impurities is related to the extreme depth of the ore deposit in Libby.  Most vermiculite deposits – such as those at Grace’s Enoree, South Carolina mine – are relatively shallow.

(12)         Under federal regulations, “materials” containing less than 1% asbestos by weight are not included in the regulations as “asbestos-containing materials.”   See, e.g., 40 Code of Federal Regulations §§ 61.141 and 763.83.

such Claims were fairly predictable.  Prior to 2000, the Debtors were able to resolve asbestos-related claims through direct negotiations and litigation, paying over $2 billion in claims and legal costs over a 20-year period.

However, beginning in the year 2000, the Debtors experienced a precipitous increase in the number of personal injury Claims and the amount of money required to resolve such Claims. Specifically, in 2000 and the first quarter of 2001, the litigation environment changed with an unexpected 81% increase in personal injury Claims filed against the Debtors, which the Debtors believe was caused by a surge in unmeritorious claims.  The Debtors also became defendants in class action lawsuits alleging damages from ZAI.  Trends in claims filing and settlement demands showed no sign of returning to pre-2000 levels and these unfavorable trends were exacerbated by the bankruptcy filings of several of the Debtors’ co-defendants in asbestos personal injury litigation.  These trends greatly increased the risk that the Debtors would not be able to resolve their pending and future asbestos-related claims under the state court system.  Furthermore, this increase seriously threatened the Debtors’ core business operations, and the Debtors concluded that there was no way to define and resolve their asbestos liabilities while preserving the value and viability of their core business operations, other than to reorganize under chapter 11 of the Bankruptcy Code.

As of the Petition Date, the Parent and certain of its subsidiaries were defendants in 65,656 asbestos-related lawsuits, 17 involving claims for property damage (one of which has since been dismissed), and the remainder involving 129,191 claims for personal injury.  Due to the filing of the petitions for relief commencing the Chapter 11 Cases, holders of Asbestos Claims have been stayed from continuing to prosecute pending litigation and from commencing new lawsuits against the Debtors.

2.7.1                     Asbestos Personal Injury Litigation

Asbestos PI Claimants allege adverse health effects from exposure to asbestos-containing products formerly manufactured by certain of the Debtors.  Historically, the Debtors’ cost to resolve such claims has been influenced by numerous variables, including the nature of the disease alleged, the proof of exposure to a Debtor’s product, the solvency of other former producers of asbestos containing products, cross-claims by co-defendants, the rate at which new claims are filed, the jurisdiction in which the claims are filed, and the defense costs associated with these claims.

Cumulatively through the Petition Date, 16,354 asbestos personal injury lawsuits involving approximately 35,720 claims were dismissed without payment of any damages or settlement amounts (primarily on the basis that Debtors’ products were not involved) and approximately 55,489 lawsuits involving approximately 163,698 claims were disposed of (through settlements and judgments) for a total of $645.6 million.  As of the Petition Date, 129,191 claims for personal injury were pending against the Debtors.(13)  The Debtors believe that

(13)   One personal injury case is on appeal, Edwards, which relates to a judgment entered by the Texas state court on March 28, 2000 in the sum of $39,427,617.78 plus interest.  Grace sought to appeal the case and was required to

(continued...)

a substantial number of additional personal injury claims would have been received after the Petition Date had such claims not been stayed by the Bankruptcy Court.

2.7.2                     Asbestos Property Damage Litigation

Asbestos PD Claims generally seek payment for the cost of removing or containing asbestos in buildings.  On the Petition Date,(14) there were eight asbestos property damage lawsuits (not including the nine ZAI lawsuits described in Section 2.7.3 below) pending against the Debtors.(15)  However, approximately 4,300 Asbestos PD Claims were submitted prior to the March 2003 Bar Date.(16)  In 2005, the Debtors filed omnibus non-substantive and substantive objections to almost all of these claims on a number of different grounds, including lack of authority from the claimants at the time the claims were filed, superseded or duplicative claims, lack of product identification, statute of limitations, and lack of proof of hazard.

In late 2005, various claimants responded to these objections, with general responses as well as specific responses for certain claims.  Some claimants also supplemented their proof of Claim forms.  Most of the non-evidentiary objections were heard and adjudicated during asbestos property damage claims hearings conducted by the Bankruptcy Court from January 24 to 26, 2006, as a result of which a large number of Asbestos PD Claims were disallowed, withdrawn or reclassified.  The Bankruptcy Court disallowed and expunged additional Asbestos PD Claims in mid and late 2006, including Minnesota stigma claims, certain claims for buildings located in the post a Supersedeas Bond.  The Bond was obtained from Fireman’s Fund Insurance Company in the amount of $43,038,931.91.  The Fireman’s Fund Bond is backed by a letter of credit issued by Wachovia Bank N.A. in the current amount of $11,877,500.  Under the Plan, claims based on payment of the Bond and Letter of Credit are treated as Indirect PI Trust Claims to be channeled to the Asbestos PI Trust.

(14)         Prior to the Petition Date, out of 380 asbestos property damage cases filed, 140 were dismissed without payment of any damages or settlement amounts; judgments were entered in favor of the Debtors in nine cases (excluding cases settled following appeals of judgments in favor of Grace); judgments were entered in favor of the plaintiffs in eight cases (one of which is on appeal) for a total of $86.1 million; 207 asbestos property damage cases were settled for a total of $696.8 million; and 16 cases remained pending as described herein.

(15)         Plaintiffs in these eight traditional property damage lawsuits are seeking damages allegedly arising from the effects of Grace’s asbestos-containing acoustical plaster as well as Monokote-3 fireproofing in their buildings.  Debtors are aware of approximately 300 buildings involved.  Two cases are currently on appeal (Solow — judgment against Grace — and Ohio Hospital — summary judgment granted for Grace); one case has been stayed since 1990 (Jefferson Parish) and Grace was dismissed at the trial level in another case (District of Columbia — not a final order).  Four cases are pending:  Anderson Memorial (motion to certify the class granted after the Petition Date as to the other defendants but not as to Grace), Orange County (putative class action served), Pacific Freeholds (case pending against but stayed as to Grace) and Prudential (case pending against but stayed as to Grace).  Proofs of Claim were filed with respect to buildings at issue in each of the above actions except District of Columbia.  The Solow judgment is for $25.8 million plus interest and Grace obtained an Undertaking on Appeal (Appeal Bond) with respect to that appeal from St. Paul Companies.  Under the Plan, claims based on payment of the Appeal Bond are treated as Indirect PD Trust Claims to be channeled to the Asbestos PD Trust.

(16)         Of these approximately 4,300 Asbestos PD Claims, approximately 280 claims originally categorized as Asbestos PD Claims were recategorized to different claim category types.  Therefore, the total number of Asbestos PD Claims was 4,035.

State of Georgia,(17) and certain claims for which the claimants’ counsel did not obtain claimants’ signatures.

In August 2006, the Bankruptcy Court directed the Debtors and the Asbestos PD Claimants to negotiate a case management order establishing a process for adjudicating certain issues applicable to many of the Asbestos PD claims.  Pursuant to the Asbestos PD Claims case management order approved by the Bankruptcy Court in August 2006 and amended on October 13, 2006, summary judgment motions regarding the Debtors’ substantive objections related to product identification, statute of limitations and properties located in Libby, Montana were filed on November 16, 2006 and February 16, 2007 and were argued before the Bankruptcy Court on April 9, 2007 and September 10, 2007.  As a result of the April 9, 2007 summary judgment arguments, shortly thereafter the Bankruptcy Court disallowed and expunged approximately 70 Asbestos PD Claims.  Also, from April 23-25, 2007, the Bankruptcy Court held a hearing to adjudicate product identification objections to 19 claims.  As a result of this hearing, 3 Asbestos PD Claims were disallowed and expunged.  The Bankruptcy Court has not yet ruled on pending motions for summary judgment that the Debtors filed in February 2007 with respect to the statute of limitations for California and Canadian Claims and certain Claims located in multiple states but subject to Delaware’s statute of limitations.

On April 17, 2007, the Bankruptcy Court also disallowed and expunged 44 claims filed by the Speights & Runyan firm without authority from the claimants (Docket Nos. 15209, 15210).  On December 6, 2007, the District Court affirmed this ruling (District Court of Delaware Case Nos. 07-287 - 07-330).  The claimants have appealed the ruling to the Third Circuit Court of Appeals (Third Circuit Case No. 08-1044).  The appeal is fully briefed, but the Third Circuit has not yet set a date for oral argument.  In addition, between April and December 2007, the Debtors entered into settlements with 272 Asbestos PD Claimants, the Bankruptcy Court approved these settlements, no appeals were filed and the time period for appeals has expired.  The settlements allow such Asbestos PD Claims in the total amount of approximately $82 million.

As of June 30, 2008, following the reclassification, withdrawal or expungement of claims, there remain 193 active non-settled Asbestos PD Claims — 55 for buildings located in Canada and 138 for buildings located in the United States.  At the June 2, 2008 omnibus hearing, the Debtors announced settlements in principle for 102 of the remaining Asbestos PD Claims for buildings located in the United States.  On August 19, 2008 and September 2, 2008, the Debtors filed Motions for Approval of two of these settlements.  On September 10, 2008, the Debtors filed a Motion for Approval of a settlement of 32 of the 102 settled-in-principle claims.

On July 5, 2007, the Bankruptcy Court heard argument with respect to a motion for class certification, seeking certification of a class of current and future Asbestos PD Claimants, filed by the Speights & Runyan firm on behalf of Anderson Memorial Hospital.  On May 29, 2008,

(17)         Claimant appealed the order expunging its claims (District Court of Delaware Case No. 06-745).  Oral argument was set for April 2, 2007.  However, the District Court adjourned such argument because a settlement was reached.  The case was closed on March 27, 2008.

the Bankruptcy Court denied the motion (Docket No. 18821).  On June 9, 2008, Anderson Memorial Hospital filed a notice of appeal to the District Court and a motion for leave to appeal (District Court of Delaware Case Nos. 08-118 and 08-431).  On June 19, 2008, the Debtors filed their opposition to the motion for leave to appeal.  On July 7, 2008, Anderson Memorial Hospital filed a reply brief in support of their motion for leave to appeal, and a request for oral argument in the District Court.  On July 15, 2008, the Debtors filed a sur-reply in opposition to the motion for leave to appeal.  On August 4, 2008, the District Court entered an order staying the briefing schedule for the appeal pending resolution of the Motion for Leave to Appeal.  On September 4, 2008, the District Court entered an order and issued a Memorandum Opinion denying the Motion for Leave to Appeal.

Under the Plan, those Asbestos PD Claims not consensually resolved or disallowed through the objection process will be paid in Cash in full upon allowance.

2.7.3                     Litigation Related to Zonolite Attic Insulation and Bar Date

In 2000 and 2001, prior to the Petition Date, nine lawsuits (one of which has since been dismissed) styled as class actions were filed in various jurisdictions on behalf of owners of homes allegedly containing ZAI, seeking damages and other relief, including removal of the attic insulation, because of its alleged asbestos content.  Some of the lawsuits were filed on behalf of residents of particular states while others purport to be nationwide in scope.  As of the Petition Date, many of the lawsuits had not proceeded beyond the initial pleadings.  Four of the federal class actions were consolidated for pretrial purposes in a multi-district litigation proceeding; a motion for class certification was pending in that proceeding as of the Petition Date.  A statewide class was certified by a trial court in a Washington state case, but the Debtors’ Motion for Leave to Appeal that certification order was pending as of the Petition Date.  None of the cases reached a decision on the merits, although the Washington state court denied a motion seeking a preliminary injunction that would have required the Debtors to warn all state residents of the alleged hazards of ZAI.  In October 2004, two class action lawsuits were filed in Canada.  Thereafter, an additional eight class action suits asserting similar claims were filed as further described in Section 3.3.6 infra.  The plaintiffs allege that ZAI is in millions of homes and that removal would cost several thousand dollars per home.

In April 2002, the Debtors filed ten proofs of Claim on behalf of individual Claimants for Claims relating to ZAI and subsequently filed objections thereto to establish a forum for determining whether ZAI creates an unreasonable risk of harm (the “ZAI Science Trial”).  The US ZAI PD Claims and objections, and subsequent responses and summary judgment motions, formed the basis for the ZAI Science Trial.  The Bankruptcy Court held a hearing on the ZAI Science Trial motions on October 18, 2004.  On December 14, 2006 the Bankruptcy Court issued an opinion and order holding that, although ZAI is contaminated with asbestos and can release asbestos fibers when disturbed, there is no unreasonable risk of harm from ZAI.  The ZAI claimants sought an interlocutory appeal of the opinion and order with the District Court (District Court of Delaware Case No. 07-005).  On March 26, 2007, the District Court denied this request.  On April 19, 2007, the District Court also denied the ZAI claimants’ motion for reconsideration.  The ZAI claimants have indicated they still intend to appeal such opinion and order when it becomes a final order.

On March 18, 2008, the Debtors asked the Bankruptcy Court to establish a bar date for US ZAI PD Claims and approve a related notice program that would require persons with a ZAI Claim to submit individual proofs of Claim.  On the same date, the ZAI claimants asked the Bankruptcy Court for various forms of relief:  (1) to take such actions as would finalize the December 14, 2006 order and permit an appeal to be taken; (2) to allow the US ZAI PD Claims to return to the state court tort system; (3) to appoint an expert to estimate the number of homes containing ZAI; and (4) to permit the filing of a class proof of Claim on behalf of Washington state residents.  Objections to these motions were raised by the Debtors, ZAI Claimants, the Crown, and the Canadian claimants.  The Bankruptcy Court ordered the Debtors and ZAI claimants to submit to mediation on April 22, 2008, and on May 7, 2008, the Honorable Kevin Gross was appointed as Settlement Judge.  The mediation did not result in a settlement.  On June 2, 2008, the Bankruptcy Court ordered a bar date of October 31, 2008 (the “ZAI Bar Date”) for all US ZAI PD Claims and denied the ZAI Claimants’ motions for relief other than the class request (Docket Nos. 18934, 18936 and 18937).  The class motion was argued on July 22, 2008 and taken under advisement by the Bankruptcy Court.

2.7.4                     Asbestos Medical Monitoring Claims

Approximately 1,000 proofs of Claim for asbestos medical monitoring based on alleged asbestos exposure were filed against the Debtors prior to the March 2003 Bar Date.  However, a substantial number of those Claims were for personal injury.  Under the Plan, Asbestos Medical Monitoring Claims are included within the Class of Asbestos PI Claims (Class 6).

2.8                               The Debtors’ Other Litigation – Settled and Ongoing Matters

The Debtors are also parties to a number of pre-petition legal proceedings that do not involve Claims for personal injury arising out of exposure to asbestos, or property damage arising out of the installation of asbestos-containing products in buildings.  Except as otherwise indicated, Claims with respect to such litigation will be treated as Class 9 General Unsecured Claims.  Based on the amount that the Debtors reasonably believe to be involved, the following are the significant legal proceedings to which the Debtors are subject.

2.8.1                     Libby and Vermiculite-Related Proceedings

2.8.1.1                                   Libby, Montana

In March 2001, the EPA filed a lawsuit in the Montana federal district court seeking recovery of costs allegedly incurred in response to the release or threatened release of asbestos in the Libby area relating to former vermiculite mining and processing activities.  On August 26, 2003, the Montana federal district court issued a ruling in favor of the United States that requires the Debtors to reimburse the EPA for $54.5 million (plus interest) in costs expended through December 2001, and for all appropriate future costs to complete the cleanup.  The Ninth Circuit Court of Appeals affirmed the judgment of the Montana federal district court.  These costs include cleaning and/or demolition of contaminated buildings, excavation and removal of contaminated soil, health screening of Libby residents and former mine workers, and investigation and monitoring costs.  The U.S. Supreme Court denied certiorari.  The United States provided documentation for approximately $108 million in additional EPA response costs incurred at the Libby site from January 1, 2002 to December 31, 2005.  The EPA has incurred additional response costs since that date, and will continue to incur response costs in the future.

To avoid further costly and protracted litigation with the United States over this matter, on March 12, 2008, the Debtors filed a motion seeking approval of a settlement agreement they had negotiated with the United States resolving the United States’ proofs of Claim for the Libby site (the “Libby Settlement”).  The Libby Settlement covers all past and future remediation costs in the Libby area, except for those relating to the Grace-owned mine (OU-3), for a total of $250 million, plus interest, as further specified in the settlement agreement.  The Libby Settlement also calls for the entire settlement amount (including interest) to be paid by the Debtors within 30 days of the Bankruptcy Court’s entry of a final order approving the settlement.  In return, the EPA agreed to take no action against the Debtors with respect to the Libby site.  The Bankruptcy Court entered an order approving the Libby Settlement on June 3, 2008 (Docket No. 18848).  On June 12, 2008, the Debtors wired to the EPA an initial payment of $100 million plus then-accrued interest of $1.6 million.  On July 2, 2008, the Debtors paid the remaining $150 million due plus $356,000 of interest accrued since June 11, 2008 on the $150 million balance.

2.8.1.2                                   Libby Property Owners

A class-action lawsuit was filed against certain of the Debtors in the Montana federal district court in February 2000 on behalf of all owners of improved private real property situated within 12 miles of Libby (District Court of Montana, Case No. CV-00-035-M).  The complaint alleges that the class members have suffered harm in the form of environmental contamination and loss of property rights resulting from the Debtors’ former vermiculite mining and processing operations, and seeks remediation, property damages and punitive damages.  This case has been stayed as a result of the Chapter 11 Cases.  Class members filed proofs of Claim in the Chapter 11 Cases (e.g., proof of Claim 5567) but these Claims have been expunged.  In addition, as described above, the EPA has been conducting remediation activities in and around Libby that include the remediation of private real property and the Debtors have recently settled the EPA’s claims related to Libby as described in Section 2.8.1.1 supra.  Accordingly, the Debtors have no reason to believe that they will incur material liability in addition to the amount of the EPA’s recoverable costs for cleanup activities around Libby.

2.8.1.3                                   State of Montana’s Claims Against the Debtors

After the Petition Date, certain residents of Libby, Montana filed an action captioned Orr v. State of Mont., alleging that the State of Montana negligently failed to warn them of the hazardous conditions at the mine, as a result of which they suffered grave injuries.  The Montana federal district court dismissed the lawsuit but, on December 14, 2004, the Montana Supreme Court reversed the Montana federal district court ruling and held that once the State was aware of the dangerously high asbestos levels in the Libby mine, it was required by law to protect the miners by warning them of the known hazards of working in the mine.  The State of Montana has filed a proof of Claim in an unliquidated amount seeking indemnification from the Debtors for this lawsuit.  As further detailed in Section 3.2.5.1 infra, the Debtors filed a motion to expand their preliminary injunction to include actions against the State of Montana, but the Bankruptcy Court denied the motion and the District Court affirmed that ruling.  The matter is currently on appeal to the Third Circuit.  To the extent that the State of Montana’s claim is Allowed, it will be treated as an Indirect PI Trust Claim and will be channeled to the Asbestos PI Trust.  However, the Debtors maintain that they have no indemnification obligation as the lawsuit relates to the state’s own duty to warn.

The State of Montana has also filed two proofs of Claim against the Debtors in the approximate amount of $15.6 million for the cost of future and past Medicaid reimbursement.  The State alleges that the Debtors are responsible for such reimbursement.  To the extent that the Claim is Allowed, it will be treated as a General Unsecured Claim.  However, the Debtors maintain that they have no such reimbursement obligation.

The State of Montana Department of Environmental Quality (“MDEQ”) also filed four proofs of Claim against the Debtors for clean-up costs in excess of $55 million associated with the Libby site.  Two of the Claims filed were expunged.  The MDEQ and the Debtors have settled, contingent on Bankruptcy Court approval, the remaining Claims for $5,167,000, except for liabilities associated with the property in or around the Zonolite mine owned by the Debtors (OU-3), which liabilities were specifically reserved.  On July 21, 2008, the Bankruptcy Court approved the settlement.

2.8.1.4                                   Former Plant in Minneapolis, Minnesota

A class action lawsuit was filed in the Minnesota federal district court in October 2000, alleging loss of property values in the vicinity of a former Grace plant in Minneapolis (the Western Minerals Processing Site), which processed vermiculite from the Libby mine.  This case has been stayed as a result of the Chapter 11 Cases.  However, during the course of the Chapter 11 Cases, the EPA engaged in a program of removing suspected vermiculite processing by-products from the yards and driveways of houses near the former Minneapolis plant.  The Debtors settled the EPA’s costs related to residential cleanup actions and remediation of industrial property in the area, including the former vermiculite processing plant for $13.3 million as part of the overall Multi-Site Settlement Agreement.  See Section 2.8.2 infra.  Additionally, the Debtors resolved the Minnesota Pollution Control Agency (MPCA) claim for past and present remediation costs associated with the same site for $360,000 (Docket No. 15809).

2.8.2                     The Multi-Site Settlement Agreement with the EPA and Other Settling Federal Agencies

The EPA has designated certain of the Debtors (together, in most cases, with many other companies) as “potentially responsible parties” (“PRPs”) for paying the costs of investigating and remediating pollution at various sites under the jurisdiction of federal, state and/or local authorities.

On or about December 17, 2007, the Debtors and the EPA, the United States Department of Agriculture Forest Services, the United States Department of the Interior, the National Oceanic and Atmospheric Administration of the United States Department of Commerce, and the United States Army Corps of Engineers (collectively, the “Settling Federal Agencies”) entered into an agreement whereby the Debtors have agreed to settle the environmental claims at 35 sites around the country for a total of $44.1 million, of which approximately $36.3 million is payable to the United States on behalf of the EPA and the remainder is payable to seven PRPs to resolve their non-governmental claims against the Debtors (Motion at Docket No. 17670).  The $44.1 million settlement is divided between (i) administrative claims of $2.3 million for certain post-petition costs at Debtor-owned sites, of which the Debtors requested that they be permitted to pay $672,574.42 within 30 days of Bankruptcy Court approval of the settlement agreement, and (ii) general unsecured claims of $41.8 million.  The balance of the claims will be paid pursuant to confirmation of the Plan but with respect to the remaining administrative claim, the United States reserved its rights to request earlier payment of that balance.  In response to comments from creditor groups and the public, the parties revised and executed an amended settlement agreement (the “Multi-Site Settlement Agreement”) and, on May 23, 2008, filed the Multi-Site Settlement Agreement with the Bankruptcy Court (Docket No. 18783).

The Bankruptcy Court entered an order approving the Multi-Site Settlement Agreement on June 3, 2008 (Docket No. 18847).  On July 2, 2008, the Debtors timely wired to the EPA the $672,574.42 of post-petition costs due within 30 days of the Bankruptcy Court’s approval of the settlement.

The sites that are included in the Multi-Site Settlement Agreement are the following:

1.                                       Acton Plant Site in Acton, Massachusetts

2.                                       Amber Oil (Eco-Tech) Site in Milwaukee, Wisconsin

3.                                       Aqua Tech Site in Greer, South Carolina

4.                                       ATSDR Nationwide Claim, Libby, Montana

5.                                       Cambridge Plant in Cambridge, Massachusetts

6.                                       Casmalia Resources Site in Santa Barbara, California

7.                                       Central Chemical Site in Hagerstown, Maryland

8.                                       Ellwood City Zonolite Site in Ellwood City, Pennsylvania

9.                                       Galaxy/Spectron Site in Elkton, Maryland

10.                                 Green River Site in Maceo, Kentucky

11.                                 Harrington Tools Site in Glendale, California

12.                                 Intermountain Insulation Site in Salt Lake City, Utah

13.                                 IWI Site in Summit, Illinois

14.                                 Li Tungsten Site in Glen Cove, New York

15.                                 Libby Asbestos Site, Access Litigation Consent Decree, Libby, Montana

16.                                 Libby Asbestos Site, Burlington Northern and Santa Fe Railroad Claim, Libby, Montana

17.                                 Malone Services Co. Site in Texas County, Texas

18.                                 N-Forcer Site in Dearborn, Michigan

19.                                 Operating Industries Site in Monterey Park, California

20.                                 Prince George’s County Zonolite Site in Beltsville, Maryland

21.                                 R&H Oil/Tropicana Site in San Antonio, Texas

22.                                 RAMP Industries Site in Denver, Colorado

23.                                 Reclamation Oil Site in Detroit, Michigan

24.                                 Robinson Insulation Site in Minot, North Dakota

25.                                 Solvents Recovery Service of New England Site in Southington, Connecticut

26.                                 Vermiculite Intermountain Site in Salt Lake City, Utah

27.                                 Vermiculite Northwest Site in Spokane, Washington

28.                                 Watson Johnson Landfill Site in Richland Township, Pennsylvania

29.                                 Wauconda Sand and Gravel Site in Wauconda, Illinois

30.                                 Wells G&H Site in Woburn, Massachusetts

31.                                 Western Minerals Processing Site in Denver, Colorado

32.                                 Western Minerals Products Site a/k/a Western Minerals Processing Site in Minneapolis, Minnesota

33.                                 Zonolite/Grace Site in Hamilton Township, New Jersey

34.                                 Zonolite/Grace Site in New Castle, Pennsylvania

35.                                 Zonolite/Grace Site in Wilder, Kentucky

In addition to settling the environmental claims at the above-mentioned 35 sites, the Debtors have also resolved their outstanding liability with respect to the Curtis Bay FUSRAP site in Baltimore, Maryland.  On April 21, 2008 (Docket No. 18571), the Bankruptcy Court entered an order approving a settlement that:  (a) allows the Debtors to undertake the performance of the future remediation work in consultation with the United States Army Corps of Engineers (“USACE”); (b) obligates the United States to reimburse the Debtors for 60% of the response costs incurred after the date the settlement agreement is approved by the Bankruptcy Court; and (c) resolves the USACE’s claim for past costs as of the date the settlement agreement is approved (estimated at approximately $13 million) with an Allowed Administrative Expense Claim in the amount of $750,000 to be applied as a credit to reduce the USACE’s future share of allocable costs.  The Debtors estimate that the costs of implementing and performing the work called for under the agreement range from approximately $37 to $47 million, of which 60% will be reimbursed by the United States and completed over a period of roughly 5 years.  The Debtors note that these costs and timeframes can vary significantly depending on the remedy ultimately selected.

The EPA’s claims regarding its expenses in responding to alleged releases of asbestos at the Libby Asbestos Site in Libby, Montana were negotiated and resolved in a separate settlement agreement described in Section 2.8.1.1 supra.

Accordingly, of the claims asserted by the United States against certain of the Debtors, the only outstanding site is the Blackburn & Union Privileges site in Walpole, Massachusetts, which the parties are attempting to resolve through separate negotiations.

2.8.3                     Other Significant Environmental Proceedings and Claims

Certain of the Debtors are parties to other legal proceedings and Claims involving federal, state and/or local government agencies and private parties regarding responsibility for alleged noncompliance with environmental laws and regulations.  In addition, the Debtors may incur material liability in connection with future actions of governmental agencies or private parties relating to past or future practices with respect to the generation, storage, handling, discharge, disposition or stewardship of hazardous wastes and other materials.  The proceedings that are significant are discussed immediately below.

2.8.3.1                                   Cape Cod Pipeline Remediation

Certain of the Debtors are involved in disputes over the remediation of an abandoned jet fuel pipeline on Cape Cod, Massachusetts.  In 1993, Grace Energy Corporation (“Grace

Energy”), a Debtor, sold certain of its subsidiaries, one of which then owned the Cape Cod pipeline, to Kaneb Pipe Line Operating Partnership L.P. (“Kaneb”).  In 1995 and 1997, respectively, the Massachusetts Department of Environmental Protection and the U.S. Department of Justice (the “DOJ”) made cleanup demands related to alleged pipeline leaks.  The federal government is engaged in extensive cleanup of the pipeline site.  Federal officials have estimated that the remediation may cost as much as $75 million.

In 1997, Grace Energy brought an action in Texas state court against Kaneb to:  (a) determine the ownership of, and responsibility for, the pipeline, and (b) seek indemnification for cleanup costs.  The Texas state court held that the pipeline had been transferred to the defendants and that Grace Energy does not owe indemnity to Kaneb for the pipeline cleanup costs.  The Texas state court awarded Grace Energy approximately $1.8 million in attorneys’ fees, but also found that Grace Energy was not entitled to indemnification for out-of-pocket remediation costs.  Both sides appealed shortly before the action was stayed by the Chapter 11 Cases and the modified preliminary injunction that was subsequently entered by the Bankruptcy Court.

2.8.3.2                                   Massachusetts Department of Environmental Protection Settlement

The Massachusetts Department of Environmental Protection (“MADEP”) also filed three proofs of Claim against certain of the Debtors for obligations to continue to perform assessment, containment and removal activities in connection with environmental contamination at certain sites in Massachusetts.  On May 16, 2005, the Debtors settled the MADEP’s claims in exchange for an allowed unsecured, pre-petition, non-priority claim of $700,298.  The MADEP retained its right to assert setoff of that claim against a previously settled tax refund owed by the Massachusetts Department of Revenue to the Debtors.

2.8.3.3                                   City of Cambridge Claim

The City of Cambridge, Massachusetts filed a proof of Claim for approximately $14 million against certain of the Debtors in connection with alleged environmental contamination at “Russell Field” in Cambridge, Massachusetts.  The Claim is disputed and is expected to be eliminate or substantially reduced through negotiations before the Confirmation Date.

2.8.3.4                                   Samson Hydrocarbons Claims

On the basis of indemnification agreements entered into by certain of the Debtors, Samson Hydrocarbons, a buyer of one of the Debtors’ former businesses, has filed two proofs of Claim for approximately $8 million for indemnification of past and future remediation expenses related to the Otis pipeline in Massachusetts and six other remediation sites.  The Debtors may incur material liability in connection with these Claims.

2.8.3.5                                   Jersey City Chromium Contamination Remediation

Beginning in 1995, citizens groups brought suit in the New Jersey federal district court against Honeywell International Inc. (“Honeywell”) and certain of the Debtors for injunctive relief requiring the remediation of chromium contamination of certain property in Jersey City,

New Jersey.  The Debtors asserted cross-claims against Honeywell to recover all past and future costs and damages, and for injunctive relief requiring Honeywell to remediate the site.  In May 2003, the New Jersey federal district court found in favor of the plaintiff and the Debtors.

Honeywell appealed the judgment to the Third Circuit Court of Appeals.  The parties entered into a settlement agreement, which was approved by the Bankruptcy Court on October 13, 2004 (Docket No. 6608), and provided for settlement of the litigation, transfer of the Jersey City property to Honeywell, and payment to the Debtors of $62.5 million, which was subsequently received by the Debtors.

2.8.3.6                                   New Jersey Department of Environmental Protection Claim

On June 1, 2005, the New Jersey Department of Environmental Protection (“NJDEP”) filed a lawsuit against certain of the Debtors and two former employees (the “New Jersey Action”) in the Superior Court of the New Jersey Law Division:  Mercer County (N.J. Dept. of Environmental Protection v. W. R. Grace & Co. et al.) seeking civil penalties for alleged misrepresentations and false statements made in a Preliminary Assessment/Site Investigation Report and Negative Declarations (the “Report”).  Certain of the Debtors had submitted the Report to the NJDEP in 1995 pursuant to the New Jersey Industrial Site Recovery Act.  The Report was prepared by an independent environmental consultant in connection with the closing of a former plant owned by a Debtor in Hamilton Township, New Jersey.  The Debtors purchased the Hamilton plant assets in 1963 and ceased operations there in 1994.  During this period, Grace produced spray-on fire protection products and vermiculite-based products at the plant.

By a notice filed in New Jersey Superior Court on September 19, 2005, the Debtors removed the New Jersey action to the New Jersey federal district court and moved that court to transfer the New Jersey Action to the District Court of Delaware (Case No. 07-536) so that the Bankruptcy Court might assume jurisdiction over the New Jersey Action.  On September 19, 2005, the Debtors filed a motion for an injunction under sections 105 and 362 of the Bankruptcy Code enjoining the New Jersey Action from proceeding against the Debtors and the two former employees.  On that same date, the Debtors also filed a Complaint for Declaratory and Injunctive Relief in the Bankruptcy Court (Adv. Pro. No. 05-52724) seeking a declaration that the continued prosecution of the New Jersey Action would violate section 362 of the Bankruptcy Code and seeking to enjoin the New Jersey Action.  On April 1, 2008, the Bankruptcy Court granted the Debtors’ motion seeking to enjoin the New Jersey Action; ruled that the New Jersey Action was filed in violation of the automatic stay; permanently enjoined the NJDEP from pursuing the Debtors and ordered the NJDEP to dismiss its lawsuit as to the Debtors, with prejudice; and preliminarily enjoined the NJDEP from pursuing its claims against the individual defendants until further order of the Bankruptcy Court (Adv. Pro. No. 05-52724, Docket No. 30).  On April 8, 2008, the NJDEP filed a notice of appeal of this ruling with the District Court and the appeal is currently pending (District Court of Delaware Case No. 08-250).

On April 26, 2007, the NJDEP filed a motion for leave to file a late proof of Claim against certain of the Debtors in their Chapter 11 Cases in the approximate amount of $31 million.  The Debtors opposed the motion, alleging that the NJDEP had known of its claim for over 4 1/2 years and could not demonstrate the necessary excusable neglect to permit its filing at this late date.  On August 2, 2007, the Bankruptcy Court denied the NJDEP’s motion to file a late claim.  The NJDEP thereafter appealed the Bankruptcy Court’s denial of its motion to the District Court, which denial was upheld by the District Court on March 11, 2008.  The NJDEP subsequently filed an appeal to the Third Circuit Court of Appeals on April 21, 2008 (Third Circuit Case No. 08-2069).  The matter has not yet been briefed in the Third Circuit.  On June 24, 2008, the Third Circuit denied NJDEP’s request that the briefing schedule not be issued by the Third Circuit in order that the case may be consolidated with the District Court appeal described immediately above.  Court-ordered mediation took place on July 24, 2008 and further mediation is scheduled to take place in Trenton, New Jersey in November, 2008.

The Debtors are aware that the State of New Jersey and DOJ have each conducted criminal investigations related to the Debtors’ former operations of the Hamilton plant.  The Debtors are not aware of any activity since 2006 related to such investigations.  The Debtors have been informed that the current property owners have concluded the remediation of the site as directed by the EPA.  As discussed above in Section 2.8.2, per the terms of the Multi-Site Settlement Agreement, the Debtors consented to an allowed claim of approximately $4.2 million to reimburse the EPA and the property owners for the costs they incurred in remediation of the Hamilton plant site.

2.8.3.7                                   Environmental Insurance Litigation

Certain of the Debtors were parties to three environmental insurance coverage actions with insurance companies, all of which were stayed as a result of the Chapter 11 Cases.  Two of the three environmental insurance coverage actions were thereafter settled, in whole or in part, between certain of the Debtors and Continental Casualty Company, the only insurance carrier that remained as a party in those actions.  Those actions were captioned Maryland Casualty Co. v. W. R. Grace & Co., 88 CIV 4337, filed in 1988, and Continental Casualty Company v. W. R. Grace & Co. and W. R. Grace & Co. Conn., 00 CIV 4524, filed in 2000.  The Maryland Casualty action involved approximately 200 claims arising from environmental contamination of sites owned or once owned by certain of the Debtors and off-site, non-owned disposal sites.  The Continental Casualty action involved approximately 45 claims of the same nature, including the Debtors’ claims for coverage regarding certain former vermiculate mining operations in Libby, Montana.  The confidential settlement agreement between the Debtors and Continental Casualty Company was finalized in December 2004.  On March 15, 2005, the Bankruptcy Court entered an order approving the settlement.  The settlement agreement resolved all of the claims at issue in the Maryland Casualty action and that action was dismissed with prejudice.  The settlement agreement also resolved all of the claims at issue in the Continental Casualty action, with the exception of assertions of coverage for premises personal injury claims, including but not limited to, claims for coverage for wrongful death, per quod, and fear of cancer claims arising from Grace-related business operations in Libby, Montana (“Libby-Related Claims”).  The Continental Casualty action has not been dismissed, but rather was closed on the trial court’s active docket shortly after the Debtors sought bankruptcy protection.  At such time as the automatic stay arising from the Debtors’ bankruptcy is lifted with respect to the Continental Casualty action, the parties will be free to reopen that action on the active docket and further litigate their respective rights and obligations with respect to the Libby-Related Claims or take other action.

The third environmental insurance coverage action was captioned Unigard Security Ins. Co. v. W. R. Grace & Co.-Conn. and W. R. Grace & Co. (Case No. 97-cv-08941) and was filed in 1997 in the Southern District of New York federal district court.  In this suit, Unigard sought a declaration of no liability regarding potential bodily injury claims against certain of the Debtors arising from environmental contamination at four sites formerly owned by certain of the Debtors.  The Unigard action was stayed as a result of the Debtors’ bankruptcy.  On March 8, 2002, the federal district court noted that the claims in the case were dormant, and the court’s docket entries indicate that the case was closed on the active docket as of March 8, 2002.  The Unigard policy at issue is a first-layer excess policy that was in effect from June 30, 1974 to June 30, 1975, with limits of $10,000,000.  Additionally, in June 2003, the Second Circuit Court of Appeals, while interpreting coverage under the Continental Casualty Policy underlying the Unigard policy, held that section 46 of the New York Insurance Law, which was in effect from 1971 to 1982, prohibits coverage for claims arising from gradual pollution.

2.8.4                     Fraudulent Transfer Litigation

In September 2000, the Parent and certain of its subsidiaries were named in a purported class action lawsuit filed in California Superior Court for the County of San Francisco, alleging that the 1996 reorganization involving a predecessor of the Parent and Fresenius AG and the 1998 reorganization involving a predecessor of the Parent and Sealed Air were fraudulent transfers (Abner, et al., v. W. R. Grace & Co., et al.).  The District Court authorized the Asbestos PI Committee and Asbestos PD Committee to proceed with claims against Fresenius and Sealed Air on behalf of the Debtors’ bankruptcy estates.  On March 18, 2002 the Asbestos PI Committee and the Asbestos PD Committee filed the Sealed Air Action (Adv. Pro. No. 02-2210) and the Fresenius Action (Adv. Pro. No. 02-2211) on behalf of the Debtors’ estates asserting asbestos, successor liability and fraudulent transfer claims.

In November 2002, Fresenius and Sealed Air each announced that they had reached agreements in principle with the Asbestos PI Committee and Asbestos PD Committee to settle the Sealed Air Action and the Fresenius Action.  On June 25, 2003, the District Court approved the Fresenius Settlement Agreement.  Subject to certain conditions (including, without limitation, the provision of injunctions and releases in favor of Fresenius), Fresenius will pay $115 million to the Debtors’ estates as directed by the Bankruptcy Court upon confirmation of the Plan.  The Bankruptcy Court approved the Sealed Air Settlement Agreement by order dated June 27, 2005 (Docket No. 8742).  Under the terms of the Sealed Air Settlement Agreement and subject to the fulfillment of certain conditions (including, without limitation, the provision of injunctions and releases in favor of Fresenius), Cryovac, Inc. will transfer a total of $512.5 million in Cash (plus interest at 5.5% compounded annually, commencing on December 21, 2002) and 9 million shares (now 18 million shares to reflect a two-for-one stock split) of Sealed Air Common Stock directly to the Asbestos PI Trust and the Asbestos PD Trust, as directed by the Bankruptcy Court upon confirmation of the Plan.  Notwithstanding the foregoing, the Cryovac Payment remains subject to adjustment, including by virtue of any setoff rights that Sealed Air has under the Settlement Agreement.  To date, Sealed Air has neither exercised nor waived any such setoff rights, but may exercise such rights in the future.  Assuming that no adjustment is made, the Cryovac Payment is collectively valued at $1,031.2 million (as of June 30, 2008).  One of the purposes of the Plan is to effectuate the Sealed Air Settlement Agreement.

2.8.5                     Tax Claims

2.8.5.1                                   IRS Proposed Tax Adjustments

With respect to the 1993-1996 federal income tax audit, there is one issue outstanding relating to approximately $7 million of research and experimentation credits claimed for the 1993-1996 taxable years on which the IRS and certain of the Debtors have reached a settlement.  The settlement will result in a refund of tax of approximately $6.3 million plus interest.  The Bankruptcy Court entered an order on July 21, 2008 approving the settlement (Docket No. 19111) and the settlement has been approved by the Joint Committee on Taxation.

With respect to the 1997-2001 federal income tax audit, the Debtors have received revised examination reports from the IRS, which include the review of losses carried back to 1988-1989 (collectively, the “Examination Reports”) asserting, in the aggregate, approximately $32.5 million of net additional tax plus accrued interest.  The most significant issue addressed in the Examination Reports concerns the carryback of a specified liability loss from the 1998 tax period to the 1989 taxable year.  On March 22, 2007, certain of the Debtors received a Notice of Deficiency with respect to the carryback of the specified liability loss and certain other issues.  Certain of the Debtors filed a petition in the United States Tax Court to resolve the issues relating to the Notice of Deficiency.  On December 10, 2007, the Tax Court granted the parties’ motion to forward the case to the IRS Appeals Office for the purposes of conducting settlement negotiations.  This case will not result in any cash taxes payable by the Debtors because the Debtors have other refund claims pending unrelated to this issue, which amount will not be paid by the IRS until this matter is resolved.

There are currently several IRS Claims pending against the Debtors, including one for approximately $311 million in federal income taxes relating to the 1988 through 2001 tax periods.  The Debtors estimate their liability for this Claim to be zero as a result of the various refunds owing to the Debtors and other matters outlined herein. Otherwise, all tax issues for the 1988 through 2001 tax periods have been resolved through settlements and related payments that have been approved by the Bankruptcy Court.

2.8.5.2                                   Bekaert Textiles N.V.

Under an indemnification agreement, certain of the Debtors are responsible for defense costs and payment of any tax assessments levied by the Belgian government on a former subsidiary, Bekaert Textiles N.V. (“Bekaert”), in connection with foreign bond transactions in 1989 and 1990.  Shortly after receipt of the assessments, Bekaert filed tax protests with the Belgian taxing authority, which failed to act on the protests.  To stop the running of interest, Bekaert commenced litigation in 2001 against the Belgian government on the issue, which is pending.  The total amount allegedly owed for taxes and interest is approximately 462,607,092 BEF (approximately $18 million USD as of June 16, 2008).  Such Belgium proceedings are not affected by the automatic stay of the Chapter 11 Cases.

2.8.5.3                                   State Income Tax Claims

Certain state income tax Claims relating to past tax years may involve significant amounts.  Although state income tax proofs of Claim have been filed against certain of the

Debtors in the amount of approximately $44 million, the Debtors estimate that they will have to pay out approximately $33 million.  Of the $33 million, the Debtors estimate that they will be required to pay $12.5 million in state taxes and $20.5 million in interest accrued to the Petition Date.

2.9                               Liabilities Other than Litigation Claims

2.9.1                     Current Liabilities not Subject to Compromise Under the Bankruptcy Code

As of June 30, 2008, the Debtors had approximately $669.6 million in current liabilities not subject to compromise under the Bankruptcy Code.  This amount represents the sum of short-term debt, income taxes, and trade and other operating liabilities that are due or will become payable within one year after June 30, 2008.  These liabilities are expected to be satisfied in accordance with their terms.

2.9.2                     Non-Current Liabilities not Subject to Compromise Under the Bankruptcy Code

As of June 30, 2008, the Debtors had approximately $461.8 million in non-current liabilities not subject to compromise under the Bankruptcy Code.  This amount consists of $35.0 million of deferred income taxes, $312.2 million of liabilities related to the Debtors’ defined-benefit pension plans, $51.6 million in other non-current liabilities, $62.7 million of minority interest in consolidated entities and $0.3 million in long-term debt.  These liabilities relate to obligations that arose subsequent to the Debtors’ Chapter 11 Cases and will be satisfied in accordance with their terms.

2.9.3                     Liabilities Subject to Compromise Under the Bankruptcy Code

2.9.3.1                                   Debt and Accrued Interest

As of June 30, 2008, as recorded on the Debtors’ books, there was outstanding approximately $834.6 million of debt and accrued interest.  This amount consists of $500 million in principal under the Debtors’ Pre-petition Credit Facilities.  In addition, the total debt and accrued interest of $834.6 million includes $25.7 million of drawn letters of credit and other debt as well as $3.8 million of interest relating to such letters of credit and debt.  This interest is calculated at 4.19%, compounded annually.  The Plan provides for interest at a rate of 6.09%, from the Petition Date through December 31, 2005 and thereafter at floating prime, in each case compounded quarterly, for obligations under the Debtors’ Pre-petition Credit Facilities, which results in total accrued interest of approximately $305.1 million as of June 30, 2008.

In June 2008, as part of its negotiations leading up to the Plan, JP Morgan Chase Bank, N.A. (“JP Morgan”), in its capacity as agent for the pre-petition lenders (the “Lenders”), demanded a payment of post-petition interest at 100% of the contract default rate, compounded quarterly, on the obligations outstanding under the Debtors’ Pre-petition Credit Facilities (the “Bank Claims”).  On June 13, 2008, the Debtors filed an objection to the Bank Claims seeking an order from the Bankruptcy Court that the Lenders are not entitled to post-petition interest at the contract default rate in connection with the Bank Claims.  (Docket No. 18922)  The matter is scheduled for hearing on September 29, 2008.

2.9.3.2                                   Income Taxes

As of June 30, 2008, the Debtors have established approximately $100.8 million in reserves, for financial reporting purposes, for potential income taxes and related statutory interest.  This amount reflects the Debtors’ estimated liability for domestic and foreign uncertain income tax positions.

2.9.3.3                                   Post-Retirement Benefits Other than Pensions

As of June 30, 2008, the Debtors had approximately $70.9 million in liabilities relating to post-retirement benefits other than pensions.  This amount represents the present value of the Debtors’ estimated future annual obligations under their retiree medical program.  This liability is being funded currently, and will pass through as a continuing obligation of the Reorganized Debtors under the Plan.  The Reorganized Debtors will retain the ability to modify post-retirement benefits including those under the retiree medical program pursuant to the terms of the applicable post-retirement benefit plans.

2.9.3.4                                   Unfunded Special Pension Arrangements

As of June 30, 2008, the Debtors had approximately $94.4 million of unfunded special pension arrangements.  This amount represents the present value of various non-qualified, unfunded special pension arrangements with both current and former employees of the Debtors.  Approximately $15.8 million of this amount relates to due but unpaid amounts since the Petition Date under the Voluntary Supplemental Pension Payments and the Outside Directors’ Retirement Plan as a result of funding limits set by the Bankruptcy Court in its order dated as of June 22, 2001 (Docket No. 559), and will be paid on the Effective Date or as soon as practicable thereafter.  Pursuant to the Plan, the remainder will be re-instated as continuing obligations of the Reorganized Debtors and will be satisfied in accordance with their terms.

2.9.3.5                                   Accounts Payable

As of June 30, 2008, the Debtors had approximately $31.2 million in liabilities to suppliers and other service providers that were due and payable as of the Petition Date.  These liabilities will include post-petition interest compounded annually at either the non-default contractual rate underlying the Claim, if available, or the federal judgment rate of 4.19% as of April 2, 2001.  As of June 30, 2008, this interest amounted to approximately $10.9 million.

2.9.3.6                                   Other Accrued Liabilities

As of June 30, 2008, the Debtors had approximately $73.0 million in other accrued liabilities.  This amount represents contractual obligations and estimates of costs to resolve pre-petition contingencies.  Of this amount, approximately $46.3 million is expected to be satisfied as Allowed General Unsecured Claims at the Effective Date.  The remaining amounts will be re-instated and satisfied in accordance with their terms.

2.10                        Assets and Other Rights

2.10.1              Excess Real Property

The Debtors own a number of parcels of excess real property, most of which were used in previously divested operations, are not useful for the Debtors’ current operations, and are not readily marketable.  Some of the excess property is not marketable because it is undergoing environmental remediation, which is often an expensive and lengthy process.  Although the Debtors are actively engaged in selling properties that are considered marketable, the net value of the Debtors’ excess real property does not appear material.

2.10.2              Insurance Rights

2.10.2.1                            Overview

Certain of the Debtors previously purchased liability insurance policies that provide coverage for the 1962 – 1985 period with respect to asbestos-related lawsuits and Claims.  For the most part, coverage for years 1962 through 1972 has been exhausted, leaving coverage for years 1973 through 1985 available for pending and future asbestos claims.  Since 1985, insurance coverage for asbestos-related liabilities has not been commercially available to the Debtors.  Insurance policies that were purchased by the Debtors prior to 1962 previously were determined by the courts to be inapplicable because they were purchased prior to the year in which the Debtors acquired the Zonolite Company, through which the Debtors began producing asbestos-containing products.  However, as part of the Zonolite acquisition, the Debtors obtained all rights under the insurance policies purchased by Zonolite.

2.10.2.2                            Primary Insurance Coverage

The Debtors’ primary insurance coverage for 1962 – 1985 is in the amount of $1 million per occurrence with annual aggregate product-liability limits ranging from $1 to $2 million.  With one exception, coverage disputes regarding the Grace and Zonolite primary policies for this time period have been settled, and the settlement amounts paid in full.  The only unsettled primary coverage is that of Continental Casualty Company (“CNA”) for 1973 – 1985.  In a pending declaratory judgment action in the Southern District of New York federal district court entitled Continental Casualty Company v. W. R. Grace & Co., et al., 00 CIV 4524, the Debtors assert that this coverage still is available to pay certain asbestos-related Claims, specifically, bodily injury claims that fall within the premises coverage of other policies.  Although portions of the Continental Casualty action were settled in 2004, the settlement agreement did not resolve assertions of coverage for premises personal injury claims.  The Continental Casualty action has been stayed; once the stay is lifted, the parties may reopen the case or take other action.  See Section 2.8.3.7 supra for a detailed discussion.

2.10.2.3                            Excess Insurance Coverage

The Debtors’ excess coverage is for levels of loss above certain levels.  The levels vary from policy to policy, creating “layers” of excess coverage.  As of June 30, 2008, after subtracting previous reimbursements by insurers and allowing for discounts pursuant to certain settlement agreements, there remains approximately $917 million of excess products/completed operations coverage from more than 54 presently solvent insurers.

The Debtors have entered into settlement agreements with various excess insurance carriers.  These settlements involve amounts paid and to be paid to the Debtors.  One such settlement agreement provides for reimbursement of a specified percentage of each dollar spent by the Debtors or the Non-Debtor Affiliates to settle or defend asbestos-related Claims.  It is the Debtors’ position that, under this agreement, a group of carriers has agreed to reimburse the Debtors for 20% of each dollar spent to settle or defend personal injury or property damage Claims, up to a remaining maximum reimbursement of approximately $78 million.  The other settlement agreements are available to pay Asbestos PI Claims.  The remaining maximum aggregate amount available under these other settlement agreements is approximately $356 million of excess products/completed operations coverage.  With respect to Asbestos PI Claims, the settlement agreements generally require that the Claims be spread over the Claimant’s exposure period and that each insurer pay a pro rata portion of each Claim based on the amount of coverage provided during each year of the total exposure period.  Nothing in Section 2.10.2.3 of this Disclosure Statement is intended to affect or vary the above-referenced settlement agreements.

In November 2006, the Debtors entered into a settlement and mutual release with an underwriter for $90 million (the original face amount of such policies was $136 million) of excess insurance coverage, which is included in the $917 million referenced immediately above.  The insurer paid the settlement amount of $90 million directly to an escrow account for the benefit of the Holders of Claims for which the Debtors were provided coverage under the affected policies.  The escrow account balance at June 30, 2008 was approximately $96.2 million, including interest earned on the account.  Funds will be distributed from this account directly to the Asbestos PI Trust for the benefit of the Asbestos PI Claimants at the direction of the escrow agent pursuant to the terms of a confirmed plan of reorganization or as otherwise ordered by the Bankruptcy Court.  The Debtors will record the amount in the escrow account as an asset and reduce their asbestos insurance receivable balance if and when all contingencies for the release of such amount are satisfied.

Presently, the Debtors have no settlement agreements in place with insurers with respect to approximately $483 million of excess products/completed operations coverage.  In addition, the Debtors have a face value of approximately $253 million of excess products/completed operations coverage with insurance carriers that are insolvent or in receivership.  The Debtors have filed and continue to file claims in the insolvency and receivership proceedings of carriers.  The Debtors periodically receive distributions from some of these insolvent carriers and expect to receive distributions in the future.  However, it is likely that the full face value will not be recovered.

2.10.2.4                            Estimated Insurance Recoveries

As of June 30, 2008, including the settlement discussed above and after subtracting previous reimbursements by insurers and allowing for discounts pursuant to certain settlement agreements, there remains approximately $917 million of excess products/completed operations coverage for Asbestos PI Claims from 54 presently solvent insurers of which the proceeds thereof will be transferred by the Debtors to the Asbestos PI Trust pursuant to the Plan.  Certain of the coverage may also cover Asbestos PD Claims.  However that coverage will not be available to the Reorganized Debtors or to the Asbestos PD Trust to pay Asbestos PD Claims because the Debtors are contributing all insurance proceeds directly to the Asbestos PI Trust.  The prospective financial information does not take into account recoveries from insolvent carriers.

The amount of insurance recovered on such Claims will depend on a number of factors that will only be determined at the time claims are paid including:  the relevant exposure years, the timing of payment and the solvency of insurers.

2.10.3              Debtors’ Retained Causes of Action

2.10.3.1                            Preservation of Causes of Action

The Debtors are currently investigating whether to pursue potential causes of action against any Claimants or Entities.  The investigation has not been completed.  Except as otherwise expressly contemplated by the Sealed Air Settlement Agreement, the Fresenius Settlement Agreement or other Plan Documents, and except for the Trust Causes of Action and Asbestos Insurance Rights, from and after the Effective Date, the Reorganized Debtors are retaining the Debtors’ rights to commence and pursue any and all claims, causes of action, including the Retained Causes of Action, or defenses against any parties, including holders of Asbestos PD Claims, other Claimants and Holders of Equity Interests, whether such causes of action accrued before or after the Petition Date.  The potential causes of action include the following:

•                  All actual actions or potential actions, whether legal, equitable or statutory in nature, for, or in any way involving, the collection of accounts receivable or general ledger items that are due and owing to the Debtors, including trade receivables, rent and other lease and sublease charges, franchise and/or license fees, payments due under equipment leases and licenses, or other miscellaneous charges;

•                  All actual actions or potential actions, whether legal, equitable or statutory in nature, against customers, for accounts receivable, improper setoff, overpayment, or any other claim arising out of the customer relationship;

•                  All actual actions or potential actions, whether legal, equitable or statutory in nature, against vendors for overpayment, improper setoff, warranty, indemnity, or any other claim arising out of the vendor relationship;

•                  All actual actions or potential actions, whether legal, equitable or statutory in nature, against Entities, including vendors with respect to pre-petition violations of applicable federal or state securities laws;

•                  All actual actions or potential breach of contract actions against any customers, vendors or Entities who violated the automatic stay after the Petition Date;

•                  All actual actions or potential actions, whether legal, equitable or statutory in nature, against landlords, lessees, sublessees, or assignees arising from various leases, subleases and assignment agreements relating thereto, including actions for unpaid rent, overcharges relating to taxes, common area maintenance and other similar charges;

•                  All actual actions or potential actions, whether legal, equitable or statutory in nature, against purchasers of assets from the Debtors relating to breach of the purchase agreement or unpaid compensation thereunder;

•                  Any and all rights to payment against any taxing authority or other potentially liable party, including parties other than the government for reimbursement of taxes and tax payments, tax refunds, credits, overpayments or offsets that may be due and owing to the Debtors for taxes that the Debtors may have paid to any such taxing authority;

•                  All actual actions or potential actions, whether legal, equitable or statutory in nature, relating to deposits or other amounts owed by any creditor, lessor utility, supplier, vendor, landlord, sub-lessee, assignee or other Entity;

•                  All actual actions or potential actions, whether legal, equitable or statutory in nature, relating to environmental and product liability matters;

•                  All actual actions or potential actions, whether legal, equitable or statutory in nature, arising out of, or relating to, the Debtors’ intellectual property rights;

•                  Any litigation or lawsuit initiated by any of the Debtors that is currently pending, whether in the Bankruptcy Court, before the American Arbitration Association, or any other court or tribunal or initiated against the Debtors after the Petition Date for which the Debtors may have counterclaims or other rights;

•                  All actual actions or potential actions, whether legal, equitable or statutory in nature, against any of the Debtors’ former Professionals, except the Asbestos Protected Parties, for breach of fiduciary duty, breach of contract, negligence or professional misconduct or malpractice, or other tortuous conduct;

•                  All actual or potential contract and tort actions that may exist or may subsequently arise; and

•                  All actual actions or potential actions whether legal, equitable or statutory in nature, arising out of, or in connection with the Debtors’ business or operations, except actions against the Asbestos Protected Parties to the extent they are released by the Plan.

Attached as Exhibit 19 in the Exhibit Book is a nonexclusive list of the currently pending claims or causes of action brought or anticipated to be brought shortly by one or more of the Debtors.  The above categories of Retained Causes of Action will not be limited in any way by the inclusion of exhibits in the Exhibit Book nor are the categories intended to be mutually exclusive.

In addition, it is possible that there are numerous unknown causes of action.  The failure to list any such unknown causes of action above, or in Exhibit 19 in the Exhibit Book, is not intended to limit the rights of the Reorganized Debtors to pursue any of these actions to the extent the facts underlying such unknown causes of action become known to the Debtors.

2.10.3.2                            Maintenance of Causes of Action

Except as otherwise provided in the Plan, the Reorganized Debtors are retaining all of the Debtors’ rights to commence and pursue, as appropriate, in any court or other tribunal including, without limitation, in an adversary proceeding filed in one or more of the Chapter 11 Cases, any and all causes of action, whether such causes of action accrued before or after the Petition Date, including those Retained Causes of Action listed in Exhibit 19 in the Exhibit Book.

Except as otherwise provided in the Plan, in accordance with Bankruptcy Code § 1123(b)(3), any Claims, rights, and causes of action, including the Retained Causes of Action, that the respective Debtors may hold against any Entity will vest in the Reorganized Debtors, and the Reorganized Debtors will retain and may exclusively enforce any and all such Claims, rights or causes of action, including Retained Causes of Action, and commence, pursue and settle the causes of action in accordance with the Plan.  The Reorganized Debtors will have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such Claims, rights, and causes of action, including Retained Causes of Action, without the consent or approval of any third party and without any further order of the Court.

2.10.3.3                            Avoidance Actions

The Debtors do not possess any causes of action for “Avoidance Actions” (actions or proceedings under Bankruptcy Code §§ 544, 545, 547, 548 or 553).  Pursuant to Bankruptcy Code § 546(a), a debtor has two years after entry of the order for relief to bring Avoidance Actions.  The Debtors’ order for relief was entered on April 2, 2001; thus the deadline to bring Avoidance Actions was April 2, 2003.  The Debtors analyzed potential Avoidance Actions and concluded that none should be commenced.  The Debtors then provided their analysis to counsel for the Equity Committee and the various creditors’ committees so that they could also determine whether there were any Avoidance Actions.  Other than the Sealed Air Action and the Fresenius Action (which are respectively subject to the Sealed Air Settlement Agreement and the Fresenius Settlement Agreement, as described in Section 2.8.4 of this Disclosure Statement), no Avoidance Actions were brought by any party prior to the deadline.  The Unsecured Creditors’ Committee filed a motion seeking to extend the time within which the Avoidance Actions could be commenced but the Bankruptcy Court denied the motion.

2.10.3.4                            Preservation of All Causes of Action not Expressly Settled or Released

Unless a Claim or Retained Cause of Action against a Claimant or other Entity is expressly waived, relinquished, released, compromised, settled, transferred or assigned in the Plan or any Final Order, the Debtors expressly reserve such Claim or Retained Cause of Action

(including any unknown causes of action) for later adjudication by the Reorganized Debtors.  Therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable, or other) or laches will apply to such Claims or Retained Causes of Action upon or after the Confirmation Date or Effective Date of the Plan based on this Disclosure Statement, the Plan or the Confirmation Order, except where such Claims or Retained Causes of Action have been expressly released in the Plan or other Final Order.  In addition, the Debtors, the Reorganized Debtors, and their successors expressly reserve the right to pursue or adopt any Claim alleged in any lawsuit in which the Debtors are defendants or an interested party, against any Entity, including the plaintiffs or co-defendants in such lawsuits.

Any Entity that has incurred an obligation to the Debtors (whether on account of services, purchase or sale of goods or otherwise), or who has received services from the Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that such obligation, transfer, or transaction may be reviewed by the Debtors or the Reorganized Debtors, and may, if appropriate, be the subject of an action after the Effective Date, whether or not (1) such Entity has filed a proof of Claim against the Debtors in the Chapter 11 Cases, (2) such Claimant’s proof of Claim has been objected to, (3) such Claimant’s Claim was included in the Debtors’ Schedules, or (4) such Claimant’s scheduled Claim has been objected to by the Debtors or has been identified by the Debtors as a Disputed Claim, a Contingent Claim, or an Unliquidated Claim.

2.11                        Estimated Value of the Reorganized Debtors and Non-Debtor Affiliates

The Debtors have been advised by The Blackstone Group L.P. (“Blackstone”) with respect to the reorganized enterprise value of the Reorganized Debtors and Non-Debtor Affiliates (the “Reorganized Enterprise Value”).  The Reorganized Enterprise Value is adjusted for estimates of the value of net debt, non-core liabilities, obligations under the Deferred Payment Agreement, and the Warrant issued to the Asbestos PI Trust to arrive at the equity value of the Reorganized Debtors and Non-Debtor Affiliates (the “Reorganized Equity Value”).  For purposes of this analysis, the Effective Date is assumed to be December 31, 2008.

2.11.1              Reorganized Enterprise Value of the Reorganized Debtors and Non-Debtor Affiliates

Two valuation methodologies were used to determine the Reorganized Enterprise Value:  (i) an analysis of public market values for selected similar public companies and (ii) an analysis of transaction values for selected similar public merger and acquisition transactions.  Based on these two methodologies, the estimated Reorganized Enterprise Value at the Effective Date is approximately $3.20 billion to $3.70 billion, with $3.45 billion as the midpoint estimate.

2.11.1.1                            Comparable Public Company Analysis

The comparable public company analysis (“Comparable Public Company Analysis”) examines the market value of companies deemed similar to each of the businesses of the Reorganized Debtors and the Non-Debtor Affiliates: Grace Davison (excluding its Darex unit), Grace Construction Products, and Darex (each, a “Business” and, collectively, the “Businesses”).  The Comparable Public Company Analysis determines the multiple of each comparable company’s current enterprise value divided by (i) its EBITDA(18) for the last twelve months (as of its most recently available financial statements) and (ii) its calendar year 2008 estimated EBITDA, which is based on consensus projections by equity research analysts of third-party financial institutions as compiled by Capital IQ / Reuters.  The resulting ranges of multiples for each Business’ comparable companies are then applied to the latest twelve months and projected 2008 EBITDA of each of the Businesses to estimate the Reorganized Enterprise Value of the Reorganized Debtors and Non-Debtor Affiliates.

A key factor to this approach is the selection of companies with relatively similar business and operational characteristics to the Businesses of the Reorganized Debtors and Non-Debtor Affiliates.  Criteria for selecting comparable companies include, among other relevant characteristics, similar lines of business, target market segments, market presence, size, scale of operations and business risks.  The selection of comparable companies is often difficult and subject to interpretation.

2.11.1.2                            The Precedent Transaction Analysis

The precedent transaction analysis (“Precedent Transaction Analysis”) estimates value by examining a comparable company’s disclosed transaction value as a multiple of its key operating statistics.  Transactions were identified in each of the three primary sectors in which the Businesses compete, and multiples for these transactions were calculated by dividing the purchase price paid (including the assumption of debt) by the target company’s EBITDA for the last twelve months of available financial information prior to the transaction.  A range of these multiples was then applied to the EBITDA for the last twelve months of each of the Businesses to estimate Reorganized Enterprise Value.

Due to the fact that the results of a Precedent Transaction Analysis often reflect a control premium, or are impacted by a competitive dynamic due to multiple bidders, the valuation multiples in a Precedent Transaction Analysis indicate aspects of value that may not necessarily be indicative of a company’s inherent asset or operating value.  Moreover, it should be noted that valuation conclusions cannot be based solely upon quantitative results.  The reasons for, and circumstances surrounding, each acquisition transaction are specific to such acquisition, and there are inherent differences between the businesses, operations and prospects of each.  Qualitative judgments must be made concerning the differences among the characteristics of these transactions and other factors and issues, which could affect the target company’s value.

2.11.2              Calculation of Reorganized Equity Value

The Reorganized Enterprise Value is adjusted by the following items to determine the Reorganized Equity Value of the Reorganized Debtors and Non-Debtor Affiliates:  (i) net debt,

(18)   EBITDA is defined as operating income (excluding the impact of non-recurring items) before interest and financing expenses, taxes, and depreciation and amortization.  EBITDA is a supplemental measure that is not required by or presented in accordance with US GAAP.  The EBITDA for Darex was developed solely for the purpose of estimating the Reorganized Enterprise Value.

(ii) minority interest, (iii) non-core liabilities, (iv) the present value of obligations under the Deferred Payment Agreement and (v) the Black-Scholes value of the warrants issued to the Asbestos PI Trust.

2.11.2.1                            Net Debt

The estimated net debt, as of the assumed Effective Date of December 31, 2008, consists of $1.5 billion of funded debt and $381 million of Cash upon emergence from bankruptcy.  Net debt could ultimately be higher or lower than this estimate, depending on the resolution of Claims, actual cash funding requirements of the Plan and free cash flow generation before emergence.

2.11.2.2                            Minority Interest

The value of certain joint ventures of the Reorganized Debtors and Non-Debtor Affiliates to unaffiliated third parties is recognized as minority interest and deducted from Reorganized Enterprise Value in calculating Reorganized Equity Value.  As set forth in the Financial Information, the projected value of this account, which primarily pertains to Chevron Products Company’s interest in Advanced Refining Technologies LLC, is estimated to be approximately $62 million as of December 31, 2008.

2.11.2.3                            Non-Core Liabilities

Non-core liabilities that pass through bankruptcy and are paid in future years are deducted from the Reorganized Enterprise Value in determining Reorganized Equity Value.  The projected book value of non-core liabilities, estimated as of December 31, 2008, is approximately $328 million.  The actual value of these non-core liabilities could be higher or lower, depending on, among other things, the resolution of Claims, the timing of certain payments and the level of contingency payments.

2.11.2.4                            Deferred Payment Agreement

The present value of the obligations under the Deferred Payment Agreement is deducted from the Reorganized Enterprise Value as part of the calculation of Reorganized Equity Value.  The five annual payments of $110 million commencing on January 2, 2019 and ten annual payments of $100 million commencing on January 2, 2024 have been discounted back to December 31, 2008 at an assumed discount rate of 10%.  This discount rate reflects the subordinated nature of the deferred asbestos payments and results in a $338 million liability on a present value basis at December 31, 2008.

2.11.2.5                            Warrant Issued to Trust

Under the Plan, a Warrant will be issued to the Asbestos PI Trust, with a one-year term, to acquire 10 million shares of Parent Common Stock at an exercise price of $17.00 per share.  The Warrant has an estimated value, based on the Black-Scholes option pricing methodology, ranging from approximately $29 million to $74 million.  This value has been deducted from the Reorganized Enterprise Value in arriving at the Reorganized Equity Value of the Reorganized Debtors and Non-Debtor Affiliates.

2.11.2.6                            Summary

Based on the above assumptions, the estimated Reorganized Equity Value of the Reorganized Debtors and Non-Debtor Affiliates ranges from approximately $1.3 billion to $1.8 billion.  Given that equity interests of the Debtors will pass through bankruptcy under the Plan, the Reorganized Debtors will have approximately 72.2 million shares after emerging from bankruptcy.  As a result, the Reorganized Equity Value on a share basis ranges from $18.28 per share to $24.59 per share (the “Reorganized Share Price”) before accounting for the effects of the Warrant and the management incentive plan.

The estimates of Reorganized Enterprise Value, Reorganized Equity Value and Reorganized Share Price do not purport to be appraisals, liquidation values or estimates of the actual market value that may be realized if assets are sold.  The estimates of Reorganized Enterprise Value, Reorganized Equity Value and Reorganized Share Price represent hypothetical values developed solely for purposes of the Plan and should not be relied upon in making investment decisions to purchase or sell Parent Common Stock at any time, now or in the future.

The estimates of Reorganized Enterprise Value, Reorganized Equity Value and Reorganized Share Price are highly dependent upon achieving the future financial results set forth in the pro forma and prospective Financial Information as well as the realization of certain other assumptions which are not guaranteed, including assumptions regarding the value of unliquidated Claims and estimates presented herein regarding tax and cash assets as well as net debt and other liabilities.  Because such estimates are inherently subject to uncertainties, neither the Debtors, the Reorganized Debtors and Non-Debtor Affiliates, Blackstone, nor any other person assumes responsibility for their accuracy.

The Parent Common Stock of Grace is traded on the New York Stock Exchange (TICKER:  GRA).  The estimates of the range of Reorganized Share Price do not purport to be estimates of the pre- or post-reorganization trading value of the Parent Common Stock and the estimates of the Reorganized Share Price may not correlate with actual trading prices on the New York Stock Exchange.  The estimated values set forth herein do not necessarily reflect values that could be attainable in public or private markets and do not consider market conditions, market trading characteristics, restrictions on stock acquisitions currently in effect by order of the Bankruptcy Court (which will terminate on the Effective Date), or perceptions in public or private markets about the Reorganized Debtors and Non-Debtor Affiliates or the value of the Parent Common Stock.  The trading value of the Parent Common Stock may be materially different from the estimates set forth in this Estimated Value of the Reorganized Debtors and Non-Debtor Affiliates.

3.                   THE CHAPTER 11 FILINGS AND RELATED CANADIAN PROCEEDINGS

3.1                               Overview of Chapter 11

Chapter 11 is the principal business reorganization chapter of the Bankruptcy Code.  Chapter 11 authorizes a debtor to reorganize its business for its benefit and its stakeholders’ benefit, whether those stakeholders are its creditors or equity interest holders.  In addition to permitting a debtor to rehabilitate itself, chapter 11 also requires that any distributions to stakeholders ensure equality of treatment for similarly situated creditors and similarly situated equity interest holders.

Commencing a chapter 11 case creates an estate that comprises all of the legal and equitable interests of the debtor as of the filing date.  The Bankruptcy Code provides that the debtor may continue to operate its business and remain in possession of its property as a “debtor in possession.”

The principal objective of a chapter 11 case is to consummate a plan of reorganization.  A plan of reorganization sets forth the means for satisfying claims against and equity interests in a debtor.  Confirmation of a plan of reorganization by a bankruptcy court binds a debtor, any issuer of securities thereunder, any person acquiring property under the plan and any creditor or equity interest holder of that debtor to the terms of the plan.  Subject to certain limited exceptions, the confirmation order discharges a debtor from any debt that arose prior to the date of confirmation of the plan, and substitutes therefore the obligations specified in the confirmed plan.

3.2                               Significant Events During the Course of the Chapter 11 Cases

Many pleadings have been filed with the Bankruptcy Court and District Court during the course of the Chapter 11 Cases, and many hearings have been conducted in connection with those pleadings.  In order to obtain a comprehensive listing of the pleadings and events that have been filed in the Chapter 11 Cases, the docket for each case should be consulted.  The relevant pleadings referenced below may be obtained and reviewed from the Bankruptcy Court or District Court, as applicable.  The following is a general description of the more significant pleadings that have been filed during the Chapter 11 Cases which have not been previously discussed in Article 2 above.  All docket numbers refer to Case No. 01-1139 unless otherwise stated.

3.2.1                     First Day Motions and Further Developments in the Chapter 11 Cases

3.2.1.1                                   Retention and Employment of Professionals by the Debtors

The Bankruptcy Court approved the Debtors’ request to retain certain professionals to represent them and assist them in connection with the Chapter 11 Cases on May 3, 2001.  These professionals include:  (a) Kirkland & Ellis LLP and Pachulski, Stang, Ziehl, Young, Jones & Weintraub, P.C. (now known as Pachulski Stang Ziehl & Jones LLP) as bankruptcy counsel (Docket Nos. 180 and 181, respectively), (b) Blackstone as Financial Advisors (Docket No. 182), (c) Kekst & Company Incorporated as public relations consultant (Docket No. 183), (d) R.R. Donnelley & Sons Company as the notice agent (Docket No. 15), and (e) Wachtell, Lipton, Rosen & Katz as special corporate counsel (Docket No. 184).  The Debtors were also authorized to retain and employ and compensate certain Professionals utilized in the ordinary course of the Debtors’ businesses (Docket No. 197).

In addition to the first day retention motions, the Debtors have also employed several other professionals during the course of these Chapter 11 Cases, the most significant of which are (a) Rust Consulting, Inc. as official claims agent (Docket No. 1097), (b) BMC Group, Inc. (f/k/a Bankruptcy Management Corporation) as claims reconciliation and solicitation consultant (Docket No. 2021), (c) Reed Smith LLP as special asbestos product liability defense counsel (Docket No. 707), and (d) Deloitte and Touche LLP and certain related affiliates which have been employed to serve as customs services providers, tax service providers, compensation advisors, and providers of certain due diligence services, certain enterprise risk management services and crisis management planning services (Docket Nos. 3932, 6462, 7253, 17427, 17882).

3.2.1.2                                   Financing and Critical Trade Motions

The Debtors filed their “Emergency Motion for Interim and Final Orders under 11 U.S.C. §§ 105, 362, 363 and 364 Approving Post-Petition Financing and Related Relief and Setting Final Hearing Pursuant to Bankruptcy Rule 4001(c)” (the “Financing Motion”) (Docket No. 26) on the Petition Date whereby the Debtors sought authority to enter into a post-petition credit agreement.  The Bankruptcy Court granted the emergency relief and subsequently, on May 3, 2001, granted final relief in connection with the Financing Motion (Docket No. 194).  Pursuant to the loan agreements, the Debtors had available up to $250 million.  The Debtors previously requested and were granted five extensions on their post-petition financing.  On March 17, 2008, the Bankruptcy Court extended the Debtors’ post-petition credit facility in the amount of $165 million, with the right to receive additional financing for an additional amount up to $85 million if under acceptable financial terms, until the earlier of (1) April 1, 2010 or (2) the Debtors’ emergence from bankruptcy (Docket No. 18315).

As part of the first day motions, the Debtors also were granted authority to pay in the ordinary course of business the pre-petition claims of essential trade creditors up to the sum of $4.5 million (Docket No. 195).

3.2.1.3                                   Operational Motions

As part of the first day motions, the Debtors were granted authority to (1) pay certain pre-petition obligations, including certain sales, use and franchise taxes, as well as charges relating to shipping and most employee benefits and (2) maintain their existing bank accounts, business forms, cash management systems, and intercompany agreements (Docket Nos. 18 and 21 respectively).  Additionally, the Debtors sought, and the Bankruptcy Court granted, authority to honor certain pre-petition obligations to customers and otherwise continue in the ordinary course of business certain customer programs and practices (Docket No. 19).

3.2.2                     Motions to Assume Pre-petition Executory Contracts and Leases

On April 3, 2001, the Debtors moved the Bankruptcy Court for authority to assume the existing employment contracts with the following key employees:  (1) Paul J. Norris (Chairman, President and Chief Executive Officer), (2) David B. Siegel (Senior Vice President and General Counsel), (3) Robert M. Tarola (Senior Vice President and Chief Financial Officer), (4) William M. Corcoran (Vice President, Public and Regulatory Affairs), (5) Wayne T. Smith (Vice President and General Manager of Grace Performance Chemicals), (6) Ann E. MacDonald (Sales

and Marketing Manager), and (7) Johnny P. Forehand, Jr. (Vice President, Operations).  The Bankruptcy Court granted the Debtors’ motion on June 22, 2001 (Docket No. 560).(19)

The Debtors have also periodically sought and received authority from the Bankruptcy Court to assume and/or assign certain leases.

3.2.3                     Appointment of Official Committees of Creditors, the Official Equity Committee and the Future Claims Representative

3.2.3.1                                   Official Committees of Creditors

3.2.3.1.1                         Unsecured Creditors’ Committee

The Unsecured Creditors’ Committee was formed on April 13, 2001 when the United States Trustee issued and filed an amended notice of its appointment (Docket No. 94).  Subsequently, the Unsecured Creditors’ Committee received Bankruptcy Court approval to employ (a) Stroock & Stroock & Lavan LLP, as counsel (Docket No. 340), (b) Duane, Morris & Heckscher LLP, as local counsel (Docket No. 550), (c) FTI Policano Manzo, as financial advisors (Docket No. 549), and (d) Capstone Corporate Recovery, LLC to replace FTI Policano Manzo as financial advisors except with respect to tax related services (Docket No. 5758).

3.2.3.1.2                         Asbestos PI Committee

The Asbestos PI Committee was formed on April 13, 2001 when the United States Trustee issued and filed a notice of its appointment (Docket No. 95).  Subsequently, the Asbestos PI Committee sought and received Bankruptcy Court approval to employ (a) Legal Analysis Systems, Inc., as consultants (Docket No. 206), (b) Caplin & Drysdale, Chartered, as counsel (Docket No. 208), (c) L. Tersigni Consulting, P.C., as financial advisors (Docket No. 209), (d) Ashby & Geddes, P.A., as local counsel for the period from April 12, 2001 through June 15, 2001 (Docket No. 697), and (e) Campbell & Levine, LLC, as local counsel beginning June 16, 2001 (Docket No. 698).

The Asbestos PI Committee has sought and received Bankruptcy Court approval to employ additional professionals including:  (a) Anderson Kill & Olick, P.C. as special insurance counsel (Docket No. 8612) and (b) Charter Oak Financial Consultants, LLC, as Financial Advisor to replace L. Tersigni Consulting (Docket No. 16517).

3.2.3.1.3                         Asbestos PD Committee

The Asbestos PD Committee was formed on May 11, 2001 when the United States Trustee issued and filed an amended notice of its appointment (Docket No. 252).  Subsequently,

(19)

On April 24, 2005, the Bankruptcy Court approved the Debtors’ entry into a post-retirement consulting agreement with Paul J. Norris who retired as the Debtors’ CEO and also approved a Revised CEO Agreement with Alfred E. Festa who replaced Mr. Norris (Docket No. 8340). Additionally, on June 27, 2005, the Bankruptcy Court approved the Debtors’ entry into a post-retirement consulting agreement with David Siegel, the Debtors’ former general counsel and Chief Restructuring Officer (Docket No. 8716).

the Asbestos PD Committee sought and received Bankruptcy Court approval to employ:  (a) Bilzin Sumburg Dunn Baena Price & Axelrod LLP, as counsel (Docket No. 551), (b) Ferry & Joseph, P.A., as local counsel (Docket No. 553), (c) Conway, Del Genio, Gries & Co., as financial advisor and investment banker (Docket No. 1027), (d) Hamilton, Rabinovitz & Aschuler, Inc. (Docket No. 1735) and W.D. Hilton, Jr. (Docket No. 1736), as consultants, and (e) LECG, LLC as consultants (Docket No. 8416).

3.2.3.2                                   Official Equity Committee

The Equity Committee was formed on June 18, 2001 when the United States Trustee issued and filed a notice of its appointment (Docket No. 532).  The Equity Committee sought and received Bankruptcy Court approval to employ:  (a) Kramer Levin Naftalis & Frankel LLP, as counsel (Docket No. 985), (b) Klett Rooney Lieber & Schorling, P.C. (now known as Buchanan Ingersoll & Rooney PC), as co-counsel (Docket Nos. 1275 and 13288) and (c) Lexecon LLC as asbestos claims consultant (Docket No. 16653).

3.2.3.3                                   Representative for Future Asbestos Claimants

On May 24, 2004, the Bankruptcy Court entered an order appointing David T. Austern as the legal representative for the future asbestos personal injury claimants (the Asbestos PI FCR) (Docket No. 5645).  The Asbestos PI FCR sought and received Bankruptcy Court approval to employ:  (a) CIBC World Markets Corp. as financial advisor (Docket No. 6479), and (b) Swidler Berlin LLP as bankruptcy counsel (Docket No. 6480).  Thereafter, the attorneys at Swidler responsible for representing the Asbestos PI FCR joined Orrick, Herrington & Sutcliffe LLP in 2006 and the Asbestos PI FCR sought and received leave from the Bankruptcy Court to employ Orrick (Docket No. 12379).  The financial advisors employed by CIBC to work with the Asbestos PI FCR joined Piper Jaffray & Co. (PJC) in 2006 and the Asbestos PI FCR sought and received Bankruptcy Court approval to employ PJC (Docket No. 11919).  Joseph Radecki, Jr., the primary advisor to the Asbestos PI FCR, subsequently left PJC and formed Tre Angeli LLC.  The Asbestos PI FCR then sought Bankruptcy Court approval to employ Tre Angeli, LLC to work with PJC and sought approval to modify the PJC retention agreement to reflect this new arrangement.  This new retention arrangement was approved by the Bankruptcy Court on July 29, 2008 (Docket No. 19189).

3.2.4                     Section 341(a) Meeting of Creditors

On May 18, 2001, the United States Trustee’s office conducted the meeting of creditors required by Bankruptcy Code § 341(a).  Representatives of the Debtors, as well as the Debtors’ counsel, appeared at the section 341(a) meeting and responded to inquiries from the United States Trustee and creditors.

3.2.5                     Selected Adversary Proceedings

3.2.5.1                                   Stay of Asbestos-Related Litigation Against Various Affiliates

Contemporaneously with the filings of their chapter 11 petitions, the Debtors filed the adversary proceeding entitled W. R. Grace & Co., et al. v. Margaret Chakarian, et al. and John

Does 1-1000 (Adv. Pro. No. 01-771).  A temporary restraining order restraining certain actions against non-debtor third parties was initially entered on April 2, 2001 and on May 3, 2001, the Bankruptcy Court issued a preliminary injunction.  On January 22, 2002, the Bankruptcy Court entered an “Order Granting Modified Preliminary Injunction” (Adv. Pro. No. 01-771, Docket No. 87) which, among other things, enjoined the commencement or continuation of certain actions against non-debtor third-parties, including actions:  (1) that arise from alleged exposure to asbestos, indirectly or directly, allegedly caused by the Debtors, against (a) Fresenius, (b) Sealed Air, (c) Merrill Lynch, (d) Credit Suisse First Boston Corporation, (e) Robinson Insulation, Co., (f) certain of the Debtors’ insurance carriers, including Maryland Casualty Company, Continental Casualty Company and their affiliates, (g) Affiliates of the Debtors that are not filing entities for purposes of the Chapter 11 Cases, or (h) present and former officers, directors and employees of the Debtors; (2) for which there may be coverage under certain of the Debtors’ insurance policies; (3) brought against certain of the Debtors’ insurance carriers, which allege coverage for asbestos-related liabilities; or (4) against current and former officers, directors or employees of the Debtors that arise out of such officer’s, director’s or employee’s employment or relationship with the Debtors.

On February 4, 2002, certain Claimants filed a motion to clarify the scope of the preliminary injunction or to modify the preliminary injunction (Adv. Pro. No. 01-771, Docket No. 86).  Specifically, the Claimants sought entry of an order stating that, to the extent their asserted causes of action against Maryland Casualty Company (“MCC”), one of the Debtors’ insurers, were based upon MCC’s own, independent tortious conduct, the preliminary injunction did not stay such litigation.  On June 20, 2002, the Bankruptcy Court denied the motion for clarification (Adv. Pro. No. 01-771, Docket No. 109).  The Claimants appealed the Bankruptcy Court’s June 20, 2002 order and also appealed the Bankruptcy Court’s September 12, 2002 order denying the Claimants’ motion to reconsider the June 20, 2002 order.  On July 16, 2003, the District Court vacated the Bankruptcy Court’s June 20, 2002 order and remanded the matter to the Bankruptcy Court for further proceedings (Delaware District Court Case No. 02-1549).  MCC appealed the District Court’s decision, and, on October 28, 2004, the Third Circuit Court of Appeals vacated the District Court’s order and affirmed the Bankruptcy Court’s decision that the modified preliminary injunction stayed the litigation with respect to MCC (Third Circuit Case No. 03-3453).  As a result, the Claimants’ lawsuits against MCC are presently stayed pursuant to the Debtors’ modified preliminary injunction.  On October 7, 2004, the Bankruptcy Court expanded the scope of the preliminary injunction to also enjoin actions being brought against Montana Vermiculite Company.

In addition, the following actions were also enjoined by the preliminary injunction:  (a) TIG Ins. Co. v. Smolker, (Los Angeles County Superior Court Case No. BC 173952), and all related appeals, (b) Ellison v. FPC Disposal, Inc. (Okla. Dist. Ct., Canadian County, Case No. CJ-99-151-01) as to Samson Investment Company, Samson Hydrocarbons Co., and its subsidiaries and affiliates, (c) Exxon Corp. v. Samson Hydrocarbons (District Court of Creek County Case No. CJ-99-390), and (d) Youpee v. Samson Hydrocarbons Co. (District Court of Montana Case No. CV-98-108-BLD-JDS), which has been conditionally settled in the Montana federal district court.

One limited exception to the preliminary injunction relates to the action entitled Robert Locke v. W. R. Grace and Robert Bettacchi (Mass. Sup. Ct., Middlesex County, Case No. 99-2530)

(the “Locke Action”).  Pursuant to a stipulation, the parties to the Locke Action were allowed to complete discovery, prosecute and defend a summary judgment motion, and take such actions as are necessary or appropriate to exercise their rights of appeal, if any, with respect to the summary judgment motion, until such rights have been exhausted.  Subsequently, the state court granted summary judgment in the Debtors’ favor on some, but not all of the counts of the complaint in the Locke Action.  The remainder of the Locke Action is stayed pursuant to the automatic stay and the preliminary injunction.

On June 9, 2005, the State of Montana (“Montana”) filed a motion for relief from the automatic stay in the Chapter 11 Cases.  In its motion, Montana sought leave to join the Debtors as a third party defendants in approximately 120 cases currently pending against Montana in its various state courts (the “State Court Actions”).  Montana alleges that it was named as a defendant in the State Court Actions for claims arising from the Debtors’ mining and processing of asbestos-containing vermiculite within the state.  Montana alleges that it is necessary to join the Debtors in the State Court Actions because, to the extent that liability is imposed on Montana as a result of the State Court Actions, such liability could only be remote and derivative from, or concurrent with, the acts and liabilities of the Debtors.  Montana asserts that it will seek indemnification from the Debtors to the extent judgments are entered against it in the pending State Court Actions for any sums that may be adjudged by plaintiffs against it and, to the extent Montana is found liable for damages, it will seek contribution from the Debtors and apportionment of liability on the basis of their comparative fault.

The Debtors and each of the official committees in the Chapter 11 Cases filed an opposition to Montana’s motion for relief from stay.  In addition, on August 22, 2005, the Debtors filed a motion in their Chapter 11 Cases to expand their preliminary injunction to include the State Court Actions.  The Debtors also filed a motion seeking leave to amend its Adversary Complaint (Adv. Pro. No. 01-771) to include Montana in the definition of Affiliated Entities protected by the preliminary injunction and to expand the defendants named in the Adversary Complaint to include plaintiffs in the State Court Actions.  On April 16, 2007, the Bankruptcy Court entered an order denying the Debtors’ request to expand the preliminary injunction to enjoin actions being brought against Montana.  On April 26, 2007, the Debtors and Montana filed motions to alter and amend or reconsider this order, arguing that it was contrary to the precedent from the Third Circuit discussed above.  On March 31, 2008, the Bankruptcy Court denied the motions to reconsider its April 16, 2007 denial of the expansion of the preliminary injunction to enjoin actions being brought against Montana.  The Debtors sought leave to appeal the decision to the District Court (District Court of Delaware Case No. 08-246).  On March 27, 2008, the District Court entered an order permitting leave to appeal and affirming the Bankruptcy Court’s denial of the expansion of the preliminary injunction (Docket No. 484).  The Debtors have recently appealed that ruling to the Third Circuit Court of Appeals.

The Debtors were also notified by Burlington Northern Santa Fe Railroad (“BNSF”), MCC, Royal Insurance Company and Continental Casualty Company that hundreds of plaintiffs in Libby, Montana and surrounding areas were pursuing numerous complaints against BNSF with respect to alleged asbestos-related injuries they sustained while working for BNSF or as a result of their residing in and around the Libby, Montana area.  BNSF notified the Debtors that they believe that the Debtors are liable to BNSF for both common law and contractual indemnities arising from these lawsuits on the grounds that they relate to exposure to the

Debtors’ vermiculite and vermiculite containing products that may have been transported by BNSF or placed on BNSF property by the Debtors.  The Debtors’ insurance carriers notified the Debtors that they believe the Debtors are liable to them under contractual indemnities for any claims that the plaintiffs or BNSF may assert against them relating to these lawsuits.  On February 15, 2007, BNSF filed a motion for clarification of the scope of the preliminary injunction.  As a result, on March 26, 2007 the Debtors filed a motion to expand the preliminary injunction to enjoin the Libby Plaintiffs from proceeding with their suits against BNSF.  The Debtors also filed a motion seeking leave to amend its Adversary Complaint (Adv. Pro. No. 01-771) to include BNSF in the definition of Affiliated Entities protected by the preliminary injunction and to expand defendants named in the Complaint to include additional plaintiffs.  The Bankruptcy Court entered a temporary stay as to the State Court Actions against BNSF and on April 14, 2008 entered an order expanding the scope of the preliminary injunction to also enjoin actions being brought against BNSF.  The preliminary injunction has no expiration date.  On April 24, 2008, the Libby Plaintiffs filed a notice of appeal to the District Court and motion for leave to appeal The motion for leave is fully briefed and remains pending.  The appeal has not been briefed.

3.2.5.2                                   Enjoining Bond Payments by National Union

The Debtors filed an adversary proceeding entitled W. R. Grace & Co.-Conn. v. National Union Fire Insurance Company of Pittsburgh, P.A., et al. (Adv. Pro. No. 02-01657), on January 18, 2002, whereby they sought to enjoin National Union Fire Insurance Company (“National Union”), the issuer of surety bonds to the Debtors, from making any payment under the bonds in connection with two settlement protocols relating to certain asbestos personal injury litigation.  On May 13, 2002, the Bankruptcy Court approved an interim settlement agreement, under which:  (1) payment under one of the bonds was permanently enjoined, (2) a single payment of $9,729,720.00 was authorized under the second bond, (3) and a letter of credit posted by Bank of America was permitted to be drawn on by National Union in that same amount, which letter of credit was obtained by the Debtors to secure the bonds.  The Bankruptcy Court retained jurisdiction concerning the remainder of this dispute.  National Union then paid $9,729,720.00, and it drew that same amount from the Bank of America letter of credit.

After further litigation, on December 4, 2007, the Court entered an order approving a settlement agreement among the parties whereby (i) National Union, under its surety obligation, agreed to pay a portion of the remaining payment under the settlement protocols on certain of the settled Asbestos PI Claims in the total amount of $15,350,000; (ii) upon payment of the settlement amount by National Union, the surety bonds were cancelled and the adversary proceeding was dismissed; (iii) in order to partially fund the payment of the settlement, National Union was permitted to draw down the remaining amount of $733,935 on the letter of credit posted to partially secure the bond and to draw on a $6 million Bank of America letter of credit which had been posted for an unrelated obligation; (iv) National Union’s remaining claim under the bond for the settlement payment, fees and surety premiums was allowed as an unsecured pre-petition non-Priority Claim in the approximate amount of $9 million; and (v) the claims of the settled Asbestos PI Claimants were disallowed and expunged.

3.2.6                     Extension of Exclusivity Period and Termination of Exclusivity Period

Through the course of the Chapter 11 cases, the Bankruptcy Court extended the Debtors’ exclusive right to file a chapter 11 plan nine separate times.  On September 11, 2006, the Bankruptcy Court entered an order extending the Debtors’ exclusivity through the anticipated end of the estimation process, and specifically to the July 2007 omnibus hearing.  Counsel for the asbestos committees and for the Asbestos PI FCR filed a Notice of Appeal in the District Court (District Court of Delaware Case No. 06-689).  On January 23, 2007, District Judge Buckwalter issued a two page Memorandum & Order affirming Judge Fitzgerald’s decision extending exclusivity.  The asbestos committees and the Asbestos PI FCR then appealed Judge Buckwalter’s decision to the Third Circuit Court of Appeals (Third Circuit Case No. 07-1344 and 1378).

While the Third Circuit appeal was pending, on June 18, 2007, the Debtors moved for another extension of exclusivity.  On July 26, 2007, the Bankruptcy Court entered an order denying the Debtors request and terminating exclusivity.  As a result, the asbestos committees and the Asbestos PI FCR dismissed their appeal with the Third Circuit.  On November 5, 2007, the Asbestos PI FCR and Asbestos PI Committee filed their own chapter 11 plan premised upon a finding that the Debtors’ liability for asbestos personal injury claims is equal to or exceeds $4 billion, but no Disclosure Statement or other exhibits were filed in conjunction with their plan and no hearings were set with respect to it.

3.2.7                     Motions to Lift the Automatic Stay

Throughout the Chapter 11 Cases, various parties have filed motions to lift the Debtors’ automatic stay.  The Debtors have successfully opposed efforts to modify the stay where the respective Claims would be payable out of assets that would otherwise be available for the payment of Claims.  In certain situations, the Debtors have consented to modifications of the stay to (1) establish the amount of certain Claims, or (2) where the Claimants sought to proceed only against the Debtors’ insurance, and, in the Debtors’ estimation, any potential recovery from such insurance would not affect the amount of insurance available to pay other Claimants.

The Bankruptcy Court in the Chapter 11 Cases with the Debtors’ consent lifted the automatic stay with regard to the following matters:  (a) CCHP, Inc. v. United States, United States Court of Federal Claims, No. 99-158 T; (b) Zapata v. W. R. Grace & Co.-Conn., S.D. Fla., Case No. 95-2420-CIV (Middlebrooks); (c) Interfaith Community Org., et al. v. Honeywell Int’l Inc., Roned Realty of Jersey City, Inc., W. R. Grace & Co., et al., Case No. 95-2097 (DMC) (the “ICO Action”); and (d) Hackensack Riverkeeper, Inc. v. Honeywell Int’l Inc., Case No. 00-1451 (JAG), to the extent such action does not raise new claims which have not been raised in the related ICO Action.  To the extent new claims are raised, the Riverkeeper action remains stayed.  In addition, the Debtors agreed to a lifting of the stay to permit the case of Kane v. Walt Disney World Co., et al., Cir. Ct. Orange City., Florida, Case No. CI-00-6803, to proceed and the Debtors have agreed to non-party discovery in City of Everett v. Barletta Engineering Corp., et al., Massachusetts Superior Court, Middlesex Division, Case No. 00-4884, where the fourth–party defendant has asserted a potential claim against the Debtors.

The Debtors have also sought and received modification from the automatic stay so that they may commence tax court litigation to resolve certain tax claims (Docket No. 15369).

3.2.8                     Certain Post-Petition Litigation Matters

3.2.8.1                                   Litigation Related to the Debtors’ Savings and Investment Plan

In June 2004, a purported class action complaint (Evans v. Akers et al.) for violations of the Employee Retirement Income Security Act of 1974 (“ERISA”) was filed in Massachusetts federal district court against the Parent’s Board of Directors, certain current and former officers and employees of the Debtors, and others, relating to the Debtors’ 401(k) Savings and Investment Plan (the “S&I Plan”).  The Evans complaint alleges that the decline in the price of Parent Common Stock from July 1999 through February 2004 resulted in significant losses to S&I Plan participants.  The Evans complaint further alleges that the defendants breached their fiduciary duties under ERISA by failing to sell or take other appropriate action with regard to Parent Common Stock held by the S&I Plan during that period, and by failing to disclose to S&I Plan participants the risk of investing in Parent Common Stock.  The Evans complaint seeks compensatory damages for the S&I Plan from the defendants.  On December 6, 2006, the Massachusetts federal district court dismissed the Evans claims, on grounds that the Evans plaintiffs (former participants in the S&I Plan who had already received their benefits) lacked standing to bring suit.  However, on July 18, 2008, the First Circuit Court of Appeals reversed the lower court’s dismissal of their claims and remanded the case to the district court.

In October 2004, a purported class-action complaint (Bunch et al. v. W. R. Grace & Co. et al.) for breach of fiduciary duty was filed in the Eastern District of Kentucky federal district court (District Court of Kentucky Case No. 04-218), on behalf of present and former participants in the S&I Plan, against certain of the Debtors, the W. R. Grace Investment and Benefits Committee, the Parent’s Board of Directors, certain current and former officers and employees of the Debtors, and others.  The Bunch complaint alleges that the Debtors and their investment advisors breached fiduciary duties under ERISA by selling Parent Common Stock from the S&I Plan at a distressed price.  The complaint further alleges that the Debtors breached fiduciary duties under ERISA by failing to provide adequate supervision over State Street Bank and Trust Company, the investment manager for the S&I Plan that the Debtors retained in December 2003, to determine whether to divest Parent Common Stock held by the S&I Plan.  On the Debtors’ motion, this case was transferred to the Massachusetts federal district court and consolidated with the Evans action described above.  On January 30, 2008, the court ruled in favor of the defendants on the Bunch action, holding that State Street and the Debtors did not breach their fiduciary duties under ERISA.  On February 13, 2008, the Bunch plaintiffs appealed the Massachusetts federal district court’s decision to the First Circuit Court of Appeals.  That appeal is pending.

In February 2008, a purported class action complaint (Siamis v Akers et al.) was filed in the Massachusetts federal district court by the plaintiff’s counsel in the Evans action but with a different plaintiff.  The Siamis complaint asserts the same claims previously asserted in the Evans complaint.  On May 15, 2008, the Debtors filed a motion to dismiss the Siamis case on the grounds that the complaint failed to state a claim and is barred by the statute of limitations.  That motion is pending in the Massachusetts federal district court.

The Debtors expect that they would have an obligation to indemnify the other defendants for any liability resulting from this litigation.  The Debtors have $50 million of employers’ fiduciary liability insurance coverage that the Debtors believe would be available to pay liabilities arising out of these lawsuits.  Since all of the Debtors’ employees who had interests in the S&I Plan during the relevant periods are members of the purported class and defendants McGowan, Norris, Poling and Tarola had interests in the S&I Plan during these periods, they have interests in this litigation that may be adverse to the Debtors.

Pursuant to the Parent’s Certificate of Incorporation and By-Laws, the Parent is required to indemnify its directors, officers and employees for any liability arising out of any of these lawsuits.  The Parent also has certain contractual indemnity obligations that may be triggered.  However, the Parent believes that the allegations in each of the lawsuits are without merit and that any liability arising therefrom would in any event be covered by its fiduciary liability insurance.

Pursuant to Section 8.6.6 of the Plan, the Debtors propose (1) to provide their current and former directors, officers, and employees who are defendants in the above-referenced S&I Plan lawsuits with a full and complete release of all liability associated with any such litigation, and (2) to indemnify such defendants for any costs and/or expenses associated with any such litigation.  However, to the extent that plaintiffs in the lawsuits have valid Claims against the Debtors, their pre-petition Claims will be treated as Class 9 General Unsecured Claims and their post-petition Claims will be treated as Administrative Expense Claims under the Plan.

3.2.8.2                                   The Scotts Company Litigation

On September 2, 2004, the Scotts Company (“Scotts”), a former vermiculite customer of the Debtors, filed an adversary proceeding in the Bankruptcy Court (Adv. Pro. No. 04-55083) seeking declaratory relief with respect to its alleged entitlement under the Debtors’ liability insurance policies.  Scotts alleged that it was defending 76 asbestos-related bodily injury cases (involving approximately 4,192 plaintiffs) that were filed against Scotts after the Petition Date.  The Debtors do not have the information necessary to assess the potential impact these allegations may have on their potential insurance recoveries.  This proceeding has been temporarily stayed by the Bankruptcy Court.  As of June 28, 2008, Scotts indicated that there were 20 open cases pending against Scotts.

3.2.8.3                                   Montana Clean Air Act Criminal Litigation

On October 29, 2004, the Debtors received a letter from the U.S. Attorney for the District of Montana informing the company that it was named a target of a federal grand jury investigation involving possible obstruction of federal agency proceedings, violations of federal environmental laws, and conspiring with others to violate federal environmental laws.  This investigation related to the Debtors’ former vermiculite mining and processing activities in Libby, Montana.  By designating the Debtors as a “target” of the investigation, the U.S. Attorney asserted that it has substantial evidence linking the company to the commission of a crime.

On February 7, 2005, the DOJ announced the unsealing of a grand jury indictment against certain of the Debtors and seven former senior level employees relating to the Debtors’ former vermiculite mining and processing activities in Libby, Montana (United States of

America v. W. R. Grace, Case No. CR-05-07-M-DWM (D. Mont.)).  The indictment accuses the defendants of (1) conspiracy to violate environmental laws and obstruct federal agency proceedings; (2) violations of the federal Clean Air Act; and (3) obstruction of justice.  The Debtors purchased the Libby mine in 1963 and operated it until 1990; vermiculite processing activities continued until 1992.  The grand jury charges that the conspiracy took place from 1976 to 2002.  According to the DOJ, the Debtors could be subject to fines in an amount equal to twice the after-tax profit earned from their Libby operations or twice the alleged loss suffered by victims, plus additional amounts for restitution to victims.  The indictment alleges that such after-tax profits were $140 million.  The Debtors have categorically denied any criminal wrongdoing and intend to vigorously defend themselves at trial.

In July 2006, the Montana federal district court dismissed a portion of the conspiracy count of a superseding indictment alleging conspiracy to knowingly endanger residents of the Libby area and others in violation of the Clean Air Act.  In August 2006, the Montana federal district court granted a motion by the defendants to exclude as evidence sample results that included minerals that do not constitute asbestos under the Clean Air Act.  The government appealed these and other rulings to the Ninth Circuit Court of Appeals (Ninth Circuit Case No. 06-30524).  In September 2007, the Ninth Circuit overturned the July 2006 and August 2006 Montana federal district court rulings.  In December 2007, the Debtors’ petition for rehearing concerning these rulings was denied.  The Debtors appealed the Ninth Circuit’s ruling to the U.S. Supreme Court.  The Supreme Court denied the Debtors’ petition for a writ of certiorari on June 23, 2008.  As a result, the case has been sent back to the District Court in Montana which has scheduled a status hearing for October 24, 2008.

The Bankruptcy Court previously granted the Debtors’ request to advance legal and defense costs to the former employees involved in this case, subject to a reimbursement obligation if it is later determined that the employees did not meet the standards for indemnification set forth under the appropriate state corporate law (Docket Nos. 6829 and 7143).  The Debtors are unable to assess whether the indictment, or any conviction resulting therefrom, will have a material adverse effect on the results of operations or financial condition of the Debtors or affect the Debtors’ bankruptcy cases.

3.2.9                     Motion for Entry of Case Management Order, the Estimation Hearing, and Settlement of all Asbestos PI Claims

The Debtors filed their motion seeking entry of a case management order, establishment of bar date, approval of proofs of Claim forms, and approval of notice program (the “Original CMO Motion”) on June 27, 2001 (Docket No. 586).  The Original CMO Motion outlined the Debtors’ proposal for resolution of all of the various key issues facing the Debtors, including issues relating to Asbestos PI Claims.  The matter was fully briefed and set to be tried before District Judge Farnan on November 21, 2001 when the Third Circuit Court of Appeals reassigned the Chapter 11 Cases, along with the asbestos bankruptcy cases of four other debtors pending in Delaware, to the Honorable Judge Alfred M. Wolin.

Judge Wolin (1) retained the asbestos personal injury issues, the Sealed Air Action and the Fresenius Action (described in detail in Section 2.8.4 in this Disclosure Statement) and (2) referred all other matters to the Bankruptcy Court.  Judge Wolin first addressed the fraudulent transfer lawsuits.  After extensive briefing and negotiations, the matter was resolved in principle by the parties in November of 2002 and will potentially result in an approximate recovery of more than $1 billion in value for the Debtors’ estates.

Judge Wolin did not immediately address the Debtors’ potential liability for asbestos personal injury claims.  Instead, he had the parties re-brief relevant issues and put the matter on hold pending resolution of the fraudulent transfer lawsuit.  On June 21, 2002, the Debtors filed a supplemental brief regarding procedures for the litigation of common personal injury liability issues (Docket No. 2275).  This supplemental brief provided a detailed summary of the Debtors’ proposal concerning (1) the level of impairment that should be necessary for a party to assert an asbestos personal injury claim against the Debtors’ estates and (2) procedures for implementing, and the need for the implementation of, a bar date covering asbestos personal injury claims.  The District Court never considered the matter.

The Debtors filed a motion on November 13, 2004 seeking to estimate the aggregate amount needed to fund an asbestos personal injury trust to enable the asbestos personal injury trust to pay in full all allowed asbestos personal injury trust claims, and to set an order establishing a schedule and procedures for the requested estimation (Docket No. 6899).  Through the estimation process, the Debtors sought to demonstrate that most Asbestos Claims have no value because they fail to establish any material property damage, health impairment or significant occupational exposure to asbestos from the Debtors’ operations or products.  If the Bankruptcy Court agreed with the Debtors’ position on the number of, and the amounts to be paid in respect of, allowed personal injury and property damage claims, then the Debtors believed that the amount needed to fund an asbestos personal injury trust for all Asbestos PI Claims could be less than $1,613 million.

Concurrently, on November 24, 2004, the Debtors filed a motion with the District Court requesting that it refer jurisdiction over the Debtors’ amended motion for entry of a CMO to the Bankruptcy Court.  On January 13, 2005, District Judge Buckwalter entered an order referring jurisdiction over the Debtors’ amended motion for entry of a CMO to the Bankruptcy Court (Docket No. 7547).

On August 29, 2005, the Bankruptcy Court entered a CMO for estimating liability for pending and future Asbestos PI Claims (Docket No. 9301).(20)  The Bankruptcy Court ordered that all Claimants with Asbestos PI Claims pending as of the Petition Date (other than settled, but unpaid, claims) complete detailed questionnaires providing information on, among other things, their medical condition, including diagnostic support, exposure to the Debtors’ and non-Debtors’ asbestos-containing products, employment history, and pending lawsuits against other companies.  The Bankruptcy Court required questionnaires to be completed and returned on or before July 12, 2006.  Approximately 60,000 questionnaires were returned before the July 12, 2006 deadline and approximately 43,000 questionnaires were returned following the deadline.  The Debtors reviewed the questionnaires and found that a substantial percentage contained

(20)	The CMO was amended several times with the last amendment on January 30, 2008 (Docket No. 17941) as modified on March 20, 2008 (Docket No. 18340).

insufficient or incomplete responses.  In response to a request by the Debtors to compel the Asbestos PI Claimants to cure these deficiencies, the Bankruptcy Court issued a ruling clarifying the information required of Claimants submitting questionnaire responses and ordered that supplemental responses be completed and returned by January 12, 2007.  Approximately 35,000 supplemental responses were returned before the January 12, 2007 deadline.

The Bankruptcy Court also established procedures and deadlines for filing proofs of Claims for asbestos personal injury litigation claims pending as of the Petition Date.  In August 2006, the Bankruptcy Court set a bar date for such asbestos personal injury litigation claims.  Claimants asserting claims subject to enforceable written settlement agreements dated prior to the Petition Date, which had not been fully paid or satisfied, were required to file proofs of Claim by October 16, 2006.  Proofs of Claim asserting approximately 34,000 settled claims were received.  Claimants asserting claims that are not subject to such settlement agreements were required to file proofs of Claim by November 15, 2006.  Proofs of Claim asserting approximately 100,000 unsettled claims were received.

Trial on the estimation of liability for Asbestos PI Claims began on January 14, 2008 and was scheduled to occur on a total of 20 trial dates between January 14, 2008 and June 4, 2008.  However, on April 6, 2008, the Debtors entered into the Asbestos PI Settlement with the Asbestos PI Committee, the Asbestos PI FCR, and the Equity Committee to resolve all present and future Asbestos PI Claims.  The settlement contemplated that the Debtors, the Asbestos PI Committee, the Asbestos PI FCR and the Equity Committee would file a new joint plan of reorganization with the Bankruptcy Court reflecting the terms and conditions of the settlement.  Accordingly, the estimation trial was suspended and the Plan Proponents have filed the Plan.  The Unsecured Creditors’ Committee, the Asbestos PD Committee, Sealed Air and Fresenius were not parties to the settlement.

3.2.10              Debtors’ Bar Date for Asbestos PD Claims (Excluding US ZAI PD Claims), Non-Asbestos Claims, and Asbestos Medical Monitoring Claims

By an order dated April 22, 2002, the Bankruptcy Court established the March 2003 Bar Date as the last date for filing proofs of Claim for all pre-petition Claims relating to (1) Asbestos PD Claims (excluding US ZAI PD Claims), (2) non-Asbestos Claims (including all governmental Claims), and (3) Asbestos Medical Monitoring Claims (Docket No. 1963).

Approximately 14,900 proofs of Claim were filed by the March 2003 Bar Date.  Of these claims, approximately 4,300 were filed as Asbestos PD Claims, approximately 1,000 were filed as Asbestos Medical Monitoring Claims, and approximately 9,400 were generally non-asbestos related.  In addition, approximately 800 non-asbestos related proofs of Claim were filed after the March 2003 Bar Date.

Of the 10,200 generally non-asbestos related claims filed, approximately 7,000 involve claims by employees or former employees for future retirement benefits such as pension and retiree medical coverage which the Debtors view as contingent.  The remaining claims include claims for payment of goods and services, taxes, product warranties, principal and interest under Pre-petition Credit Facilities, environmental remediation, indemnification or contribution to actual or potential parties in asbestos-related and other litigation, pending non-asbestos-related litigation, and non-asbestos-related personal injury.

The Debtors’ analysis indicated that many claims were duplicates, represented the same claim filed against more than one of the Debtors, lacked supporting documentation, or provided insufficient supporting documentation.  As of June 30, 2008, of the approximately 3,265 generally non-asbestos non-employee claims filed, approximately 1,855 have been expunged or withdrawn by claimants, approximately 1,140 have been resolved, and an additional approximately 270 claims are to be addressed through the claim objection process and the dispute resolution procedures approved by the Bankruptcy Court.

3.2.11              The ADR Program

On June 12, 2004, the Debtors filed a Motion for the entry of an order establishing an alternative dispute resolution (“ADR”) program to liquidate certain pre-petition Claims that were submitted pursuant to the order setting the March 2003 Bar Date.  On November 9, 2004, the Bankruptcy Court entered an order approving the Debtors’ ADR program, as amended to address concerns raised by the Bankruptcy Court and other parties.  The ADR program establishes procedures for resolving certain contested non-asbestos Claims through negotiation and then, if necessary, through mediation.

The Debtors have used the ADR program successfully.  On October 23, 2007, the Debtors entered into a stipulation to settle five claims filed by Del Taco, Inc. and certain individuals for a total of $3,750,000, plus interest from the date of Bankruptcy Court approval.  The claims related to the interpretation of certain agreements dating back to as early as 1977.  The parties had been in litigation for several years before the chapter 11 filing automatically stayed the litigation.  The Bankruptcy Court approved the settlement with Del Taco on December 13, 2007.

3.2.12              The Judge Wolin Mandamus and Recusal Proceedings

On October 10, 2003, certain creditors of Owens Corning Corporation moved to have Judge Wolin recused from any further participation in the Owens Corning bankruptcy cases that were pending before him in the District Court.  Shortly thereafter, certain creditors of the Debtors filed a similar motion.  On October 30, 2003, the Third Circuit issued an order that stayed all matters before Judge Wolin in each of the five asbestos cases before him, including matters pertaining to the Debtors’ Chapter 11 Cases.  The cases before Judge Wolin remained stayed, pending resolution of the Wolin recusal matters.  The Third Circuit issued a Writ of Mandamus on May 17, 2004 which (1) ordered Judge Wolin to recuse himself from the five asbestos cases before him, including the Debtors’ Chapter 11 Cases, and (2) lifted the stay of all matters before Judge Wolin.  On May 27, 2004 (Docket No. 5652), the Honorable Ronald E. Buckwalter was assigned all matters in the Debtors’ Chapter 11 Cases that were previously pending before Judge Wolin.

3.2.13              Significant Asset Purchases and Dispositions

At various times during the course of the Chapter 11 Cases, the Debtors have either purchased or disposed of certain assets, or otherwise expended assets of the estates or of their non-Debtor subsidiaries.  The more significant of these transactions are described herein.

3.2.13.1                            Significant Asset Purchases and Investments

March 2002

The Debtors obtained approval to acquire the masonry admixtures business of Addiment Incorporated for the sum of $4 million subject to post-closing adjustment for receivables and inventory. (Docket No. 1851).

August 2002

Advanced Refining Technologies LLC (“ART”), Grace’s non-Debtor hydroprocessing catalyst joint venture with Chevron, purchased a paid-up exclusive license (worldwide except for certain Arab and Islamic countries) of the HOP hydroprocessing catalyst technology and related assets of Japan Energy Corporation.

April 2003	The Separations Group, a non-Debtor subsidiary engaged in the chromatography columns business, acquired the chromatography columns business of MODcol Corporation.

August 2004

The Debtors obtained approval to advance funds, not to exceed $57.9 million to the Separations Group, a wholly owned, non-debtor subsidiary, to acquire the Alltech chromatography business (Docket No. 6009), and has continued its chromatography business under the Alltech name.

November 2004

The Debtors obtained permission to acquire the Triflex® roofing underlayment product line of Flexia Corporation, a Quebec Company for a sum not to exceed CDN $6.1 million. (Docket No. 6607). The transaction also included authorization to enter into a contract manufacturing agreement with Flexia whereby Flexia will construct Tri-Flex® products on behalf of the Debtors and authorization to construct a production line for the manufacture of Tri-Flex® products at the Debtors’ Chicago facility.

July 2005

The Debtors obtained approval to expend up to $20 million to establish an additional manufacturing facility for the Specialty Building Materials (“SBM”) business of Grace Construction Products. The SBM business was growing at such a pace that the business was projected to outgrow its plant capacity in late 2006. The Debtors constructed the facility on land purchased in Mount Pleasant, Tennessee, and the facility began operations in May 2007.

August 2005	The Debtors obtained permission to acquire the technology and certain other assets of Single-Site Catalysts, LLC (“SSCL”). (Docket

No. 9292). The transaction provided for purchase of SSCL’s metallocene catalyst technology and components, related trademarks, inventory, and customer contracts for $1.5 million, plus payments equal to 3% of net sales of products manufactured using the acquired technology below $5 million, 8% of net sales between $5 million and $10 million, and 5.5% of net sales exceeding $10 million.

June 2006

The Debtors obtained permission to acquire the assets located in central, New Jersey of a privately held chemical company in order to expand the Debtors’ operations in the polymerization catalyst business. (Docket No. 12438). The purchase price was $20 million, with a post-closing adjustment based on any change in the working capital of the businesses from a specified base amount of $3.5 million.

June 2007	ART made an investment in the shares of Kuwait Catalyst Company of Shuaiba, Kuwait, a manufacturer of hydroprocessing catalysts.

February 2008

The Debtors obtained authority to acquire a preferred stock interest in CeraTech, Inc. (Docket No. 17859). The transaction consisted of a $3 million investment plus an option for CeraTech to request, or Grace at its own option to provide, an additional $3 million investment. CeraTech has developed technology to make products that Construction Products wished to add to its product portfolio. The Debtors and CeraTech also entered into an exclusive sales, marketing and distribution agreement under which the Debtors have the exclusive rights to manufacture and sell products utilizing the CeraTech technology.

3.2.13.2                            Significant Asset Dispositions

During the course of the Debtors’ bankruptcy cases, there has been only one significant disposition of assets.  In August, 2007, the Debtors sold their Washcoat business to Rhodia, Inc.  The Washcoat business was a business whereby the Debtors designed, manufactured, and marketed materials used in catalytic converters for automotive and other engines. The Bankruptcy Court approved the motion to sell the business on July 23, 2007 (Docket No. 16374) and the Debtors closed the sale of the Washcoat business on August 1, 2007, realizing proceeds of $21.9 million.

The Debtors have also from time to time during the course of these chapter 11 cases disposed of other assets valued at less than $1 million pursuant to the Debtors’ Procedures for the Sale and Abandonment of De Minimus Assets dated August 2, 2001 (Docket No. 833).

3.2.14              Tax Related Motions and Settlements

3.2.14.1                            Tax Related Motions

In order to limit the trading of its shares to prevent a change in control of the Parent for tax purposes, the Debtors filed a motion seeking an order to require notice and waiting periods on transfers of Parent Common Stock to give the Debtors time to review the purchases for tax purposes.  The order imposes notice requirements and potential restrictions on stock acquisitions by those persons or entities that (i) currently own 4.75% or more of Parent Common Stock or (ii) seek to acquire 4.75% or more of Parent Common Stock.  A change in control of the Parent would severely limit the Debtors’ ability to use their net operating losses to offset taxes on future income.  Under the order, the Debtors have the right to object in Bankruptcy Court to those persons or entities acquiring Parent Common Stock if the acquisition poses a material risk of adversely affecting the Debtors’ ability to use their net operating losses.  A final order granting the request was entered on January 24, 2005 (Docket No. 7611).  This order will terminate on the Effective Date.

On September 17, 2007, the Debtors filed a motion for approval of an Optimization Plan to (i) establish a more tax-efficient global capital structure, that serves as the foundation for chapter 11 emergence financing, (ii) reduces foreign cash taxes, and (iii) preserves the Debtors’ anticipated U.S. federal consolidated net operating losses.  The Bankruptcy Court entered an order approving the motion on October 30, 2007 (Docket No. 17216).

On March 17, 2008, the Debtors filed a motion seeking authorization to pay up to $1.4 million to satisfy certain pre-petition real property tax claims and to stem the continued accrual of interest at the applicable statutory tax rates.  The Bankruptcy Court entered an order approving the motion on April 21, 2008 (Docket No. 18579).  The Debtors have already made approximately $1.1 million in payments to resolve four of the largest claims.

3.2.14.2                            Tax Related Settlements

In 1988 and 1989, the Debtors acquired COLI policies on the lives of certain employees as part of a strategy to fund the cost of postretirement employee health care benefits and other long-term liabilities.  COLI premiums were funded in part by loans issued against the cash surrender value of the COLI policies and the Debtors claimed a total of approximately $258 million in deductions attributable to interest accrued on such loans though the 1998 tax year, after which such deductions were no longer permitted by law.  The IRS challenged the deductions of interest for years prior to 1999.  In 2000, the Debtors paid $21.2 million of tax and interest related to this issue for the tax years 1990 through 1992.  Subsequent to 1992, the Debtors deducted approximately $163.2 million in interest attributable to the COLI policy loans.  On October 13, 2004, the Bankruptcy Court entered an order authorizing Grace to enter into a settlement agreement with the IRS that provided that the government allowed 20% of the aggregate amount of the COLI interest deductions and that the Debtors owed federal income tax and interest with respect to the remaining 80% of the COLI interest deductions disallowed (Docket No. 6606).  This settlement agreement also provided that, with respect to the termination of the COLI policies, the Debtors included 20% of the gain realized in taxable income, with the government exempting 80% of such gain from tax.  On January 20, 2005, the Debtors executed the COLI settlement agreement.

On February 14, 2005, the Debtors filed a motion with the Bankruptcy Court seeking an order (i) authorizing the Debtors to enter into a settlement agreement with the IRS with respect to certain issues relating to the taxable years ending December 31, 1993 through December 31, 1994 (the “1993-1996 Settlement Agreement”), and (ii) directing the Debtors to pay to the IRS no later than April 15, 2005 the certain taxes owing under the 1993-1996 Settlement Agreement.  The 1993-1996 Settlement Agreement resolved all issues for that audit period with the exception of a tax controversy with respect to research credits and research and experimentation expenditures, discussed below.  On April 12, 2005 the Bankruptcy Court issued the requested order and on April 14, 2005 the Debtors made a tax payment in the amount of $90 million under the 1993-1996 Settlement Agreement.

The IRS asserted approximately $62 million of additional federal income tax withholding and Federal Insurance Contributions Act (FICA) taxes plus interest and related penalties against one of the Debtors’ subsidiaries that operated a temporary health care staffing business until its sale in 1999.  The IRS contended that certain per diem reimbursements made by the business should have been treated as wages subject to employment taxes and federal income tax withholding.  The Debtors contended that the per diem and expense allowance plans were in accordance with statutory and regulatory requirements, as well as other published guidance from the IRS.  On September 18, 2006, the Debtors filed a motion seeking to settle these claims in the amount of $13 million, which settlement was approved by the Bankruptcy Court on October 30, 2006 (Docket No. 13513).

In 1999, Grace and de maximis, inc. (“de maximis”), an environmental project management company, formed a special purpose environmental remediation management joint venture, Remedium Group, Inc. (“Remedium”), to centralize, manage and minimize environmental expenditures associated with certain Grace remediation sites.  The joint venture was created by virtue of de maximis acquiring Remedium Class B stock.  Grace reported a $128.6 million capital loss from that sale.  In September 2004, the IRS concluded that Grace’s capital loss should be disallowed but that no penalties should be imposed.  On January 18, 2008, the Debtors filed a motion seeking authority to settle this matter with the IRS whereby the Debtors would be allowed a capital loss in the amount of $32.15 million or 25%, in lieu of the $128.6 million capital loss that they originally claimed on its 1999 federal income tax return.  The Bankruptcy Court entered an order approving the motion on March 7, 2008 (Docket No. 18247).

On June 16, 2008, the Debtors filed a motion seeking authorization to settle a federal income tax controversy relating to research credits and research experimentation expenditures (R&E Settlement Agreement) claimed for the taxable years ending December 31, 1993 through December 31, 1996.  The R&E Settlement Agreement gives the Debtors a significant portion of the research credits in dispute and, if approved, will result in a refund in the amount of approximately $6.3 million of tax plus interest.  The Bankruptcy Court entered an order on July 21, 2008 approving the R&E Settlement (Docket No. 19111) and the settlement has been approved by the Joint Committee on Taxation.

3.2.15              The Tersigni Investigation

On August 24, 2007, the United States Trustee filed a motion for the appointment of an examiner related to the conduct of L. Tersigni Consulting, P.C. (“Tersigni”), former financial advisor to the Asbestos PI Committee in these Chapter 11 Cases and several other asbestos chapter 11 cases.  The Bankruptcy Court approved the appointment of an examiner on November 13, 2007 to investigate the billing practices and related conduct of Tersigni to determine whether the Debtors have any cause of action against Tersigni.  On November 19, 2007, Tersigni filed for chapter 11 bankruptcy protection in Connecticut.  The Connecticut bankruptcy judge appointed Hugh M. Ray of Andrews Kurth LLP as examiner in the chapter 11 case.  The examiner is responsible for investigating both whether the various asbestos debtors have any causes of action against Tersigni as well as whether Tersigni is owed any money by the various asbestos debtors, including the Debtors.  Although the Connecticut bankruptcy court also authorized Mr. Ray to act as a mediator, the Debtors elected to negotiate directly with Tersigni to resolve their claims.  The Debtors have reached an agreement in principle to settle those claims for a reimbursement to the Debtors in an amount approximating 11% of the fees previously paid to Tersigni.  The agreement in principle is subject to the execution of a written agreement and approval by both the Connecticut bankruptcy court and the Bankruptcy Court.

3.2.16              Various Additional Claim Settlements During the Course of the Chapter 11 Cases

On May 12, 2005, the Bankruptcy Court entered an order approving a settlement agreement and a remediation agreement concerning the Hatco site in New Jersey and approving an associated professional service agreement.  Under this settlement, the Hatco claim against the Debtors in the amount of $34 million was settled through a liability transfer program under which, in exchange for a one-time payment of $21,353,794, a third-party environmental contractor assumed in perpetuity the Debtors’ and others’ environmental remediation and environmental legal liability in connection with a site in the State of New Jersey formerly owned and operated by the Debtors.

On July 7, 2005, the Bankruptcy Court entered an Order approving a settlement Agreement with Cytec Industries, Inc. (“Cytec”) and Wyeth Holdings Corporation (“Wyeth”).  Under the settlement agreement, Cytec, for itself and as indemnitor for Wyeth, committed to pay the Debtors $5.25 million in settlement of liability for remediation costs at property now owned by the Debtors in Concord, Massachusetts, but formerly owned by Wyeth’s predecessor, American Cyanamid & Chemical Corporation.  The settlement agreement was structured whereby the first million dollars was paid immediately upon approval of the agreement, and the remaining $4.25 million was placed into a qualified settlement fund to be held in trust, and used by the Debtors to pay or reimburse response costs and fees with respect to the investigation and remediation of the property.  The full $5.25 million was paid to the Debtors as of November 27, 2007.

On November 14, 2005, the Bankruptcy Court entered an order authorizing the Debtors to settle certain claims filed by Bank of America N.A. (“Bank of America”) in the Debtors’ Chapter 11 cases.  By this stipulation, the Debtors agreed to allow Bank of America’s unsecured claim, in the amount of $9,779,720, representing drawn amounts on certain letters of credit and recognizing its contingent nonpriority claim, in the amount of $8,650,110, representing undrawn amounts under certain outstanding letters of credit.  Under the agreement and, in the event any of the outstanding letters of credit are drawn, the amount drawn would be added to the allowed claim, and the contingent claim amount would be so reduced.  In late December 2007, letters of credit in the amount of $6,710,110 were drawn by National Union pursuant to the Settlement Agreement discussed in Section 3.2.5.2 supra.  As a result, Bank of America now has an additional allowed liquidated claim of $6,710,110 for those drawn letters of credit.

On September 25, 2007, the Bankruptcy Court entered an order authorizing the Debtors to enter into a settlement agreement with Continental Casualty Company (“CCC”).  Pursuant to the terms of the settlement agreement, CCC agreed to pay nearly $4 million to certain claimants who had filed non-asbestos fireproofing claims against the Debtors and the Debtors agreed to pay the remaining portion of the claims due to the deductibles under the CCC insurance policy (Docket No. 16912).

On August 26, 2008, the Bankruptcy Court entered an order authorizing the Debtors to enter into certain settlement agreements with Weja Inc., Sunrich, Shell and Sunoco, among others.  Pursuant to the terms of the settlement agreements, the Debtors are receiving $1,130,000 to compensate the Debtors for certain response costs pursuant to claims asserted under the New Jersey Spill Compensation and Control Act and common law, and for leasehold damages (Docket No. 19374).

The Debtors entered into additional non-asbestos related settlements.  A discussion of these settlements is included in Sections 2.8.1.1 and 2.8.2 supra.

3.2.17              Various Motions Filed on an Annual Basis

During the course of these Chapter 11 Cases, the Debtors have periodically filed motions for authorization to make legally required minimum contributions to the Debtors’ defined benefit pension plans covering the Debtors’ employees.  The latest in the series of these motions was filed on May 19, 2008 (Docket No. 18746) and was approved on June 18, 2008 (Docket No. 18943).  The Debtors have sought and received authority to make contributions in the amount of approximately $48.5 million in 2003, $20 million in 2004, $24.1 million in 2005, $101.4 million in 2006, $76 million in 2007, $32.7 million for the period from January 1, 2008 to July 14, 2008; and $24.0 million for the period from July 15, 2008 to January 15, 2009.

Also during the course of these Chapter 11 Cases, the Debtors have periodically filed motions for authorization to implement the Debtors’ Long Term Incentive Plan for certain key employees, as part of a continuing long-term, performance-based incentive compensation program for key employees.  The latest in the series of these motions was with respect to the 2008-2010 Long Term Incentive Plan, which was approved on August 26, 2008 (Docket No. 19375).

3.3                               The Canadian Proceedings

3.3.1                     General Information

Although the Debtors’ Canadian operating subsidiary Grace Canada, Inc. (“Grace Canada”) is not a Debtor, the Debtors believed that Grace Canada could potentially become subject to asbestos-related Claims.  Accordingly, the Debtors sought and obtained ancillary relief in Canada with respect to Grace Canada.

On April 4, 2001, the Canadian Court granted Grace Canada an order (the “Canadian Order”), pursuant to section 18.6(4) of the Canadian Companies’ Creditors Arrangement Act, R.S.C. 1985 c.C-36, as amended (“CCAA”), which, among other things (1) recognized the Chapter 11 Cases in Canada as foreign proceedings under the CCAA, (2) prohibited the commencement or continuation of any asbestos-related suits against Grace Canada, and (3) appointed Pierre Le Bourdais as Grace Canada’s Information Officer.  The Information Officer is responsible for submitting interim information reports to the Canadian Court which address the Chapter 11 Cases, Grace Canada, and the development of any process for dealing with asbestos claims.  On February 8, 2006, the Canadian Court granted an order discharging Mr. Le Bourdais as Information Officer and appointing Mr. Richard Finke as the new Information Officer of Grace Canada.

3.3.2                     Notice of the Canadian Proceedings

In accordance with the terms of the Canadian Order, Grace Canada published notice of the Canadian proceedings in newspapers of national circulation in Canada on each of April 11 and April 12, 2001.  These notices (1) advised Entities of the Chapter 11 Cases and the Canadian proceedings, (2) stated that Grace Canada could seek further relief from the Canadian Court to ensure fair and equal access for Canadians with Asbestos Claims against Grace Canada, and (3) instructed any Entity who wished to be made a party to the Canadian proceedings to contact counsel to Grace Canada.  The parties to the service list are as follows:

•                  Ernst & Young Inc., financial advisor to The Attorney General of Canada (Her Majesty the Queen in Right of Canada);

•                  Aikins, MacAulay & Thorvaldson LLP, solicitors for Raven Thundersky and Rebecca Bruce;

•                  Lauzon Bélanger S.E.N.C., co-solicitors for Association Des Consommateurs Pour La Qualité Dans La Construction and Jean-Charles Dextras;

•                  Scarfone Hawkins LLP, co-solicitors for Association Des Consommateurs Pour La Qualité Dans La Construction and Jean-Charles Dextras;

•                  Department of Justice Canada, solicitors for Health Canada; and

•                  Merchant Law Group, counsel for various plaintiffs in proposed class action proceedings in the Federal Court, Saskatchewan, Alberta and British Columbia, against the Debtors and others.

3.3.3                     Quarterly Reports

In accordance with the terms of the Canadian Order, the Information Officer has filed twenty-six (26) quarterly reports with the Canadian Court.  These reports have provided the Canadian Court with a description of matters affecting Grace Canada, as well as provided a summary of all material events taking place in the Chapter 11 Cases.  Through these reports, the Information Officer has kept the Canadian Court informed as to the Debtors’ reorganization process.

3.3.4                     Court Orders in the Canadian Proceedings

Since the date of the Canadian Order, Grace Canada has appeared before the Canadian Court on numerous occasions and has received approval or recognition of a number of orders granted in the United States in connection with the Chapter 11 Cases.  The following represents a summary of material matters approved by the Canadian Court:

•                  Since the date of the initial order, Grace Canada has, from time to time, applied to have the stay extended.  The stay currently expires on October 1, 2008;

•                  On December 5, 2002, the Canadian Court granted an order recognizing the Bankruptcy Court’s March 2003 Bar Date Order with respect to claims in Canada in accordance with its terms;

•                  On November 14, 2005, the Canadian Court recognized in Canada the modified preliminary injunction issued in Adv. Pro. No. 01-771 in accordance with its terms.  The effect of the order was to, among other things, stay ten separate class actions asserting CDN ZAI Claims which had been commenced in Canada against Grace Canada, certain of the Debtors’ affiliated entities, and certain third parties including Sealed Air Canada.  The order also stayed the CDN ZAI Claims against the Crown.  The Crown had been named as a defendant in the class action lawsuits; and

•                  On February 8, 2006, the Canadian Court granted an order appointing Lauzon Belanger S.E.N.C.R.L. and Scarfone Hawkins LLP collectively as CCAA Representative Counsel on behalf of Canadian claimants who assert CDN ZAI Claims and appointing Mr. Richard C. Finke as the new Information Officer.

3.3.4.1                                   Orders Extending the Stay of Proceedings in Canada

The stay of proceedings granted in the Canadian Order was originally set to expire on October 1, 2001.  The Canadian Court has extended this deadline.  The current stay of proceedings will expire on October 1, 2008, unless extended prior to that date.

3.3.4.2                                   Recognition of the Debtors’ March 2003 Bar Date Order

As indicated above, on December 5, 2002, in order to give effect to the March 2003 Bar Date Order, the Canadian Court granted an order recognizing the March 2003 Bar Date with respect to non-asbestos claims, Asbestos PD Claims and Asbestos Medical Monitoring Claims in Canada in accordance with its terms.

3.3.4.3            The Corporate Reorganization Order

On April 14, 2004, Grace Canada applied for, and the Canadian Court granted, an Order (the “Canadian Reorganization Order”) approving a corporate reorganization involving Grace Canada and certain of the Debtors.  The proposed reorganization contemplated, inter alia, that Grace Canada would acquire, for valuable consideration, shares or debt in a number of the Debtors’ Latin American subsidiaries with its equity investments replacing intercompany loans and trade credit from the Debtors.  The Canadian Reorganization Order was to be effective subject to the filing of a certificate of the directors of Grace Canada that they were satisfied that Grace Canada was receiving true value on a reasonable and realistic basis in respect of the assets being acquired.  Grace Canada has now received the results of the appraisals for the property to be acquired and is in the process of reviewing and considering the results.  The certificate of the directors of Grace Canada has not yet been filed and, accordingly, the Canadian Reorganization Order is not yet effective.

3.3.5       Pre-petition Canadian Lawsuits

3.3.5.1            Canadian Asbestos Personal Injury Lawsuits

On the Petition Date, there were no Canadian asbestos personal injury lawsuits pending against the Canadian Entities or any of the Debtors.  All of the 44 asbestos personal injury lawsuits that were filed pre-petition in Canada against certain of the Debtors and the Canadian Entities were dismissed.

In addition to these lawsuits, there were also hundreds of lawsuits filed in the early 1990s in Texas state court involving Canadian plaintiffs.  Under Canadian law, a provincial workers’ compensation agency who pays benefits is subrogated to the workers’ rights against third parties for work related injuries.  Liberal Texas venue rules at that time allowed these cases to be filed in the Texas state courts.  The Debtors believe that these lawsuits were either settled or dismissed.

3.3.5.2            Asbestos Property Damage Claims for Buildings Located in Canada

On the Petition Date, there were no Canadian asbestos property damage lawsuits pending against the Canadian Entities or any of the Debtors.  Approximately 24 asbestos property damage lawsuits were filed pre-petition in Canada against certain of the Debtors and the Canadian Entities.  One case was tried and resulted in a verdict in favor of the defendants; most of the remaining cases were settled or withdrawn voluntarily by the plaintiffs.  Holders of Asbestos PD Claims concerning Canadian properties filed 439 proofs of Claim in the Debtors’ Chapter 11 Cases.  The Debtors objected to all of these Claims on a variety of grounds.  Most of these Claims have been withdrawn or expunged for the reasons set forth in Section 2.7.2 above.  As of June 30, 2008, 55 Asbestos PD Claims concerning Canadian properties remain.  All but one of these Asbestos PD Claims are subject to the Debtors’ pending summary judgment motion regarding Canadian limitations periods.

3.3.6       Post-Petition Canadian Lawsuits

Between 2004 and 2005, eleven potential class actions were commenced across Canada in relation to the manufacture, distribution and sale of ZAI.  Grace Canada, certain of the Debtors and Sealed Air Canada were named as defendants, as was the Attorney General of Canada.  Those actions are as follows:

•      On October 25, 2004, Raven Thundersky and Rebecca Bruce filed a complaint with the Queens’ Bench for Winnipeg Centre against certain of the Debtors, certain of the Debtors’ former Canadian subsidiaries, the Attorney General of Canada, and others.  The complaint is styled as a purported class-action and seeks recovery for alleged injuries suffered by any Canadian resident as a result of the Debtors’ marketing, selling, processing, manufacturing, distriburing and/or delivering asbestos or asbestos-containing products in Canada.

•      On October 29, 2004, two motions for authorization to institute a class action and to obtain the status of representative were filed by (a) Viviane Brosseau & Leotine Roberge-Turgeon and (b) the Association des Consummateurs Pour la Qualité Dans La Construction and Jean-Charles Dextras in the Superior Court for the Province of Quebec, District of Montreal.  The motions seek authorization to institute a class-action lawsuit against Grace Canada, Inc. and the Attorney General of Canada on behalf of (1) every person who is the owner of a building insulated with vermiculite that was marketed under the brand name “Zonolite Attic Insulation” and (2) every person (or their heirs and successors, if applicable) who lives or has lived in a building insulated with ZAI and who has suffered, is suffering or will suffer from asbestosis, mesothelioma, or cancer of the lung.

•      Eight additional class actions asserting similar claims to those described immediately above have been filed:

•      Merv Nordick, et al. v. The Attorney General of Canada, et al., Queen’s Bench, Regina, Saskatchewan, Case No. Q.B.C. No. 696 of 2005;

•      Merv Nordick, et al. v. The Attorney General of Canada, et al., Federal Court, Regina, Saskatchewan, Case No. T-1503-05;

•      Merv Nordick, et al. v. Department of National Defense and Canadian Forces, et al., Supreme Court, Vancouver, British Columbia, Case No. L-052352;

•      Merv Nordick, et al. v. The Attorney General of Canada, et al., Queen’s Bench, Alberta, Calgary, Case No. 0501-07100;

•      Merv Nordick, et al. v. The Attorney General of Canada, et al., Superior Court of Quebec, 550-06-00002-058;

•      Ernest Spencer, et al. v. Department of National Defense and Canadian Forces, et al., Superior Court of Justice, Ottawa, Ontario, Case No. 05-CV-32367;

•      Her Majesty The Queen In Right of the Province of Manitoba v. The Attorney General of Canada (Her Majesty The Queen In Right of Canada), et al., Queen’s Bench, Winnipeg, Manitoba, Case No. C1-05-01-41069; and

•      Ernest Spencer, et al. v. Department of National Defense and Canadian Forces, et al., Queen’s Bench, Winnipeg, Manitoba, Case No. C1-05-01-44628.

On February 8, 2006, the Canadian Court granted an order appointing representative counsel for the plaintiffs in the above actions.  The Debtors have retained Ogilvy Renault LLP to represent them in these proposed class actions.

The Crown and the Canadian claimants filed numerous objections in connection with the Debtors’ request for the ZAI Bar Date and related motions.  See Section 2.7.3 supra.

In November 2007, CCAA Representative Counsel brought a motion (the “Representative Counsel Motion”) before the Canadian Court seeking, among other things:

•      an order lifting the stay of proceedings;

•      an order for direction on a protocol for communication between the Canadian Court and the Bankruptcy Court for purposes of facilitating development and implementation of a Canadian Litigation Procedure; and

•      an order for direction of the Canadian Court on the establishment of a process pursuant to which advance costs/interim costs can be sought in favour of representative counsel, and for the appointment of a monitor for that purpose.

The Representative Counsel Motion was adjourned on a number of occasions and, on March 26, 2008, due to ongoing settlement discussions, the parties agreed to withdraw the motion without prejudice and without costs.  However, settlement discussions subsequently broke down and, on May 15, 2008, CCAA Representative Counsel gave notice of its intention to have the CCAA Representative Counsel Motion heard.  Additionally, CCAA Representative Counsel gave notice of a motion seeking the following relief:  (a) leave to allow CCAA Representative Counsel to conduct oral and documentary discovery of records and information in the possession and control of the Crown relating to homes in Canada that may be insulated with ZAI; and (b) directions regarding the oral documentary discovery of records and information of the Crown relating to the identity of homes in Canada that may be insulated with ZAI.  No date for these motions have been scheduled.

On September 2, 2008, the Debtors, Grace Canada and CCAA Representative Counsel entered into the CDN ZAI Minutes of Settlement to settle all the Canadian ZAI Claims.  The Canadian settlement contemplates, among other things, a claims bar date for Canadian ZAI PD

Claims (the “CDN ZAI PD Bar Date”).  On September 16, 2008, the parties filed a motion seeking approval of the settlement by the Canadian Court and approval of a CDN ZAI PD Bar Date of August 31, 2009 and a notice program, intended to comprehensively reach unknown Holders of CDN ZAI PD Claims, by the Bankruptcy Court.  The hearing on the CDN ZAI PD Bar Date is scheduled for October 20, 2008.  Confirmation of the Plan shall constitute approval by the Bankruptcy Court of the settlement reflected in the CDN ZAI Minutes of Settlement for all purposes including to the extent required by Bankruptcy Rule 9019.  A copy of the CDN ZAI Minutes of Settlement is Exhibit 9 in the Exhibit Book.

3.3.7       Canadian Claims

Upon confirmation, Canadian Claims related to personal injury, including CDN ZAI PI Claims, shall be channeled to the Asbestos PI Trust along with all Asbestos PI Claims, and shall be resolved in accordance with the TDP.  Any Canadian property damage claims related to traditional asbestos property damage shall be channeled to the Asbestos PD Trust and resolved in accordance with the Plan and the case management order setting forth procedures for determining the allowance or disallowance of the Unresolved Asbestos PD Claims.

If the Canadian Settlement described immediately above is approved by the Canadian Court, CDN ZAI PD Claims shall be separately classified, channeled to (and paid from) the CDN ZAI PD Claims Fund and resolved in accordance with the terms, provisions, and procedures outlined in the CDN ZAI Minutes of Settlement.  CDN ZAI PD Claims shall not be deemed Allowed or Disallowed, but rather shall be resolved as set forth in the CDN ZAI Minutes of Settlement.

4.      SUMMARY OF THE PLAN(21)

4.1          Overview of the Chapter 11 Plan

THE DISCUSSION OF THE PLAN SET FORTH BELOW IS MORE DETAILED THAN THE EXECUTIVE SUMMARY CONTAINED IN ARTICLE 1 OF THIS DISCLOSURE STATEMENT, BUT IT IS NOT A COMPLETE RECITATION OF THE TERMS OF THE PLAN.  MOREOVER, CERTAIN KEY ASPECTS OF THE PLAN ARE HIGHLIGHTED IN THE EXECUTIVE SUMMARY BUT ARE NOT REPEATED IN THIS SECTION.

THE DEBTORS HAVE ATTEMPTED TO SUMMARIZE, IN THIS DISCLOSURE STATEMENT, THE KEY PROVISIONS OF THE PLAN, BUT SUCH A SUMMARY IS BY ITS VERY NATURE HIGHLY SUBJECTIVE AND PRONE TO DISPUTE.  THEREFORE, THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE

(21)     The section number references in this Article 4 match up one-to-one with the section numbers of the Plan.  For example, Section 4.3.1 of this Disclosure Statement correlates to Section 3.1 of the Plan; Section 4.5.1 of this Disclosure Statement correlates to Section 5.1 of the Plan.

DETAILED PROVISIONS SET FORTH IN THE PLAN AND THE EXHIBITS IN THE EXHIBIT BOOK, THE TERMS OF WHICH ARE CONTROLLING.

A TRUE AND CORRECT COPY OF THE PLAN IS ATTACHED AS EXHIBIT 1 IN THE EXHIBIT BOOK.  HOLDERS OF CLAIMS OR EQUITY INTERESTS AND OTHER INTERESTED PARTIES ARE URGED TO READ THE PLAN AND THE EXHIBITS THERETO IN THEIR ENTIRETY SO THAT THEY MAY MAKE AN INFORMED JUDGMENT CONCERNING THE PLAN.

4.2          PROVISIONS FOR PAYMENT OF ADMINISTRATIVE EXPENSES AND PRIORITY TAX CLAIMS

Section 2.1 of the Plan deals with unclassified Claims.  In accordance with Bankruptcy Code § 1123(a)(1), Administrative Expense Claims and Priority Tax Claims are not classified and are excluded from the Classes set forth in Article 3 of the Plan.  These Claims are not considered impaired and they do not vote on the Plan because they are automatically entitled to specific treatment provided for them in the Bankruptcy Code or upon such other less favorable terms as may be mutually agreed upon between the Holder of such unclassified Claim and the Reorganized Debtors or otherwise established pursuant to an order of the Bankruptcy Court; provided, however, that (A) Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors in Possession on or after the Petition Date or assumed by the Debtors in Possession pursuant to the Plan or an order of the Bankruptcy Court shall be paid by the Reorganized Debtors in accordance with the terms and conditions of the particular transactions and any agreements relating thereto or any order of the Bankruptcy Court, (B) Allowed Administrative Expense Claims of Professionals shall be paid pursuant to an order of the Bankruptcy Court, and (C) each Holder of a Claim which by operation of the Fresenius Settlement Agreement is an obligation for Fresenius Indemnified Taxes promptly shall be paid in full in Cash as such Fresenius Indemnified Taxes become due and payable.

Unless otherwise ordered by the Bankruptcy Court, except for Administrative Expense Claims for amounts incurred by the Debtors in the ordinary course of business during the Chapter 11 Cases, the Confirmation Order shall operate to set a bar date for Administrative Expense Claims against the Debtors (the “Administrative Claims Bar Date”), which bar date shall be the first Business Day that is the 90th day after the Effective Date.  Claimants holding Administrative Expense Claims against the Debtors not paid prior to the Administrative Claims Bar Date may submit a request for payment of administrative expense on or before such bar date.  The notice of confirmation to be served and delivered pursuant to Bankruptcy Rules 2002 and 3020(c) will set forth such date and constitute notice of the Administrative Claims Bar Date.  The Reorganized Debtors and any other party in interest will have 270 days after the Administrative Claims Bar Date to review and object to such Claims before a hearing for determination of such Administrative Expense Claims is held by the Bankruptcy Court, provided, however, that such time may be extended by the Bankruptcy Court upon request of the Reorganized Debtors.

The Debtors estimate the total of all Allowed Administrative Expense Claims to be approximately $33.8 million.  Of this amount, approximately $30.0 million relates to the accrual of professional fees and an estimate of other professional fees which will be incurred.  The remaining $1.8 million includes approximately $1.6 million of administrative environmental Claims and unliquidated amounts of $25,197 that would be Administrative Expense Claims if and when allowed.  The remaining $112,524 of Allowed Administrative Expense Claims is entitled to interest from the Petition Date at 4.19% per annum, compounded annually.

The Debtors estimate the total of all Allowed Priority Tax Claims to be approximately $33.0 million, which relates to state tax claims to be paid at emergence.(22)

The remainder of Article 2 of the Plan delineates in detail the treatment of these unclassified Claims, including treatment of liabilities incurred in the ordinary course of business, fee applications by Professionals and payment of interest to Holders of Priority Tax Claims.

4.3          CLASSIFICATION AND TREATMENT OF CLAIMS AND EQUITY INTERESTS

Article 3 of the Plan deals with classification and treatment of Claims and Equity Interest.

4.3.1       Summary

Claims and Equity Interests are classified for all purposes, including voting, confirmation, and Distribution pursuant to the Plan and pursuant to Bankruptcy Code §§ 1122 and 1123(a)(1), as follows:

4.3.1.1            Class 1.    Priority Claims

Class 1 consists of all Priority Claims against the Debtors.  Each Holder of an Allowed Priority Claim shall be paid the Allowed Amount of its Allowed Priority Claim with interest at 4.19%, from the Petition Date, compounded annually, or if pursuant to an existing contract, interest at the non-default contract rate, at the option of the Reorganized Debtors, either (i) in full, in Cash, on the later of (A) the Effective Date or as soon as practicable thereafter or (B) the date such Priority Claim becomes an Allowed Priority Claim, or as soon as practicable thereafter, or (ii) upon such other less favorable terms as may be agreed upon by the Holder of an Allowed Priority Claim.  The Debtors estimate that there is approximately $709,873 of Allowed Priority Claims, plus interest at the applicable rate, if any.  This amount includes unliquidated liabilities of $500,000 that would be Class 1 Claims if and when Allowed.  As of June 30, 2008, the estimated amount of Allowed Priority Claims, including interest, was approximately $782,607.  Class 1 is unimpaired.  The Holders of the Allowed Priority Claims in Class 1 are deemed to have voted to accept the Plan and, accordingly, their separate vote will not be solicited.

(22)     Each of these figures in this Section 4.2 is Reference source not found. is consistent with the Debtors’ books and records and includes the Debtors’ estimates for certain Claims that are disputed, which Claims may ultimately be determined to be significantly higher or lower.

4.3.1.2            Class 2.     Secured Claims

Class 2 consists of all Secured Claims against the Debtors.  Each Holder of an Allowed Secured Claim shall be paid the Allowed Amount of its Allowed Secured Claim with interest at 4.19%, from the Petition Date, compounded annually, or if pursuant to an existing contract, interest at the non-default contract rate, at the option of the Reorganized Debtors, either (i) in full, in Cash, on the later of (A) the Effective Date or as soon as practicable thereafter or (B) the date such Secured Claim becomes an Allowed Secured Claim, or as soon as practicable thereafter; (ii) upon such other less favorable terms as may be agreed upon by the Holder of an Allowed Secured Claim; (iii) by the surrender to the Holder or Holders of any Allowed Secured Claim of the property securing such Claim; or (iv) notwithstanding any contractual provision or applicable law that entitles the Holder of a Secured Claim to demand or receive payment thereof prior to the stated maturity from and after the occurrence of a default, by reinstatement in accordance with Bankruptcy Code § 1124(2)(A)-(D).  The Debtors estimate the total of all Allowed Secured Claims on the Effective Date to be approximately $5.7 million plus interest at the applicable rate, if any.  This amount includes unliquidated liabilities of $1.7 million that would be Class 2 Claims if and when Allowed.  As of June 30, 2008, the estimated amount of Allowed Secured Claims, including interest, was approximately $6.4 million.  To the extent an asserted Secured Claim is Allowed as a Secured Claim, it will be treated as a Secured Claim under the Plan.  Class 2 is unimpaired.  The Holders of the Allowed Secured Claims in Class 2 are deemed to have voted to accept the Plan and, accordingly, their separate vote will not be solicited.

4.3.1.3            Class 3.     Employee Benefit Claims

Class 3 consists of all Employee Benefit Claims. Employee Benefit Claims are all Claims, including accrued but unpaid pension Claims from the Petition Date, for compensation or benefits arising out of Claimants’ employment with the Debtors, but only to the extent and amount provided for under a written benefit plan sponsored by the Debtors. Workers Compensation Claims, Asbestos Claims or other Claims asserted by current or former employees are not Employee Benefit Claims under the Plan.  Further, any Claim for damages or other relief asserted by a current or former employee that is not for compensation or benefits in an amount permitted pursuant to the Debtors’ written benefit plans is not an Employee Benefit Claim.  Pursuant to Section 3.1.3 of the Plan, Employee Benefit Claims shall be reinstated under the Plan and paid pursuant to the written benefit plan or plans that the Debtors intend to continue pursuant to Section 9.3.1 of the Plan, subject to the terms and conditions of such plans. Thus, the Plan leaves unaltered the legal, equitable, and contractual rights to which each such Claim entitles the Holder of such Claim.

The Debtors estimate the total of all Allowed Employee Benefit Claims, as of June 30, 2008, to be approximately $165.3 million.(23)  This amount includes approximately $70.9 million of post-retirement benefits other than pensions as described in Section 2.9.3.3 supra and

(23)     This figure is consistent with the Debtors’ books and records and includes the Debtors’ estimates for certain Claims that are disputed, which Claims may ultimately be determined to be significantly higher or lower.

approximately $94.4 million of unfunded special pension arrangements as described in Section 2.9.3.4 supra.

All other Allowed Employee Benefit Claims have already been paid pursuant to first day orders of the Bankruptcy Court or will be paid in the ordinary course as they become due.  Class 3 is unimpaired.  The Holders of the Employee Benefit Claims in Class 3 are deemed to have voted to accept the Plan and, accordingly, their separate vote will not be solicited.

4.3.1.4            Class 4.     Workers’ Compensation Claims

Class 4 consists of all Workers’ Compensation Claims against the Debtors.  The Plan leaves unaltered the legal, equitable, and contractual rights to which each such Claim entitles the Holder of such Claim.  For the avoidance of doubt, in no event shall any of the Sealed Air Indemnified Parties or the Fresenius Indemnified Parties have any liability with respect to any Workers’ Compensation Claim.  All Allowed Workers’ Compensation Claims have been paid pursuant to first day orders or will be paid in the ordinary course as they become due.  Class 4 is unimpaired.  The Holders of the Workers’ Compensation Claims in Class 4 are deemed to have voted to accept the Plan and, accordingly, their separate vote will not be solicited.

4.3.1.5            Class 5.     Intercompany Claims

Class 5 consists of all Intercompany Claims.  The Plan leaves unaltered the legal, equitable, and contractual rights to which each such Claim entitles the Holder of such Claim.  For pro forma cash flow purposes, all Intercompany Claims will have no impact upon the Plan as all payments under the Plan are based upon the Debtors and Non-Debtor Affiliates as consolidated.  Class 5 is unimpaired.  The Holders of Intercompany Claims in Class 5 are deemed to have voted to accept the Plan and, accordingly, their separate vote will not be solicited.

4.3.1.6            Class 6.     Asbestos PI Claims

Class 6 consists of all Asbestos PI Claims against the Debtors.  All Asbestos PI Claims shall be resolved in accordance with the terms, provisions, and procedures of the Asbestos PI Trust Agreement and the TDP.  All Asbestos PI Claims shall be paid by the Asbestos PI Trust solely out of the Asbestos PI Trust Assets as and to the extent provided in the TDP.  Asbestos PI Claims shall not be deemed Allowed or Disallowed but rather, shall be resolved by the Asbestos PI Trust pursuant to the terms of the TDP.

The sole recourse of the Holder of an Asbestos PI Claim on account of such Asbestos PI Claim shall be to the Asbestos PI Trust pursuant to the provisions of the Asbestos PI Channeling Injunction, the Asbestos PI Trust Agreement, and the TDP.

Class 6 is impaired.  The Debtors are soliciting the votes of Holders of the Asbestos PI Claims in Class 6 to accept or reject the Plan in the manner and to the extent provided in the Confirmation Procedures Order.

4.3.1.7            Class 7.     Asbestos PD Claims

Class 7 consists of all Asbestos PD Claims against the Debtors.

Each Holder of an Asbestos PD Claim that is Allowed as of the Effective Date pursuant to a PD Settlement Agreement, or other stipulation, order or agreement, shall be paid the Allowed Amount of its Allowed Asbestos PD Claim in Cash in full pursuant to the terms of the respective PD Settlement Agreements, or other stipulation, order or agreement, by the Asbestos PD Trust pursuant to the terms of the Asbestos PD Trust Agreement.  Asbestos PD Claims, other than US ZAI PD Claims, that are unresolved prior to the Effective Date are identified in Exhibit 21 in the Exhibit Book.  Such Asbestos PD Claims, together with the US ZAI PD Claims, are known as the “Unresolved Asbestos PD Claims,” and shall be paid pursuant to the following procedures: (i) In connection with confirmation of the Plan, the Court shall enter a case management order setting forth procedures for determining the allowance or disallowance of the Unresolved Asbestos PD Claims; and (ii) Allowed Unresolved Asbestos PD Claims shall be paid in full, in Cash, by the Asbestos PD Trust pursuant to the terms of the Asbestos PD Trust Agreement.  All Allowed Asbestos PD Claims shall be paid in full by the Asbestos PD Trust solely from the Asbestos PD Trust Assets.  The inclusion of Demands as Asbestos PD Claims and US ZAI PD Claims and any reference to Demands related to Asbestos PD Claims or US ZAI PD Claims in the Plan does not constitute an admission by the Debtors and the other Plan Proponents that an Entity which did not have an allowable US ZAI PD Claim or other Asbestos PD Claim against the Debtors as of the Effective Date could assert a valid claim against the Asbestos PD Trust contemplated under the Plan, and all rights and defenses to the allowance of such a claim by the Asbestos PD Trust are expressly reserved pursuant to the Plan.

The sole recourse of the Holder of an Asbestos PD Claim on account of such Asbestos PD Claim shall be to the Asbestos PD Trust pursuant to the provisions of the Asbestos PD Channeling Injunction, the Asbestos PD Trust Agreement, and any orders entered by the Bankruptcy Court allowing such Asbestos PD Claims.

Class 7 is unimpaired.  The Debtors have agreed to solicit the votes of Holders of the Asbestos PD Claims in Class 7 to accept or reject the Plan solely for purposes of section 524(g) of the Bankruptcy Code in the manner and to the extent provided in the Confirmation Procedures Order.  Notwithstanding the foregoing, the Debtors’ agreement to solicit the acceptances of the Holders of US ZAI PD Claims or other Asbestos PD Claims is without prejudice to the Debtors’ right to object to such claims, and seek to disqualify such claims for voting purposes prior to the Confirmation Date.

4.3.1.8            Class 8.     CDN ZAI PD Claims

Class 8 consists of all CDN ZAI PD Claims against the Debtors.

All CDN ZAI PD Claims shall be resolved in accordance with the terms, provisions, and procedures outlined in the CDN ZAI Minutes of Settlement.  All CDN ZAI PD Claims shall be paid from the CDN ZAI PD Claims Fund in the manner set out in the CDN ZAI Minutes of Settlement.  CDN ZAI PD Claims shall not be deemed Allowed or Disallowed, but rather shall be resolved as set forth in the CDN ZAI Minutes of Settlement.  Confirmation of the Plan shall constitute approval by the Court of the settlement reflected in the CDN ZAI Minutes of Settlement for all purposes including to the extent required by Bankruptcy Rule 9019.

The sole recourse of the Holder of a CDN ZAI PD Claim on account of such CDN ZAI PD Claim shall be to the CDN ZAI PD Claims Fund pursuant to the provisions of the CDN ZAI Minutes of Settlement, the Asbestos PD Channeling Injunction, and any orders by the Canadian Court allowing such CDN ZAI PD Claims.

Class 8 is impaired.  The CCAA Representative Counsel shall be entitled to vote to accept or reject the Plan on behalf of holders of CDN ZAI PD Claims in the manner and to the extent provided in the CDN ZAI Minutes of Settlement and the Canadian Settlement Approval Order.

4.3.1.9            Class 9.     General Unsecured Claims

Class 9 consists of all General Unsecured Claims against the Debtors.

Each Holder of an Allowed General Unsecured Claim shall be paid the Allowed Amount of its Allowed General Unsecured Claim with post-petition interest either (i) in Cash in full on the later of (A) the Effective Date or as soon as practicable thereafter or (B) the date such General Unsecured Claim becomes an Allowed General Unsecured Claim or as soon as practicable thereafter, or (ii) on such other less favorable terms as may be agreed upon by the Holder of an Allowed General Unsecured Claim.  Post-petition interest on Allowed General Unsecured Claims shall be determined as follows: either (i)(A) for holders of Pre-petition Credit Facilities, post-petition interest shall be calculated from the Petition Date through December 31, 2005 at the rate of 6.09% and thereafter at floating prime, in each case compounded quarterly; and (B) for all other General Unsecured Claims, post-petition interest shall be calculated from the Petition Date at the rate of 4.19%, compounded annually, or if pursuant to an existing contract, interest at the non-default contract rate, unless the General Unsecured Claim includes an allowed and liquidated amount for post-petition and/or future liability, in which case the interest to be paid on the Claim shall begin to run from the date of the stipulation or order allowing the claim in such liquidated amount, or (ii) on such other less favorable terms as those that may be agreed upon by the Holder of an Allowed General Unsecured Claim, including an agreement whereby no interest is paid on the Claim or interest begins to accrue on the Claim on a date other than the Petition Date.

The Debtors estimate the total of all Allowed General Unsecured Claims to be approximately $1,155.8 million as of June 30, 2008.(24)  This amount consists of $500.0 million of principal and approximately $305.1 million of accrued interest under the Debtors’ Pre-petition Credit Facilities, approximately $154.4 million of environmental Claims (including interest), approximately $27.6 million of amounts drawn under drawn letters of credit (including interest),

(24)     This figure is consistent with the Debtors’ books and records and includes the Debtors’ estimates for certain Claims that are disputed, which Claims may ultimately be determined to be significantly higher or lower.

approximately $40.9 million of accounts payable including interest, and approximately $127.9 million of other liabilities (including interest).

Class 9 is unimpaired.  The Holders of the General Unsecured Claims in Class 9 are deemed to have voted to accept the Plan and, accordingly, their separate vote will not be solicited.

4.3.1.10         Class 10.       Equity Interests in the Parent

Class 10 consists of Equity Interests in the Parent.  On the Effective Date, Class 10 Equity Interests in the Parent shall be retained, subject to the issuance of the Warrant and the terms of the Share Issuance Agreement.  Class 10 is impaired.  The Debtors are soliciting the votes of Holders of the Equity Interests in the Parent in Class 10 to accept or reject the Plan in the manner and to the extent provided in the Confirmation Procedures Order.

4.3.1.11         Class 11.       Equity Interests in the Debtors Other than the Parent

Class 11 consists of Equity Interests in the Debtors other than the Parent.  The Plan leaves unaltered the legal, equitable, and contractual rights to which each such Equity Interest in the Debtors other than the Parent entitles the Holder of such Equity Interest.  Class 11 is unimpaired.  The Holders of the Equity Interests in the Debtors other than the Parent in Class 11 are deemed to have voted to accept the Plan and, accordingly, their separate vote will not be solicited.

4.4          MODIFICATION OR WITHDRAWAL OF THE PLAN

Sections 4.1 and 4.2 of the Plan set forth the Plan Proponents’ collective right to modify, amend or withdraw the Plan and/or the Plan Documents, and the effect of any such withdrawal.  These sections further provide, however, that in no event may the Plan Proponents modify or amend the Plan in a manner that (i) conflicts with the Sealed Air Settlement Agreement except to the extent that modification or amendment is expressly consented to in writing by each of Sealed Air Corporation and Cryovac, Inc. or (ii) conflicts with the Fresenius Settlement Agreement except to the extent that the modification or amendment is expressly consented to in writing by Fresenius.

4.5          PROVISIONS FOR TREATMENT OF DISPUTED CLAIMS AND ASBESTOS CLAIMS GENERALLY

4.5.1       Objections to Claims (other than Asbestos Claims); Prosecution of Disputed Claims

Section 5.1 of the Plan sets forth the right of the Debtors or Reorganized Debtors, as applicable, and the United States Trustee, to object to the allowance of any Claims, other than Asbestos PI Claims.  It also delineates the ways in which such objections may be resolved.

Among other things, Section 5.1 of the Plan provides that the Plan constitutes an objection to all Claims asserted by current or former employees of the Debtors to the extent that such Claims are not Employee Benefit Claims, thereby making such Claims, or the portion thereof that is not an Employee Benefit Claim, Disputed Claims.  Claimants holding Disputed Claims as a result of the objection to Claims shall have 30 days from the Effective Date to respond to the objection.  If the Claimant does not respond to the objection by that date, the Disputed Claim shall be disallowed without any further order of the Court.  The Debtors shall include notice of the objection to Claims provided in Section 5.1 of the Plan as part of the notice that the Debtors will send to all Creditors in non-voting Classes.

4.5.2       Distribution on Account of Disputed Claims

Section 5.2 of the Plan provides for the timing and extent of Distributions for Disputed Claims which become Allowed.

4.5.3       Resolution of Asbestos PI Claims

Section 5.3 of the Plan sets forth the way in which Asbestos PI Claims will be resolved by reference to the Asbestos PI Trust Agreement and the TDP.

4.5.4       Resolution of Asbestos PD Claims

Section 5.4 of the Plan sets forth the way in which Asbestos PD Claims will be resolved by reference to the Asbestos PD Trust Agreement and the case management order setting forth procedures for determining the allowance or disallowance of Unresolved Asbestos PD Claims.

4.5.5       Resolution of CDN ZAI PD Claims

Section 5.5 of the Plan sets forth the resolution of CDN ZAI PD Claims will be resolved by reference to the CDN ZAI Minutes of Settlement.

4.6          ACCEPTANCE OR REJECTION OF THE PLAN

Article 6 of the Plan discusses which Classes are impaired and which are not.  Each Holder of a Plan Claim or Equity Interest in an impaired Class is entitled to vote to accept or reject the Plan to the extent and in the manner provided in the Plan, and the Confirmation Procedures Order.  In addition, the Debtors have agreed to solicit the votes of Holders of the Asbestos PD Claims in Class 7 to accept or reject the Plan for purposes of section 524(g) of the Bankruptcy Code as described in Section 3.1.7(d) of the Plan.  Notwithstanding the foregoing, the Debtors’ agreement to solicit the acceptances of the Holders of US ZAI PD Claims or other Asbestos PD Claims is without prejudice to the Debtors’ right to object to such claims, and seek to disqualify such claims for voting purposes prior to the Confirmation Date.

Classes 1, 2, 3, 4, 5, 7, 9 and 11 of Plan Claims and Equity Interests in Debtors other than the Parent are unimpaired.  Under Bankruptcy Code § 1126(f), the Holders of Plan Claims and Equity Interests in such Classes (except for Class 7 with respect to section 524(g) of the Bankruptcy Code) are conclusively presumed to have voted to accept the Plan.

Section 6.5.1 of the Plan deals with confirmation in the event an impaired Class rejects the Plan.  Impaired Equity Interests in the Parent and/or impaired Classes of Plan Claims that fail to accept the Plan may be “crammed down” in accordance with Bankruptcy Code § 1129(b).  See also Section 8.2.1 of this Disclosure Statement for further discussion.

Section 6.5.2 of the Plan provides that if the Plan fails to be accepted by the requisite number and amount of the Holders of Plan Claims and Equity Interests required to satisfy Bankruptcy Code §§ 524(g) and 1129, then, notwithstanding any other provision of the Plan to the contrary, the Plan Proponents reserve the right to amend the Plan; provided, however, that in no event may the Plan Proponents amend, modify or supplement the Plan in a manner that (i) conflicts with the Sealed Air Settlement Agreement except to the extent that the amendment, modification or supplement is expressly consented to in writing by each of Sealed Air Corporation and Cryovac, Inc. or (ii) conflicts with the Fresenius Settlement Agreement except to the extent expressly consented to in writing by Fresenius.

4.7                               IMPLEMENTATION OF THE PLAN

4.7.1                     Corporate Governance

4.7.1.1                                   Amendment of Certificates of Incorporation of the Debtors

Section 7.1.1 of the Plan provides that the Certificates of Incorporation of each of the Debtors that is a corporation shall be amended as of the Effective Date.  The amended Certificates of Incorporation of the Debtors shall, among other things:  (i) prohibit the issuance of nonvoting equity securities, (ii) as to any classes of securities possessing voting power, provide for an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in payment of such dividends, and (iii) effectuate any other provisions of the Plan.  The amended Certificates of Incorporation shall be filed with the Secretary of State or equivalent official in their respective jurisdictions of incorporation on or prior to the Effective Date and be in full force and effect without any further amendment as of the Effective Date.

4.7.1.2                                   Amendment of By-Laws of the Parent

Section 7.1.2 of the Plan deals with amendments to the Parent’s by-laws.  The form of the Parent’s by-laws shall be filed as part of the Plan Supplement.

4.7.1.3                                   Precedence of Share Issuance Obligations

The covenants and agreements of the Parent (for purposes of Section 7.1.3 of the Plan and this Section 4.7.1.3 of the Disclosure Statement, as defined in the Share Issuance Agreement) under Section 5(d) of the Share Issuance Agreement shall take precedence and prevail over any inconsistent or contrary provision contained in the certificate of incorporation or bylaws of the Parent or any of its subsidiaries or in any contract, agreement or other instrument to which Parent or any of its subsidiaries is a party or otherwise bound (other than provisions, if any, that are inconsistent with or contrary to provisions of the Sealed Air Settlement Agreement or the Fresenius Settlement Agreement), and, to the fullest extent permitted by applicable law, any such inconsistent or contrary provision shall be nugatory and of no force and effect and shall not dilute, restrict or impair the value or ownership rights of the shares issued to the Asbestos PI Trust thereunder.  The issuance of stock to the Asbestos PI Trust pursuant to the Share Issuance Agreement shall not be subject to or trigger any “poison pill,” shareholder or stockholder rights plan or other anti-takeover or takeover defense plan, contract, agreement, instrument or provision adopted or implemented by the Parent.

4.7.1.4                                   Warrant

The Board of Directors of Reorganized Parent shall take all actions necessary so that the Asbestos PI Trust shall not be an “Acquiring Person” within the meaning of the Amended and Restated Rights Agreement, dated as of March 25, 2008, by and between the Reorganized Parent and Mellon Investor Services, LLC, as rights agent (as amended from time to time, the “Rights Agreement”).  The Reorganized Parent shall not lower the Beneficial Ownership percentage in the Rights Agreement’s definition of “Acquiring Person” until such time as the Asbestos PI Trust no longer owns the Warrant (either because of its transfer or expiration) or any shares of Parent Common Stock issued to the Asbestos PI Trust upon exercise of the Warrant.  No “poison pill,” shareholder or stockholder rights plan or other anti-takeover or takeover defense plan, contract, agreement, instrument or provision adopted or implemented by the Reorganized Parent shall apply to or be triggered by the issuance of the Warrant to, or the purchase of Parent Common Stock upon exercise of the Warrant by, the Asbestos PI Trust.

If, prior to issuance of the Warrant to the Asbestos PI Trust, the Reorganized Parent shall issue or sell any shares of Parent Common Stock, other than Excluded Stock, or any rights to purchase or acquire, or securities convertible into or exchangeable for, shares of Parent Common Stock (including without limitation any (x) options (other than Excluded Options), warrants or other rights (whether or not at the time exercisable) to purchase or acquire Parent Common Stock, other than Excluded Stock, (y) securities by their terms convertible into or exchangeable (whether at the time so convertible or exchangeable) for Parent Common Stock, other than Excluded Stock or (z) options (other than Excluded Options), warrants or rights to purchase such convertible or exchangeable securities), for no consideration or for a consideration per share that is less than the securities exchange average closing price per share of Parent Common Stock for the twenty consecutive trading days preceding (and not including) the last trading day immediately prior to the day of such issuance or sale (the “Market Price”), then and in each such case (a “Trigger Issuance”) the per share exercise price of the Warrant (initially, $17.00) shall be reduced, immediately upon such Trigger Issuance, to the price determined by multiplying such exercise price by a fraction, (1) the numerator of which shall be (x) the number of shares of Parent Common Stock outstanding immediately prior to such issuance or sale plus (y) the number of shares of Parent Common Stock which the aggregate consideration received (or to be received) by the Reorganized Parent for the total number of such additional shares of Parent Common Stock so issued or sold (or issuable upon exercise, conversion or exchange) would purchase at the Market Price and (2) the denominator of which shall be the number of shares of Parent Common Stock outstanding (or issuable upon exercise, conversion or exchange) immediately after such Trigger Issuance.  In the event of such an adjustment of such exercise price, the number of shares of Parent Common Stock issuable upon the exercise of the Warrant (initially, 10,000,000 shares of Parent Common Stock) shall be increased to a number obtained by dividing (1) the product of (x) the number of shares of Parent Common Stock issuable upon the exercise of the Warrant before such adjustment, and (y) the exercise price thereof in effect immediately prior to the Trigger Issuance by (2) the new exercise price determined in accordance with the immediately preceding sentence.  Such adjustments shall be made whenever such shares of Common Stock or such rights, options (other than Excluded Options) or warrants or convertible securities are issued or sold.  “Excluded Stock” means shares of Parent Common Stock issued and sold in a registered firm commitment underwritten public offering pursuant to a registration statement declared effective in accordance with the Securities Act, or any successor statute thereto.  Excluded Stock shall not include a private placement of shares, including without limitation one which is followed by a public offering thereof.  “Excluded Options” means options to purchase shares of Parent Common Stock issued to directors, officers, employees and consultants of any Reorganized Debtor (i) pursuant to an option plan or arrangement approved by either the stockholders of Parent or Reorganized Parent or the Bankruptcy Court and (ii) with an exercise price equal to the average of the high and the low trading prices of Parent Common Stock on the New York Stock Exchange (or if Parent Common Stock is not traded on the New York Stock Exchange, on the principal stock exchange on which it trades) on the date of grant of the option.

At the time of issuance, the exercise price of, and number of shares issuable pursuant to, the Warrant shall be reflect any adjustment made pursuant to the preceding paragraph.

4.7.2                     The Asbestos PI Trust

4.7.2.1                                   Creation of the Asbestos PI Trust

Upon the entry of the Confirmation Order, effective as of the Effective Date, the Asbestos PI Trust shall be created pursuant to section 524(g) of the Bankruptcy Code and in accordance with the Plan Documents.  The Asbestos PI Trust shall be a “qualified settlement fund” for federal income tax purposes within the meaning of the treasury regulations issued pursuant to section 468B of the IRC.

The purpose of the Asbestos PI Trust shall be to, among other things:  (i) assume the liabilities of the Debtors with respect to all Asbestos PI Claims; (ii) process, liquidate, pay and satisfy all Asbestos PI Claims in accordance, as applicable, with the Plan, the Asbestos PI Trust Agreement and the TDP and in such a way that provides reasonable assurance that the Asbestos PI Trust will value, and be in a financial position to pay, present and future Asbestos PI Claims (including Demands that involve similar claims) in substantially the same manner and to otherwise comply with Bankruptcy Code § 524(g)(2)(B)(i); (iii) preserve, hold, manage, and maximize the assets of the Asbestos PI Trust for use in paying and satisfying Asbestos PI Claims entitled to payment; and (iv) otherwise carry out the provisions of the Asbestos PI Trust Agreement and any other agreements into which the Asbestos PI Trustees have entered or will enter in connection with the Plan.

4.7.2.2                                   Funding of the Asbestos PI Trust

(a)           On the Effective Date, Grace-Conn or Parent shall transfer to the Asbestos PI Trust (i) the sum of $250 million in Cash that is part of the Asbestos PI Trust Assets, plus interest thereon from January 1, 2009 until (and including) the Effective Date at the same rate applicable to the Debtors’ senior debt and (ii) an amount in Cash equal to the Asbestos PD Initial Payment.  In addition to the foregoing, on the Effective Date, Grace-Conn or Parent, on behalf of the Reorganized Debtors and the Non-Debtor Affiliates, shall transfer, or cause the transfer of all other Asbestos PI Trust Assets that are not otherwise identified, transferred, or assigned in Section 7.2.2 of the Plan and Section 7.2.4 of the Plan to the Asbestos PI Trust.

(b)           On the Effective Date, Cryovac, Inc. shall transfer the Cryovac Payment (reduced by Cryovac, Inc.’s amount of the Asbestos PD Initial Payment) directly to the Asbestos PI Trust.  Simultaneous with, and in exchange for, such direct transfer and payment to the Asbestos PI Trust, the Plaintiffs shall deliver to Sealed Air:  (i) the “Release” (as defined in the Sealed Air Settlement Agreement) duly executed by each of the Plaintiffs and the SA Debtors; (ii) a copy of the Plan, (iii) a copy of the Confirmation Order, and (iv) a duly executed Stipulation of Dismissal with Prejudice of the Sealed Air Action in the form annexed as Exhibit 4 to the Sealed Air Settlement Agreement, denying any other recovery against the Sealed Air Indemnified Parties, and (v) the Registration Rights Agreement, in the form annexed as Exhibit 1 to the Sealed Air Settlement Agreement, with appropriate insertions therein, duly executed by the “Initial Holders” (as defined in the Sealed Air Settlement Agreement).

(c)           On the Effective Date, Fresenius shall transfer the Fresenius Payment (reduced by Fresenius’ amount of the Asbestos PD Initial Payment) directly to the Asbestos PI Trust and the Asbestos PD Trust.

(d)           (i)            On the Effective Date, the Insurance Contributors shall execute and deliver the Asbestos Insurance Transfer Agreement to the Asbestos PI Trust.

(ii)           All Asbestos Insurance Rights, and all claims and causes of action asserted or to be asserted in furtherance of or connection therewith, shall be preserved for the benefit of the Asbestos PI Trust, for prosecution either by the applicable Insurance Contributor or the Asbestos PI Trust in accordance with the Asbestos Insurance Transfer Agreement.  Upon execution and delivery of the Asbestos Insurance Transfer Agreement, all Asbestos Insurance Rights shall be irrevocably transferred to and vested in the Asbestos PI Trust, without any further action by the Debtors, the other Insurance Contributors, the Asbestos PI Trust, or the Bankruptcy Court.  Asbestos Insurance Rights shall be so vested free and clear of all Encumbrances, liens, security interests, and other Claims or causes of action, except that all Asbestos Insurer Coverage Defenses are preserved.

(iii)          Upon its execution and delivery, the Asbestos Insurance Transfer Agreement shall be valid, binding, and enforceable.  However, if a court of competent jurisdiction determines the Asbestos Insurance Transfer Agreement to be invalid, non-binding, or unenforceable, in whole or in part, then each Insurance Contributor shall (1) upon request by the Asbestos PI Trust and at the reasonable expense of the Asbestos PI Trust, take all reasonable actions to pursue any of the Asbestos Insurance Rights for the benefit of, and to the extent requested by, the Asbestos PI Trust and (2) immediately transfer any amounts recovered under or on account of any of the Asbestos Insurance Rights to the Asbestos PI Trust; provided, however, that while any such amounts are held by or under the control of any Insurance Contributor, such amounts shall be held in trust for the benefit of the Asbestos PI Trust.

4.7.2.3                                   Transfer of Claims and Demands to the Asbestos PI Trust

On the Effective Date, without any further action of any Entity, all liabilities, obligations, and responsibilities of any Asbestos Protected Party with respect to all Asbestos PI Claims shall be channeled to and assumed by the Asbestos PI Trust.  Section 7.2.3 of the Plan is intended to further effect the Asbestos PI Channeling Injunction and the discharge described in Section 8.1 of the Plan.  Section 7.2.3 of the Plan is not intended to, and it shall not, serve as a waiver of any defense to any claim the Debtors, the Asbestos PI Trust or any other Asbestos Protected Party would otherwise have.

4.7.2.4                                   Assignment and Enforcement of Trust Causes of Action

On the Effective Date, by virtue of the confirmation of the Plan, without further notice, action, or deed, the Trust Causes of Action shall be automatically transferred and assigned to, and indefeasibly vested in, the Asbestos PI Trust, and the Asbestos PI Trust shall thereby become the estate representative pursuant to section 1123(b)(3)(B) of the Bankruptcy Code with respect to the Trust Causes of Action, with the exclusive right to enforce the Trust Causes of Action, and the proceeds of the recoveries of such Trust Causes of Action shall be deposited in and shall become the property of the Asbestos PI Trust; provided, however, that nothing in the Plan shall alter, amend or modify the injunctions and/or releases provided under the Plan including the Asbestos PI Channeling Injunction, the Asbestos PD Channeling Injunction, the Successor Claims Injunction and the Asbestos Insurance Entity Injunction.

4.7.2.5                                   Appointment and Termination of Trustees

The three initial Asbestos PI Trustees of the Asbestos PI Trust shall be the persons identified in the Asbestos PI Trust Agreement.  All successor Asbestos PI Trustees shall be appointed in accordance with the terms of the Asbestos PI Trust Agreement.  Upon termination of the Asbestos PI Trust, the Asbestos PI Trustees’ employment shall be deemed terminated and the Asbestos PI Trustees shall be released and discharged of and from all further authority, duties, responsibilities and obligations relating to or arising from or in connection with the Chapter 11 Cases.

4.7.2.6                                   Creation and Termination of the TAC

The Trust Advisory Committee shall be established pursuant to the Asbestos PI Trust Agreement.  The TAC shall have three members and shall have the functions, duties and rights provided in the Asbestos PI Trust Agreement.  On or before the Confirmation Date, the three initial members of the TAC shall be selected by the Asbestos PI Committee.  Upon termination of the Asbestos PI Trust, the TAC shall be deemed dissolved and the TAC shall be released and discharged of and from all further authority, duties, responsibilities  and obligations relating to or arising from or in connection with the Chapter 11 Cases.

4.7.2.7                                   Cooperation Agreement

On the Effective Date, the Reorganized Debtors and the Asbestos PI Trust shall enter into a cooperation agreement substantially in the form set forth in Exhibit 10 in the Exhibit Book.

4.7.2.8                                   Institution and Maintenance of Legal and Other Proceedings

As of the Effective Date, without any further action of the Bankruptcy Court or any Entity, the Asbestos PI Trust shall be empowered to initiate, prosecute, defend, and resolve all legal actions and other proceedings related to any asset, liability, or responsibility of the Asbestos PI Trust, including the Trust Causes of Action.

4.7.3                     The Asbestos PD Trust

4.7.3.1                                   Creation of the Asbestos PD Trust

Upon the entry of the Confirmation Order, effective as of the Effective Date, the Asbestos PD Trust shall be created pursuant to section 524(g) of the Bankruptcy Code and in accordance with the Plan Documents.  The Asbestos PD Trust shall be a “qualified settlement fund” for federal income tax purposes within the meaning of the treasury regulations issued pursuant to section 468B of the IRC.

The purpose of the Asbestos PD Trust shall be to, among other things, (i) assume the liabilities of the Debtors with respect to all Asbestos PD Claims, (ii) pay and satisfy all Asbestos PD Claims in accordance, as applicable, with the Plan, the Asbestos PD Trust Agreement, the PD Settlement Agreements, and the Final Orders by the Bankruptcy Court determining the Allowed Amount of the Unresolved Asbestos PD Claims in such a way that provides reasonable assurance that the Asbestos PD Trust will value, and be in a financial position to pay, present and future Asbestos PD Claims (including Demands, if any, that involve similar claims) in substantially the same manner and to otherwise comply with Bankruptcy Code § 524(g)(2)(B)(i); (iii) preserve, hold, manage, and maximize the assets of the Asbestos PD Trust for use in paying and satisfying Asbestos PD Claims entitled to payment; and (iv) otherwise carry out the provisions of the Asbestos PD Trust Agreement and any other agreements into which the Asbestos PD Trustees have entered or will enter in connection with the Plan.

4.7.3.2                                   Funding of the Asbestos PD Trust

(a)           The Asbestos PD Trust Assets shall be collectively comprised of (1) the Asbestos PD Initial Payment, which is an amount in Cash equal to the sum of (A) $109 million, the total payments due under settled Asbestos PD Claims, and (B) an amount agreed to by the Parent, Sealed Air Corporation, Cryovac, Inc, Fresenius, and the Asbestos PD FCR, constituting an estimate of the first six months of the Asbestos PD Trust Expenses, to be transferred equally by Cryovac, Inc. and Fresenius directly to the Asbestos PD Trust on the Effective Date, provided, however, that the Fresenius payment to the Asbestos PD Trust shall not exceed 65% of the Fresenius Payment; and (2) the Asbestos PD Note, pursuant to which the Parent shall commit to pay the Asbestos PD Trust on January 1 and July 1 of each year, a dollar amount equal to (A) the amount of the Asbestos PD Claims that were Allowed against the Asbestos PD Trust during the preceding six-month period, plus interest thereon accruing at the then-applicable federal judgment rate per annum from the date of allowance of each such Asbestos PD Claim; and (B) the Asbestos PD Trust Expenses payment for the next succeeding six-month period following the Asbestos PD Trust Expenses payment paid as part of the Asbestos PD Initial Payment.  The Asbestos PD Note shall be secured by Parent’s obligation to issue 50.1% of Parent Common Stock as of the Effective Date.

(b)           On the Effective Date, (1) Cryovac, Inc. shall transfer directly to the Asbestos PD Trust its equal share of the amount of the Asbestos PD Initial Payment and Fresenius shall transfer directly to the Asbestos PD Trust its equal share of the amount of the Asbestos PD Initial Payment; and (2) Grace-Conn or the Parent, on behalf of the Reorganized Debtors and the Non-Debtor Affiliates, shall transfer to the Asbestos PD Trust (A) the Asbestos PD Note and (B) all funds as set forth in the CDN ZAI Minutes of Settlement; and the Asbestos PD Trust shall immediately transfer the amounts set forth in the CDN ZAI Minutes of Settlement to the CDN ZAI PD Claims Fund to be used in the manner set forth in the CDN ZAI Minutes of Settlement.  In no event shall the Asbestos PD Initial Payment (or any portion thereof) be transferred to the CDN ZAI PD Claims Fund.

4.7.3.3                                   Transfer of Claims and Demands to the Asbestos PD Trust

On the Effective Date, without any further action of any Entity, all liabilities, obligations, and responsibilities of any Asbestos Protected Party with respect to all Asbestos PD Claims shall be channeled to and assumed by the Asbestos PD Trust.  Section 7.3.3 of the Plan is intended to further effect the Asbestos PD Channeling Injunction, and the discharge described in Section 8.1 of the Plan.  Section 7.3.3 of the Plan is not intended to, and it shall not, serve as a waiver of any defense to any claim the Debtors, the Asbestos PD Trust or any other Asbestos Protected Party would otherwise have.

4.7.3.4                                   Appointment and Termination of Asbestos PD Trustee

The initial Asbestos PD Trustee of the Asbestos PD Trust shall be the person identified in the Asbestos PD Trust Agreement.  All successor Asbestos PD Trustees shall be appointed in accordance with the terms of the Asbestos PD Trust Agreement.  Upon termination of the Asbestos PD Trust, the Asbestos PD Trustee’s employment shall be deemed terminated and the Asbestos PD Trustee shall be released and discharged of and from all further authority, duties, responsibilities and obligations relating to or arising from or in connection with the Chapter 11 Cases.

4.7.4                     Payments and Distributions Under the Plan

Section 7.4 of the Plan sets forth the mechanics of Asbestos PI Trust payments, Asbestos PD Trust payments and Distributions under the Plan.  Among other things, Section 7.4 of the Plan provides that payments to Holders of Asbestos PI Claims shall be made by the Asbestos PI Trust in accordance with the Asbestos PI Trust Agreement and the TDP and payments to Holders of Asbestos PD Claims shall be made by the Asbestos PD Trust in accordance with the Asbestos PD Trust Agreement, PD Settlement Agreements, and any Final Orders of the Bankruptcy Court allowing such claims.  Payments to Holders of CDN ZAI PD Claims shall be made pursuant to the CDN ZAI Minutes of Settlement by the CDN ZAI PD Claims Fund.  All other Distributions or payments required or permitted to be made under the Plan (other than to Professionals) shall be made by the Reorganized Debtors, or in their discretion, by a disbursing agent employed by the Reorganized Debtors, in accordance with the treatment specified for each such Holder as specified in the Plan (unless otherwise ordered by the Bankruptcy Court); provided, however, that Distributions to the Asbestos PI Trust of the Asbestos PI Trust Assets shall be made on the Effective Date, and Distributions to the Asbestos PD Trust of the Asbestos PD Trust Assets and the funds set forth in the CDN ZAI Minutes of Settlement payable to the CDN ZAI PD Claims Fund shall be made on the Effective Date.  Except as otherwise provided herein, Professionals shall be paid pursuant to the order of the Bankruptcy Court.

Under no circumstances shall any fractional shares of Sealed Air Common Stock be transferred pursuant to the Asbestos PI Trust Agreement such that any Entity shall be the transferee of less than one thousand shares of Sealed Air Common Stock, provided, however, that in no event shall the Asbestos PI Trust incur any costs or expenses associated with such one thousand share limitation.

4.7.5                     Delivery of Distributions and Undeliverable or Unclaimed Distributions

Section 7.5.1 of the Plan provides that payments by the Asbestos PI Trust to Holders of Asbestos PI Claims shall be made in accordance with the Asbestos PI Trust Agreement and the TDP, payments to Holders of Asbestos PD Claims shall be made by the Asbestos PD Trust in accordance with the Asbestos PD Trust Agreement, PD Settlement Agreements, and any Final Orders of the Bankruptcy Court allowing such claims, and payments to Holders of CDN ZAI PD Claims shall be made by the CDN ZAI PD Claims Fund in accordance with the procedures set forth in the CDN ZAI Minutes of Settlement, while other Distributions to Holders of Allowed Claims shall be made at the address of the Holder of such Allowed Claim as set forth on the Schedules, unless superseded by a new address, or as set forth in a further writing, including a filed proof of Claim.  Section 7.5.2 of the Plan also provides for a mechanism to deal with undeliverable Distributions.

4.7.6                     Payments Under the Plan

Section 7.6 of the Plan deals with the manner of Cash payments under the Plan and provides a mechanism to deal with fractional payments.

4.7.7                     Conditions to Occurrence of the Confirmation Date

Section 7.7 of the Plan sets forth conditions precedent to confirmation of the Plan.  Unless the Court makes all of the findings of fact, conclusions of law, orders and/or decrees listed in Section 7.7 of the Plan, the Plan cannot be confirmed.  Among other things, these findings of fact and/or conclusions of law relate to:  (1) compliance with all sections of the Bankruptcy Code, including all subsections of Bankruptcy Code § 524(g); (2) the Asbestos PI Trust and the Asbestos PD Trust owning, or by the exercise of rights granted under the Plan entitled to own if specified contingencies occur, a majority of the voting shares of the Reorganized Parent; (3) the assumption by the Asbestos PI Trust of all liabilities of the Debtors with respect to all Asbestos PI Claims; (4) the assumption by the Asbestos PD Trust of all liabilities of the Debtors with respect to all Asbestos PD Claims; (5) the assumption by the CDN ZAI PD Claims Fund contemplated by the CDN ZAI Minutes of Settlement of the liabilities of the Debtors with respect to all CDN ZAI PD Claims; (6) the essential and integral importance of each of the Sealed Air Settlement Agreement and the Fresenius Settlement Agreement to the Plan; (7) the Reorganized Debtors’ ability to pay and satisfy in the ordinary course of business all of their respective obligations and liabilities as required by the Plan, the Sealed Air Settlement Agreement and the Fresenius Settlement Agreement; (8) the effectiveness of the various injunctions and releases provided for in the Plan, including those required under the Sealed Air Settlement Agreement and the Fresenius Settlement Agreement; (9) insurance matters; (10)  effectiveness of the Deferred Payment Agreement, Share Issuance Agreement, Grace Guaranty, the Plan Registration Rights Agreement and Warrant; (11) findings relating to the rate for post-petition interest on account of General Unsecured Claims; and (12) entry of the Canadian Settlement Approval Order.

The Confirmation Order shall also be in a form and substance acceptable to (a) each of the Plan Proponents; (b) with respect to provisions that are required by, or related to, the Sealed Air Settlement Agreement, Sealed Air; and (c) with respect to provisions that are required by, or related to, the Fresenius Settlement Agreement, Fresenius.

4.7.8                     Conditions to Occurrence of the Effective Date

Section 7.8 of the Plan sets forth conditions precedent to the Effective Date of the Plan.  Until the conditions set forth in Section 7.8 of the Plan occur (or are waived in accordance with the requirements of Section 7.8 of the Plan), the Effective Date shall not occur and the Plan shall be of no force or effect.  The conditions precedent to the Effective Date include, without limitation, entry of the Confirmation Order as specified; entry, issuance or affirmation of the order by the District Court approving or recognizing the Confirmation Order; the Confirmation Order shall have become a Final Order; transfer of the Asbestos PI Trust Assets and the Asbestos PD Trust Assets to the Asbestos PI Trust and the Asbestos PD Trust, respectively; approval and affirmation of the various injunctions and releases specified in the Plan; the execution of all Plan Documents, including each of the exhibits and attachments to the Sealed Air Settlement Agreement and the Fresenius Settlement Agreement; the Sealed Air Settlement Agreement and the Fresenius Settlement Agreement each being in full force and effect; filing of the necessary corporate documents; the making of payments required under the CDN ZAI Minutes of Settlement; obtaining the necessary exit financing; and executing or finalizing various other documents or agreements.

4.7.9                     Management of the Reorganized Debtors

Section 7.9 of the Plan sets forth the post-confirmation governance of the Reorganized Debtors, including specifications relating to the Board of Directors of the Reorganized Parent.

4.7.10              Corporate Action

Section 7.10 of the Plan provides that the approval and effectiveness of matters provided under the Plan related to the corporate structure of the Reorganized Debtors shall be deemed to have occurred and to have been authorized.

4.7.11              Effectuating Documents and Further Transactions

Section 7.11 of the Plan authorizes each of the officers of the Debtors and the Reorganized Debtors to execute, deliver, file, or record such agreements or documents and to take such actions as may be necessary or appropriate, for and on behalf of the Debtors and the Reorganized Debtors, to effectuate the Plan.

4.7.12              Allocation of Plan Distributions Between Principal and Interest

Section 7.12 of the Plan allocates Plan Distributions made under the Plan between principal and interest.

4.7.13              No Successor Liability

Except as otherwise expressly provided in the Plan, the Debtors, the Reorganized Debtors, the Asbestos PI Committee, the Asbestos PD Committee, the Asbestos PI FCR, the Asbestos PD FCR, the CCAA Representative Counsel and the Asbestos Protected Parties will not, pursuant to the Plan or otherwise, assume, agree to perform, pay, or indemnify creditors or otherwise have any responsibilities for any liabilities or obligations of the Debtors or any of the Debtors’ past or present Affiliates, as such liabilities or obligations may relate to or arise out of the operations of or assets of the Debtors or any of the Debtors’ past or present Affiliates or any of their respective successors, whether arising prior to, or resulting from actions, events, or circumstances occurring or existing at any time prior to the Confirmation Date.  Neither the Asbestos Protected Parties, the Reorganized Debtors, the Asbestos PI Trust, the Asbestos PD Trust, nor the CDN ZAI PD Claims Fund is, or shall be, a successor to the Debtors or any of the Debtors’ past or present Affiliates by reason of any theory of law or equity, and none shall have any successor or transferee liability of any kind or character, except that the Reorganized Debtors, the Asbestos PI Trust, the Asbestos PD Trust, and the CDN ZAI PD Claims Fund shall assume the obligations specified in the Plan and the Confirmation Order.

Except as otherwise expressly provided in the Plan, effective automatically on the Effective Date, the Asbestos Protected Parties shall be unconditionally, irrevocably and fully released from (a) any and all Asbestos-Related Claims, including (i) any and all Successor Claims, based on or arising from, in whole or in part, directly or indirectly, or related to the Cryovac Transaction and (ii) any and all Asbestos Claims, (b) any and all SA Claims, SA Debts, SA Damages, including Successor Claims, based on, arising from, or attributable to (in whole or in part, directly or indirectly) the Fresenius Transaction, and (c) any other claims and causes of action arising under chapter 5 of the Bankruptcy Code or similar claims or causes of action arising under state or any other law, including, if applicable, claims in the nature of fraudulent transfer, successor liability, corporate veil piercing, or alter ego-type claims, as a consequence of transactions, events, or circumstances involving or affecting the Debtors (or any of their predecessors) or any of their respective businesses or operations that occurred or existed prior to the Effective Date.  Notwithstanding the foregoing, nothing herein shall release any Asbestos Insurance Entity from its obligations under any Asbestos Insurance Settlement Agreement or Asbestos In-Place Insurance Coverage.

4.7.14              Deemed Consolidation of the Debtors for Plan Purposes Only

Section 7.14 of the Plan provides for the limited substantive consolidation of the Debtors as follows: Subject to the occurrence of the Effective Date, the Debtors shall be deemed consolidated under the Plan for Plan purposes only.  Each and every Claim Filed or to be Filed against any of the Debtors shall be deemed Filed against the deemed consolidated Debtors and shall be deemed one Claim against and obligation of the deemed consolidated Debtors.

Such deemed consolidation, however, shall not (other than for purposes related to funding Distributions under the Plan and as set forth above in Section 7.14 of the Plan) affect:  (i) the legal and organizational structure of the Debtors; (ii) any Encumbrances that are required to be maintained under the Plan (A) in connection with executory contracts or unexpired leases that were entered into during the Chapter 11 Cases or that have been or will be assumed,

(B) pursuant to the Plan, or (C) in connection with any Exit Financing; (iii) the Sealed Air Settlement Agreement; and (iv) the Fresenius Settlement Agreement.

Notwithstanding anything contained in the Plan to the contrary, the deemed consolidation of the Debtors shall not have any effect on any of the Plan Claims being reinstated and left unimpaired under the Plan, and the legal, equitable, and contractual rights to which the Holders of any such Plan Claims are entitled shall be left unaltered by the Plan.

4.7.15              Insurance Neutrality

Section 7.15 of the Plan provides, among other things, that, except as set forth therein, none of the Confirmation Order, the Plan or any of the Plan Documents will operate to, or have the effect of impairing any Asbestos Insurance Entity’s legal, equitable or contractual rights, if any, in any respect.  The provisions further detail that no action of the Court shall, with respect to any Asbestos Insurance Entity, constitute a trial or hearing on the merits or an adjudication or judgment under any of the Asbestos Insurance Policies, except that the Asbestos Insurance Entities shall be bound by the Court’s findings and conclusions that under the Bankruptcy Code, the transfer of rights under the Asbestos Insurance Transfer Agreement is valid and enforceable against each Asbestos Insurance Entity notwithstanding any anti-assignment provision in or incorporated into any Asbestos Insurance Policy, Asbestos In-Place Insurance Coverage, Asbestos Insurance Settlement Agreement or applicable non-bankruptcy law.

If a non-settling Asbestos Insurance Entity asserts that it has rights of contribution, indemnity, reimbursement, subrogation or other similar claims (collectively, for purposes of Section 7.15(i) of the Plan, “Contribution Claims”) against a Settled Asbestos Insurance Company, (a) such Contribution Claims may be asserted as a defense or offset against the Asbestos PI Trust or the Reorganized Debtors (as applicable) in any Asbestos Insurance Action including such non-settling Asbestos Insurance Entity, and the Asbestos PI Trust or the Reorganized Debtors (as applicable) may assert the legal or equitable rights, if any, of the Settling Asbestos Insurance Entity, and (b) to the extent such Contribution Claim is determined to be valid, pursuant to a Final Order, the liability (if any) of such non-settling Asbestos Insurance Entity to the Asbestos PI Trust or the Reorganized Debtors (as applicable) shall be reduced by the amount of such Contribution Claim.

4.8                               Injunctions, Releases and Discharge

Section 7.13 and Article 8 of the Plan work together to shield the Debtors and certain other parties from any liability for any Claims dealt with under the Plan.

Article 8 of the Plan provides the following:

4.8.1                     Discharge

4.8.1.1                                   Discharge of the Debtors and Related Discharge Injunction

The rights afforded in the Plan and the treatment of all Claims, Plan Claims, Demands and Equity Interests in the Plan shall be in exchange for and shall discharge all Claims, Plan Claims, Demands and Equity Interests of any nature whatsoever, including any interest accrued thereon from and after the Petition Date, against the Debtors and the Debtors in Possession, or their assets, properties, or interests in property.  Except as otherwise provided in the Plan, on the Effective Date, all Claims, Plan Claims, Demands against, and Equity Interests in the Debtors and the Debtors in Possession shall be discharged.  The Reorganized Debtors shall not be responsible for any obligations of the Debtors or the Debtors in Possession except those expressly assumed by the Reorganized Debtors pursuant to the Plan.  All Entities shall be precluded and forever barred from asserting against the Debtors and the Reorganized Debtors, or their assets, properties, or interests in property any other or further Claims, Plan Claims or Demands based upon any act or omission, transaction, or other activity, event, or occurrence of any kind or nature that occurred prior to the Effective Date, whether or not the facts of or legal bases therefor were known or existed prior to the Effective Date, except as expressly provided in the Plan.

With respect to any debts discharged by operation of law under Bankruptcy Code §§ 524(a) and 1141, the discharge of the Debtors operates as an injunction against the commencement or continuation of an action, the employment of process, or an act, to collect, recover, or offset any such debt as a personal liability of the Debtors, whether or not the discharge of such debt is waived; provided, however, that the obligations of the Reorganized Debtors under the Plan and the other Plan Documents to be entered into on the Effective Date are not so discharged.

4.8.1.2                                   Discharge of Liabilities to Holders of Asbestos PI Claims

The transfer to, vesting in, and assumption by the Asbestos PI Trust of the Asbestos PI Trust Assets as contemplated by the Plan, among other things, shall discharge the Debtors, the Reorganized Debtors and their Representatives for and in respect of all Asbestos PI Claims, subject to the reservations listed in Section 8.2.2 of the Plan.  On the Effective Date, the Asbestos PI Trust shall assume the liabilities of the Debtors with respect to all Asbestos PI Claims and shall pay Asbestos PI Claims entitled to payment in accordance with the Asbestos PI Trust Agreement and the TDP.

4.8.1.3                                   Discharge of Liabilities to Holders of Asbestos PD Claims

The transfer to, vesting in, and assumption by the Asbestos PD Trust of the Asbestos PD Trust Assets as contemplated by the Plan, among other things, shall discharge the Debtors, the Reorganized Debtors and their Representatives for and in respect of all Asbestos PD Claims, subject to the reservations listed in Section 8.3.2 of the Plan.  On the Effective Date, the Asbestos PD Trust shall assume the liabilities of the Debtors with respect to all Asbestos PD Claims and shall pay Asbestos PD Claims entitled to payment in accordance with the Asbestos PD Trust Agreement and any Final Orders of the Bankruptcy Court allowing such claims.

4.8.1.4                                   Discharge of Liabilities to Holders of CDN ZAI PD Claims

The transfer to, vesting in, and assumption by the CDN ZAI PD Claims Fund of the CDN ZAI PD Claims as contemplated by the CDN ZAI Minutes of Settlement and the Plan, among other things, shall discharge the Debtors, the Reorganized Debtors and their Representatives for and in respect of all CDN ZAI PD Claims, subject to the reservations listed in Section 8.3.2 of the Plan.  On the Effective Date, the CDN ZAI PD Claims Fund shall assume the liabilities of the

Debtors with respect to all CDN ZAI PD Claims and shall pay CDN ZAI PD Claims entitled to payment in accordance with the terms of the CDN ZAI Minutes of Settlement.

4.8.1.5                                   Disallowed Claims and Disallowed Equity Interests

On and after the Effective Date, the Debtors, the Reorganized Debtors and their Representatives shall be fully and finally discharged of any liability or obligation on a Disallowed Claim or Disallowed Equity Interest, and any order creating a Disallowed Claim that is not a Final Order as of the Effective Date solely because of an Entity’s right to move for reconsideration of such order pursuant to Bankruptcy Code § 502 or Bankruptcy Rule 3008 shall nevertheless become and be deemed to be a Final Order on the Effective Date.  The Confirmation Order, except as otherwise provided in the Plan, or unless the Court orders otherwise, shall constitute an order disallowing all Plan Claims (other than Asbestos PI Claims and Asbestos PD Claims) to the extent such Plan Claims are not allowable under any provision of Bankruptcy Code § 502, including time-barred Claims, and Claims for unmatured interest.

4.8.1.6                                   Non-Dischargeable ERISA Liability

The Parent is a controlled group member within the meaning of 29 U.S.C. § 1301(a)(14) and may also be a contributing sponsor of one or more ongoing, defined benefit pension plans to which Title IV of the ERISA applies (the “Pension Plans”).  The Debtors intend that the Reorganized Parent will continue to be the continuing sponsor of the Pension Plans.  Each of the Pension Plans is a defined benefit pension plan insured by the Pension Benefit Guaranty Corporation (“PBGC”) under ERISA.  The Pension Plans are subject to minimum funding requirements of ERISA and section 412 of the IRC.  Should the Pension Plans be underfunded and should the Pension Plans terminate, the PBGC may assert claims for the underfunding, for any unpaid minimum funding contributions owed the Pension Plan, and for any unpaid premiums owed the PBGC.

Nothing contained in the Plan, Confirmation Order, the Bankruptcy Code (including Bankruptcy Code § 1141), or any other document Filed in the Chapter 11 Cases shall be construed to discharge, release or relieve the Debtors, or any other party, in any capacity, from any liability or responsibility to the PBGC with respect to the Pension Plans under any law, governmental policy, or regulatory provision.  The PBGC shall not be enjoined or precluded from enforcing such liability or responsibility, as a result of any of the provisions of the Plan (including those provisions providing for exculpation, satisfaction, release and discharge of Claims), the Confirmation Order, the Bankruptcy Code (including Bankruptcy Code § 1141), or any other document Filed in the Chapter 11 Cases.  Notwithstanding the foregoing, neither the PBGC nor any other Entity shall assert any liability or responsibility with respect to the Pension Plans under any law, governmental policy or regulatory provisions against, and such liability or responsibility shall not attach to, the Asbestos PI Trust or any of the Asbestos PI Trust Assets, or the Asbestos PD Trust or any of the Asbestos PD Trust Assets.

4.8.2                     The Asbestos PI Channeling Injunction

In order to supplement, where necessary, the injunctive effect of the discharge provided by Bankruptcy Code §§ 1141, 524(a) and 105 and as described in Article 8 of the Plan, and pursuant to the exercise of the equitable jurisdiction and power of the Court under Bankruptcy

Code § 524(g), the Confirmation Order shall provide for issuance of the Asbestos PI Channeling Injunction to take effect as of the Effective Date.

4.8.2.1                                   Asbestos PI Channeling Injunction

On and after the Effective Date, the sole recourse of the Holder of an Asbestos PI Claim or a Successor Claim arising out of or based on any Asbestos PI Claim on account thereof shall be to the Asbestos PI Trust pursuant to the provisions of the Asbestos PI Channeling Injunction and the TDP and such Holder shall have no right whatsoever at any time to assert its Asbestos PI Claim or Successor Claim arising out of or based on any Asbestos PI Claim against the Debtors, the Reorganized Debtors, any other Asbestos Protected Party, or any property or interest (including any Distributions made pursuant to the Plan) in property of the Debtors, the Reorganized Debtors, or any other Asbestos Protected Party.  Without limiting the foregoing, from and after the Effective Date, the Asbestos PI Channeling Injunction shall apply to all present and future Holders of Asbestos PI Claims or Successor Claims arising out of or based on any Asbestos PI Claim, and all such Holders permanently and forever shall be stayed, restrained, and enjoined from taking any and all legal or other actions or making any Demand for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos PI Claims or Successor Claims arising out of or based on any Asbestos PI Claims other than from the Asbestos PI Trust in accordance with the Asbestos PI Channeling Injunction and pursuant to the Asbestos PI Trust Agreement and the TDP, including:

(a)                                  commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding) in any forum against or affecting any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(b)                                 enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(c)                                  creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(d)                                 setting off, seeking reimbursement of, indemnification or contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party; and

(e)                                  proceeding in any other manner with regard to any matter that is subject to resolution pursuant to the Asbestos PI Trust, except in conformity and compliance with the Asbestos PI Trust Agreement and the TDP.

4.8.2.2                                   Reservations from Asbestos PI Channeling Injunction

Notwithstanding anything to the contrary above, the Asbestos PI Channeling Injunction issued pursuant to Section 8.2.1 of the Plan shall not enjoin:

(a)                                  the rights of Entities to the treatment accorded them under the Plan, including the rights of Entities with Asbestos PI Claims to assert such Asbestos PI Claims in accordance with the TDP;

(b)                                 the rights of Entities to assert any claim, debt, obligation or liability for payment of expenses of the Asbestos PI Trust solely against the Asbestos PI Trust or the Asbestos PI Trust Assets;

(c)                                  the rights of the Asbestos PI Trust and, to the extent permitted by the Asbestos Insurance Transfer Agreement, the Insurance Contributors, to prosecute any cause of action or to assert any Claim, Demand, debt, obligation, or liability for payment against any Entity (but not the Sealed Air Indemnified Parties), including any Asbestos Insurance Entity, based on or arising from the Asbestos Insurance Rights; and

(d)                                 the rights of the Asbestos PI Trust and, to the extent permitted by the Asbestos Insurance Transfer Agreement, the Insurance Contributors, to receive any settlement, award, payment of cash or other property of any kind whatsoever from any Entity, (but not the Sealed Air Indemnified Parties) including any Asbestos Insurance Entity in satisfaction of any Asbestos Insurance Rights.

Except as otherwise expressly provided in the Plan, the Sealed Air Settlement Agreement, or the Fresenius Settlement Agreement, nothing contained in the Plan shall constitute or be deemed a waiver of any claim, right, or cause of action that the Debtors, the Reorganized Debtors, or the Asbestos PI Trust may have against any Entity in connection with or arising out of or based on any Asbestos PI Claim.

4.8.3                     The Asbestos PD Channeling Injunction

In order to supplement, where necessary, the injunctive effect of the discharge provided by Bankruptcy Code §§ 1141, 524(a) and 105 and as described in Article 8 of the Plan, and pursuant to the exercise of the equitable jurisdiction and power of the Court under Bankruptcy Code § 524(g), the Confirmation Order shall provide for issuance of the Asbestos PD Channeling Injunction to take effect as of the Effective Date.  In connection with confirmation of the Plan, the Court shall enter a case management order setting forth procedures for determining the allowance or disallowance of the Unresolved Asbestos PD Claims.

4.8.3.1                                   Asbestos PD Channeling Injunction

On and after the Effective Date, (1) the sole recourse of the Holder of an Asbestos PD Claim, or a Successor Claim arising out of or based on any Asbestos PD Claim on account thereof, shall be to the Asbestos PD Trust; and (2) the sole recourse of a Holder of a CDN ZAI PD Claim, or a Successor Claim arising out of or based on any CDN ZAI PD Claim, shall be to the CDN ZAI PD Claims Fund as set forth in the CDN ZAI Minutes of Settlement, pursuant to the provisions of the Asbestos PD Channeling Injunction and any Final Orders of the Bankruptcy Court allowing such claims, and such Holders shall have no right whatsoever at any time to assert their Asbestos PD Claim, Successor Claim arising out of or based on any Asbestos PD Claim, CDN ZAI PD Claim, or Successor Claim arising out of or based on any CDN ZAI PD Claim against the Debtors, Reorganized Debtors, any other Asbestos Protected Party, or any property or interest (including any Distributions made pursuant to the Plan) in property of the Debtors, the Reorganized Debtors, or any other Asbestos Protected Party.  Without limiting the foregoing, from and after the Effective Date, the Asbestos PD Channeling Injunction shall apply to all present and future Holders of Asbestos PD Claims, Successor Claims arising out of or based on any Asbestos PD Claim, CDN ZAI PD Claims, and Successor Claims arising out of or based on any CDN ZAI PD Claim, and all such Holders permanently and forever shall be stayed, restrained, and enjoined from taking any and all legal or other actions or making any Demand for the purpose of, directly or indirectly, collecting, recovering, or receiving payment of, on, or with respect to any Asbestos PD Claims, Successor Claims arising out of or based on any Asbestos PD Claim, CDN ZAI PD Claims, or Successor Claims arising out of or based on any CDN ZAI PD Claim other than from the Asbestos PD Trust in accordance with the Asbestos PD Channeling Injunction and pursuant to the Asbestos PD Trust Agreement in the case of Asbestos PD Claims or in accordance with the Asbestos PD Channeling Injunction and pursuant to the CDN ZAI Minutes of Settlement in the case of CDN ZAI PD Claims, including:

(a)                                  commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding) in any forum against or affecting any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(b)                                 enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(c)                                  creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(d)                                 setting off, seeking reimbursement of, indemnification or contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party; and

(e)                                  proceeding in any other manner with regard to any matter that is subject to resolution pursuant to the Asbestos PD Trust, except in conformity and compliance with the Asbestos PD Trust Agreement in the case of Asbestos PD Claims, or proceeding in any other manner with regard to any matter that is subject to resolution pursuant to the CDN ZAI Minutes of Settlement in the case of CDN ZAI PD Claims.

4.8.3.2                                   Reservations from Asbestos PD Channeling Injunction

Notwithstanding anything to the contrary above, the Asbestos PD Channeling Injunction issued pursuant to Section 8.3.1 of the Plan shall not enjoin:

(a)                                  the rights of Entities to the treatment accorded them under the Plan, including the rights of Entities with Asbestos PD Claims to assert such Asbestos PD Claims in accordance with the case management order to be entered by the Bankruptcy Court that will address such claims, and the rights of Entities with CDN ZAI PD Claims to assert such CDN ZAI PD Claims in accordance with the provisions set forth in the CDN ZAI Minutes of Settlement; and

(b)                                 the rights of Entities to assert any claim, debt, obligation or liability for payment of expenses of the Asbestos PD Trust solely against the Asbestos PD Trust or the Asbestos PD Trust Assets;

Except as otherwise expressly provided in the Plan, the Sealed Air Settlement Agreement, or the Fresenius Settlement Agreement, nothing contained in the Plan shall constitute or be deemed a waiver of any claim, right, or cause of action that the Debtors, the Reorganized Debtors, or the Asbestos PD Trust may have against any Entity in connection with or arising out of or based on any Asbestos PD Claim or CDN ZAI PD Claim.

4.8.4                     Asbestos Insurance Entity Injunction(s)

Pursuant to the exercise of the equitable jurisdiction and power of the Court under Bankruptcy Code § 105(a), the Confirmation Order shall provide for issuance of the Asbestos Insurance Entity Injunction to take effect as of the Effective Date.

4.8.4.1                                   Asbestos Insurance Entity Injunctions

4.8.4.1.1                         Injunction for the Benefit of the Asbestos PI Trust

(a)                                  All Entities that have held or asserted, that hold or assert, or that may in the future hold or assert, any claim, demand, or cause of action against any Asbestos Insurance Entity, based upon, arising out of, or in any way connected with any Asbestos PI Claim or Demand or any Asbestos Insurance Rights, whenever and wherever arisen or asserted (including all claims in the nature of or sounding in tort, or under contract, warranty, or any other theory of law, equity, or admiralty) shall be stayed, restrained, and enjoined from taking any action for the purpose of directly or indirectly collecting, recovering, or receiving payments, satisfaction, or recovery with respect to any such claim, demand, or cause of action, including:

                                                (i)            commencing, conducting, or continuing, in any manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding in any forum) against or affecting any Asbestos Insurance Entity, or any property or interest in property of any Asbestos Insurance Entity;

                                                (ii)           enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Asbestos Insurance Entity, or any property or interest in property of any Asbestos Insurance Entity;

                                                (iii)          creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any Asbestos Insurance Entity, or any property or interest in property of any Asbestos Insurance Entity;

                                                (iv)          setting off, seeking reimbursement of, indemnification or contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Asbestos Insurance Entity, or any property or interest in property of any Asbestos Insurance Entity; and

                                                (v)           proceeding in any other manner with regard to any matter that is subject to resolution pursuant to the Asbestos PI Trust, except in conformity and compliance with the Asbestos PI Trust Agreement, the TDP, and the appropriate Asbestos Insurance Settlement Agreements.

(b)                                 The Asbestos PI Trust shall have the sole and exclusive authority at any time to terminate, reduce or limit the scope of, the Asbestos Insurance Entity Injunction issued pursuant to Section 8.4.1.1 of the Plan as it may apply to any Asbestos Insurance Entity upon express written notice to that Asbestos Insurance Entity; and

(c)                                  The Asbestos Insurance Entity Injunction is not issued for the benefit of any Asbestos Insurance Entity, and no Asbestos Insurance Entity is or may become a third-party beneficiary of the Asbestos Insurance Entity Injunction.

4.8.4.1.2                         Reservations from the Injunction for the Benefit of the Asbestos PI Trust

Notwithstanding anything to the contrary above, the Asbestos Insurance Entity Injunction issued pursuant to Section 8.4.1.1 of the Plan shall not enjoin:

(a)                                  the rights of any Entity to the treatment accorded it under the Plan;

(b)                                 the rights of the Asbestos PI Trust or, to the extent provided in the Asbestos Insurance Transfer Agreement, any of the Insurance Contributors, to prosecute any cause of action or to assert any claim, demand, debt, obligation, or liability for payment against any Entity (but not the Sealed Air Indemnified Parties), including any Asbestos Insurance Entity or any property or interest in property of any Asbestos Insurance Entity, based on or arising from the Asbestos Insurance Rights for the Asbestos PI Trust’s benefit; and

(c)                                  the rights of the Asbestos PI Trust or, to the extent provided in the Asbestos Insurance Transfer Agreement, any of the Insurance Contributors, to receive any settlement, award, payment of Cash or other property of any kind whatsoever from any Entity (but not the Sealed Air Indemnified Parties), including any Asbestos Insurance Entity or any property or interest in property of any Asbestos Insurance Entity, in satisfaction of any Asbestos Insurance Rights that the Asbestos PI Trust or any of the Insurance Contributors, may have against any of the foregoing.

4.8.5                     Successor Claims Injunction

Pursuant to the exercise of the equitable jurisdiction and power of the Court under Bankruptcy Code § 105(a), the Confirmation Order shall provide for issuance of the Successor Claim Injunction to take effect as of the Effective Date.

4.8.5.1                                   Injunction

All Entities that have held or asserted, that hold or assert, or that may in the future hold or assert, any Successor Claim based on or arising from, in whole or in part, directly or indirectly, the Cryovac Transaction or Fresenius Transaction (other than Successor Claims arising out of or based on any Asbestos PI Claim, Asbestos PD Claim or CDN ZAI PD Claim) against any Asbestos Protected Party shall be stayed, restrained, and enjoined from taking any and all legal or other actions or making any demand for the purpose of directly or indirectly collecting, recovering, or receiving payments, satisfaction, or recovery with respect to any such Successor Claim, including:

(a)           commencing, conducting, or continuing in any manner, directly or indirectly, any suit, action, or other proceeding (including a judicial, arbitration, administrative, or other proceeding) in any forum against or affecting any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(b)           enforcing, levying, attaching (including any prejudgment attachment), collecting, or otherwise recovering by any means or in any manner, whether directly or indirectly, any judgment, award, decree, or other order against any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(c)           creating, perfecting, or otherwise enforcing in any manner, directly or indirectly, any Encumbrance against any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party;

(d)           setting off, seeking reimbursement of, indemnification or contribution from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability owed to any Asbestos Protected Party, or any property or interest in property of any Asbestos Protected Party; and

(e)           proceeding in any other manner with regard to any Successor Claim based on or arising from, in whole or in part, directly or indirectly, the Cryovac Transaction or Fresenius

Transaction (other than Successor Claims arising out of or based on any Asbestos PI Claim, Asbestos PD Claim or CDN ZAI PD Claim).

4.8.6                     Injunctions and Releases Related to the Sealed Air Indemnified Parties and Fresenius Indemnified Parties

As required by the Sealed Air Settlement Agreement, the Sealed Air Settlement Order, the Fresenius Settlement Agreement, and the Fresenius Settlement Order, the injunctions and releases outlined in the Plan, including the Asbestos PI Channeling Injunction and the Asbestos PD Channeling Injunction provided under Bankruptcy Code § 524(g) and the Successor Claims Injunction provided under Bankruptcy Code § 105(a), shall absolutely and unequivocally extend to and protect the Sealed Air Indemnified Parties and the Fresenius Indemnified Parties.

4.8.7                     Terms of Certain Injunctions and the Automatic Stay

4.8.7.1                                   Injunctions and/or Automatic Stays in Existence Immediately Prior to Confirmation

All of the injunctions and/or automatic stays provided for in or in connection with the Chapter 11 Cases, whether pursuant to Bankruptcy Code §§ 105, 362, or any other provision of the Bankruptcy Code or other applicable law, in existence immediately prior to the Confirmation Date shall remain in full force and effect until the injunctions set forth in the Plan become effective, and thereafter if so provided by the Plan, the Confirmation Order, or by their own terms.  In addition, on and after the Confirmation Date, the Reorganized Debtors or the Plan Proponents, acting together, may seek such further orders as they may deem necessary or appropriate to preserve the status quo during the time between the Confirmation Date and the Effective Date.

4.8.7.2                                   Injunctions Provided for in the Plan

Each of the injunctions provided for in the Plan shall become effective on the Effective Date and shall continue in effect at all times thereafter unless otherwise provided by the Plan.  Notwithstanding anything to the contrary contained in the Plan, all actions in the nature of those to be enjoined by such injunctions shall be enjoined during the period between the Confirmation Date and the Effective Date.

4.8.8                     Additional Releases and Indemnification

4.8.8.1                                   Release of Sealed Air Indemnified Parties

On or prior to the Effective Date, (i) the SA Debtors, the Asbestos PI Committee and the Asbestos PD Committee shall execute and deliver the “Release” (as defined in the Sealed Air Settlement Agreement); (ii) the “Government Plaintiff” (as defined in the Sealed Air Settlement Agreement) shall execute and deliver the “Government Release” (as defined in the Sealed Air Settlement Agreement); and (iii) the Asbestos PI Committee and the Asbestos PD Committee shall deliver the Fresenius Release (as defined in the Sealed Air Settlement Agreement), all as provided for in the Sealed Air Settlement Agreement.  In addition, in consideration for the Cryovac Payment, each of the SA Non-Debtor Affiliates shall irrevocably release, acquit, and forever discharge the Sealed Air Indemnified Parties from any and all present and future

Asbestos-Related Claims and Demands related thereto and any and all present and future SA Claims, Canadian Claims, SA Debts, and SA Damages on the basis of, and arising from, or attributable to (in whole or in part, directly or indirectly) the Fresenius Transaction that have accrued or been asserted or that hereafter might accrue or be asserted against the Sealed Air Indemnified Parties, and that each Non-Debtor Affiliate shall not institute, participate in, maintain, maintain a right to or assert against the Sealed Air Indemnified Parties, either directly or indirectly, on its own behalf, derivatively, or on behalf of any other Entity any and all present and future Asbestos-Related Claims and Demands related thereto, and any and all claims, present and future SA Claims, Canadian Claims, SA Debts, and SA Damages on the basis of, arising from, or attributable to (in whole or in part, directly or indirectly) the Fresenius Transaction.

The SA Debtors and the Reorganized Debtors shall defend, indemnify, and hold harmless each of the Sealed Air Indemnified Parties as provided in, and to the extent set forth, in the Sealed Air Settlement Agreement.

The SA Debtors shall, jointly and severally, at their sole expense, indemnify, defend, and hold harmless the Sealed Air Indemnified Parties from and against (1) any and all present and future Asbestos-Related Claims and Demands related thereto and all SA Indemnified Taxes, (2) any and all losses, costs, and expenses incurred as a result of any breach of any of the SA Debtors’ or SA Non-Debtor Affiliates’ obligations, covenants, and agreements set forth or referred to in the Sealed Air Settlement Agreement, including any such obligation, covenant, or agreement of any SA Debtor or SA Non-Debtor Affiliates set forth in the Plan or Confirmation Order, (3) if any SA Non-Debtor Affiliate has not executed and delivered a “Release” (as defined in the Sealed Air Settlement Agreement), any and all Asbestos-Related Claims and Demands related thereto based on, arising out of, or attributable to, directly or indirectly, in whole or in part, such SA Non-Debtor Affiliate and (4) any and all attorneys’ fees or costs and expenses attributable to any “SA Indemnity Claim” (as defined below), provided, however, that in each case such indemnification shall not apply to “Excluded Fees” (as defined in the Sealed Air Settlement Agreement) such indemnity obligations, collectively, the “SA Debtors’ Indemnity Obligation”; and any and all SA Claims, SA Debts, or SA Damages that could be asserted by any of the Sealed Air Indemnified Parties under the SA Debtors’ Indemnity Obligation, the “SA Indemnity Claims”), and provided, further, that nothing in the Sealed Air Settlement Agreement, or the Plan, shall adversely affect any rights of any Entity to file and pursue, or object to, a proof of Claim for “Excluded Fees” (as defined in the Sealed Air Settlement Agreement) in the Chapter 11 Cases;

Each SA Debtor shall execute and deliver an indemnity agreement in favor of the Released Parties in the form annexed as Exhibit 6 to the Sealed Air Settlement Agreement (the “SA Indemnification Agreement”).  The SA Debtors’ Indemnity Obligation (and the obligations, covenants, and agreements of each of the SA Debtors and SA Non-Debtor Affiliates set forth or referred to in the Sealed Air Settlement Agreement, including any such obligation, covenant, or agreement of any SA Debtor or SA Non-Debtor Affiliate set forth in the Plan or Confirmation Order) shall not be discharged, expunged, estimated, or otherwise adversely affected in or by the Chapter 11 Cases or by the confirmation of the Plan.

The SA Debtors’ Indemnity Obligation (and the obligation, covenants, and agreements of each of the SA Debtors and SA Non-Debtor Affiliates set forth or referred to in the Sealed Air

Settlement Agreement, including any such obligation, covenant, or agreement of any SA Debtor or SA Non-Debtor Affiliate set forth in the Plan or Confirmation Order) shall continue unaffected as a post-confirmation obligation of each of the Reorganized Debtors.

4.8.8.2                                   Reservation of Rights With Respect to Cryovac Transaction Contractual Obligations

Notwithstanding anything to the contrary in the Plan, any of the Plan Documents, or the Confirmation Order, nothing in the Plan, any of the Plan Documents or the Confirmation Order (including any other provisions that purports to be preemptory or supervening) shall in any way operate to, or have the effect of, impairing or limiting the contractual rights, obligations, and defenses of the parties to the Cryovac Transaction with respect to outstanding claims arising out of the interpretation or application of the documents governing the Cryovac Transaction.  All such contractual rights, obligations and defenses shall survive confirmation and the Debtors’ discharge and remain fully effective and enforceable after the Effective Date.

4.8.8.3                                   Release of Fresenius Indemnified Parties

Upon receipt of the Fresenius Payment, the Debtors, the Reorganized Debtors, the Asbestos PI Committee, and the Asbestos PD Committee will fully, finally and forever release, relinquish and discharge each and every Fresenius Indemnified Party from any and all Grace-Related Claims that the Debtors, the Reorganized Debtors, the Asbestos PI Committee or the Asbestos PD Committee have asserted or could have asserted in the Bankruptcy Court or any other forum against any of the Fresenius Indemnified Parties and the release that is attached as Appendix B to the Fresenius Settlement Agreement shall become effective.  Upon receipt of the Fresenius Payment, in addition to the more limited duties of indemnification by the Debtors to the Fresenius Indemnified Parties under Article III of the Fresenius Settlement Agreement, the Debtors and the Reorganized Debtors shall indemnify, defend and hold harmless the Fresenius Indemnified Parties as provided in and to the extent set forth in the Fresenius Settlement Agreement.

4.8.8.4                                   Assumption of the 1998 Tax Sharing Agreement and Section 4.04 of the TSIA

(a)           The Confirmation Order shall constitute an order authorizing the assumption by each of the Debtors of the 1998 Tax Sharing Agreement.  The 1998 Tax Sharing Agreement shall be an assumed agreement of each of the Debtors (including Grace New York and Grace-Conn) pursuant to 11 U.S.C. § 365 and nothing contained in, or contemplated by, the Plan, the Confirmation Order, or the Sealed Air Settlement Agreement shall adversely affect the rights of the Debtors, Sealed Air Corporation or any of their Affiliates under the 1998 Tax Sharing Agreement.

(b)           The Confirmation Order shall constitute an order authorizing the assumption by each of the Debtors of Section 4.04 of the TSIA.  Section 4.04 of the TSIA shall be an assumed agreement of each of the Debtors (including Grace New York and Grace-Conn) pursuant to 11 U.S.C. § 365 and nothing contained in, or contemplated by, the Plan, the Confirmation Order, or the Fresenius Settlement Agreement shall adversely affect the rights of the Debtors, Fresenius or any of their Affiliates under Section 4.04 of the TSIA.

4.8.8.5                                   Effect of the Fresenius Settlement Agreement, the Fresenius Settlement Order, the Sealed Air Settlement Agreement, and the Sealed Air Settlement Order

Notwithstanding anything to the contrary in the Plan, any of the Plan Documents, or the Confirmation Order, nothing in the Plan, any of the Plan Documents or the Confirmation Order (including any other provisions that purports to be preemptory or supervening) shall in any way operate to, or have the effect of, impairing or limiting the legal, equitable or contractual rights or obligations of the Sealed Air Indemnified Parties, the Fresenius Indemnified Parties or the Debtors, the Reorganized Debtors, the other Estate Parties, and the Non-Debtor Affiliates, respectively, pursuant to the Sealed Air Settlement Agreement, the Sealed Air Settlement Order, the Fresenius Settlement Agreement or the Fresenius Settlement Order, as applicable, each of which is expressly made a part of the Plan and incorporated in the Plan by reference.

4.8.8.6                                   Release of Avoidance Actions

Effective as of the Effective Date, the Debtors and the Reorganized Debtors fully, finally and forever release, relinquish and discharge each and every Claim, cause of action, or right of the Debtors, the Reorganized Debtors or any of them, arising under the Bankruptcy Code, including any avoidance or recovery actions under sections 544, 545, 547, 548, 549, 550, 551 and 553 of the Bankruptcy Code, or under any similar state statutes, which seek recovery of or with respect to any payment by, or transfer of any interest in property of, by any of the Debtors or the Debtors in Possession on account of an Asbestos PI Claim or any Claim that would have constituted an Asbestos PI Claim had such payment or transfer not been made.  Notwithstanding the foregoing, the release provided in Section 8.8.6 of the Plan shall supplement the other releases provided by the Debtors and Reorganized Debtors to the Sealed Air Indemnified Parties and the Fresenius Indemnified Parties pursuant to the Plan and nothing in Section 8.8.6 of the Plan in any way limits or modifies, nor shall be construed to in any way limit or modify, the scope of such releases.

4.8.8.7                                   Specific Releases by Holders of Claims or Equity Interests

Without limiting any other provisions of the Plan, each Holder of a Claim or Equity Interest who votes in favor of the Plan or receives or retains any property under the Plan shall be deemed to have released unconditionally the Asbestos Protected Parties, the Asbestos Insurance Entities, the Unsecured Creditors’ Committee, the Asbestos PI Committee, the Asbestos PD Committee, the Equity Committee, the Asbestos PI FCR and the Asbestos PD FCR, and each party’s Representatives, as of the Effective Date, from any and all Claims, SA Claims, SA Damages, obligations, rights, suits, judgments, damages, causes of action, remedies, and liabilities of any nature whatsoever, whether known or unknown, foreseen or unforeseen, matured or unmatured, existing or hereafter arising, in law, equity, or otherwise, that such Entity would have been legally entitled to assert in its own right (whether individually or collectively), based in whole or in part upon any act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date in any way relating or pertaining to, the Debtors or the Reorganized Debtors, their operations on or before the Effective Date, their respective property, the Chapter 11 Cases, or the negotiation, formulation, and preparation of the Plan or any related agreements, instruments, or other documents.  Section 8.8.7 of the Plan is not intended to preclude a governmental entity from enforcing its police and regulatory powers.

4.8.8.8                                   Release by Debtors and Estate Parties

Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Debtor, in its individual capacity and as a debtor-in-possession for and on behalf of its estate and its Affiliates, and the Reorganized Debtors on their own behalf and as representatives of their respective estates and their Affiliates, and their respective successors, assigns and any and all Entities who may purport to claim by, through, for or because of them, and any third parties, are hereby deemed to release and waive conclusively, absolutely, unconditionally, irrevocably, and forever each and all of the Debtors’ and their Non-Debtor Affiliates’ Representatives and their respective properties (the “Released Parties”), from any and all Claims, obligations, rights, suits, damages, remedies, liabilities, or causes of action in any manner arising from, based on, or relating to, in whole or in part, the Debtors, the Debtors’ property, the Chapter 11 Cases, the purchase, sale, or rescission of the purchase or sale of any security of the Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Interest that is treated in the Plan, the restructuring of Claims and Interests prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the Plan and this Disclosure Statement, or related agreements, instruments, or other documents, involving any act, omission, transaction, agreement, occurrence, or event taking place on or before the Effective Date other than any act or omission of a Released Party that constitutes willful misconduct.  Any act or omission taken with the approval of the Bankruptcy Court will be conclusively deemed not to constitute willful misconduct.

4.8.8.9                                   Indemnification of Representatives of the Debtors and Non-Debtor Affiliates

The Reorganized Debtors will defend, indemnify, and hold harmless to the fullest extent permitted by applicable law, all Representatives of the Debtors, and all Representatives of the Non-Debtor Affiliates, on and after the Effective Date for all Claims, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever that are purported to be released pursuant to Sections 8.8.7 and 8.8.8 of the Plan.  Nothing in Section 8.8.9 of the Plan is intended to, and shall not, alter in any way the rights of the present and/or former officers and/or directors of the Debtors and the Non-Debtor Affiliates, under the Debtors’ By-Laws and/or Certificate of Incorporation, and the Non-Debtor Affiliates’ applicable by-laws and/or certificates of incorporation, whatever those rights may be.

4.8.8.10                            Indemnification of Reorganized Debtors and Their Representatives by the Asbestos PI Trust

From and after the Effective Date, the Asbestos PI Trust shall protect, defend, indemnify and hold harmless, to the fullest extent permitted by applicable law each of the Reorganized Debtors and their Representatives from and against:  (a) any and all Asbestos PI Claims or Successor Claims arising out of or based on any Asbestos PI Claim to the extent they are subject to the Asbestos PI Channeling Injunction, together with any and all related Damages, (b) any and all Damages relating to Asbestos PI Claims or Successor Claims purported to be covered by the Asbestos PI Channeling Injunction, to the extent that such Asbestos PI Claims or Successor Claims are brought in jurisdictions outside of the United States of America or are not otherwise, for any reason, subject to the Asbestos PI Channeling Injunction, (c) any and all Claims or

Damages arising out of, resulting from, or attributable to, directly or indirectly, the assignment, transfer or other provision to the Asbestos PI Trust of the Asbestos Insurance Rights, and (d) any and all Claims or Damages arising out of Asbestos PI Claims, to the extent such Claims or damages are based upon Claims brought by, on behalf of or in the name of the Asbestos PI Trust on account of or derived from the Asbestos PI Trust Assets; provided however, that notwithstanding the foregoing, no Reorganized Debtor or any of their Representatives shall be entitled to be protected, defended, indemnified or held harmless from any criminal proceeding or any Claims or Damages arising out of, resulting from, or attributable to, directly or indirectly, the criminal proceeding styled United States v. W. R. Grace & Co., et al., Case No. CR-05-07-M-DWM (D. Mont), or any similar or related proceeding or any settlement thereof.  If there shall be pending any Claim against the Asbestos PI Trust for indemnification under Section 8.8.10 of the Plan, the Asbestos PI Trust shall maintain sufficient assets (as determined in good faith by the Asbestos PI Trustees of the Asbestos PI Trust) to fund any payments in respect of that Claim for indemnification.

For purposes of Section 8.8.10 of the Plan only, “Damages” to any Entity covered by the indemnity in Section 8.8.10 of the Plan shall mean any cost, damage (including any consequential, exemplary, punitive or treble damage) or expense (including reasonable fees and actual disbursements by attorneys, consultants, experts or other Representatives and costs of litigation) imposed upon that Entity.  The Reorganized Debtors shall provide prompt notice to the Asbestos PI Trust upon becoming aware of the basis for any claim for indemnification under Section 8.8.10 of the Plan.

4.9                               EXECUTORY CONTRACTS, UNEXPIRED LEASES, LETTERS OF CREDIT, SURETY BONDS, COMPENSATION, INDEMNITY AND BENEFIT PROGRAMS

Article 9 of the Plan sets forth provisions dealing with executory contracts, unexpired leases, letters of credit, surety bonds, employee compensation, certain indemnity agreements and Benefit Programs.

Section 9.2 of the Plan provides that letters of credit related to Pre petition Credit Facilities will be refinanced upon emergence from the Chapter 11 Cases.  All other letters of credit and surety bonds on account of non asbestos claims will remain in place and become obligations of the Reorganized Debtors.  Claims based on payment of letters of credit and surety bonds issued or provided on account of Asbestos PI Claims will be treated as Indirect PI Trust Claims and will be channeled to the Asbestos PI Trust.  Claims based on payment of letters of credit and surety bonds issued or provided on account of Asbestos PD Claims will be treated as Indirect PD Trust Claims and will be channeled to the Asbestos PD Trust.

Section 9.3 of the Plan provides for the continuation of existing employee and retiree benefit plans, programs and policies, in each case subject to the rights to amend, modify or terminate such benefits under the terms of the applicable plan, agreement or non-bankruptcy law.

In addition to the provisions of Article 9 of the Plan, subsequent to the Effective Date, the Reorganized Debtors will continue to provide medical care to some of the residents of Libby, Montana consistent with the Libby Medical Program, which was first enacted by the Debtors in April 2000.

4.10        RETENTION OF JURISDICTION

Article 10 of the Plan provides that the Bankruptcy Court will retain exclusive jurisdiction over any matter (i) arising under the Bankruptcy Code, (ii) arising in or related to the Chapter 11 Cases or the Plan, or (iii) that relates to the matters enumerated in Article 10.  Notwithstanding the foregoing, the District Court shall retain jurisdiction for such matters to which the automatic reference to the Bankruptcy Court has been withdrawn.

4.11        MISCELLANEOUS PROVISIONS

Article 11 of the Plan deals with a variety of miscellaneous matters including:

•      authority of the Debtors

•      payment of statutory fees

•      retained causes of action

•      third-party agreements

•      requirements of the Fresenius Settlement Agreement

•      requirements of the Sealed Air Settlement Agreement

•      dissolution of the Unsecured Creditors’ Committee, the Asbestos PI Committee, the Asbestos PD Committee and the Equity Committee

•      continued retention of the Asbestos PI Future Claimants’ Representative and the Asbestos PD Future Claimants’ Representative

•      exculpation

•      title to assets

•      discharge of liabilities

•      entirety of the agreement

•      notices

•      headings

•      governing law

•      filing of additional documents

•      compliance with tax requirements

•      exemption from transfer taxes

•      further assurances

•      further authorizations

The more significant sections of Article 11 of the Plan are:

Section 11.3.1 of the Plan - Maintenance of Causes of Action:  Nothing in Section 11.3 of the Plan shall be deemed to be a transfer by the Debtors and the Reorganized Debtors of any Claims, causes of action, or defenses relating to assumed executory contracts or otherwise which are required by the Reorganized Debtors to conduct their businesses in the ordinary course subsequent to the Effective Date.  Moreover, except as otherwise expressly contemplated by the Plan, the Sealed Air Settlement Agreement, the Fresenius Settlement Agreement or other Plan Documents, and except for the Trust Causes of Action, from and after the Effective Date, the Reorganized Debtors shall have and retain any and all rights to commence and pursue any and all Claims, causes of action, including the Retained Causes of Action, or defenses against any parties, including holders of Asbestos PD Claims, other Claimants and Holders of Equity Interests, whether such causes of action accrued before or after the Petition Date.

The Reorganized Debtors shall retain and may exclusively enforce any and all such Claims, rights or causes of action, including Retained Causes of Action, and commence, pursue and settle the causes of action in accordance with the Plan.  The Reorganized Debtors shall have the exclusive right, authority, and discretion to institute, prosecute, abandon, settle, or compromise any and all such claims, rights, and causes of action, including Retained Causes of Action, without the consent or approval of any third party and without any further order of the Court.

Section 11.3.2 of the Plan - Preservation of All Causes of Action not Expressly Settled or Released:  Unless a Claim or cause of action against a Claimant or other Entity is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtors expressly reserve such Claim or Retained Cause of Action (including any unknown causes of action) for later adjudication by the Reorganized Debtors and Trust Causes of Action for later adjudication by the Asbestos PI Trust.  Therefore, no preclusion doctrine, including the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, waiver, estoppel (judicial, equitable, or otherwise) or laches shall apply to such claims, Retained Causes of Action, or Trust Causes of Action upon or after the Confirmation Date or Effective Date of the Plan based on this Disclosure Statement, the Plan or the Confirmation Order, except where such Claims or Retained Causes of Action have been released in the Plan or other Final Order.  In addition, the Debtors, the Reorganized Debtors, and the successor entities under the Plan expressly reserve the right to pursue or adopt any Claim alleged in any lawsuit in which the Debtors are defendants or an interested party, against any Entity, including the plaintiffs or co-defendants in such lawsuits.

Any Entity to whom the Debtors have incurred an obligation (whether on account of services, purchase or sale of goods or otherwise), or who has received services from the Debtors or a transfer of money or property of the Debtors, or who has transacted business with the Debtors, or leased equipment or property from the Debtors should assume that such obligation, transfer, or transaction may be reviewed by the Debtors or the Reorganized Debtors, and may, if appropriate, be the subject of an action after the Effective Date, whether or not (i) such Entity has filed a proof of Claim against the Debtors in the Chapter 11 Cases; (ii) such Claimant’s proof of Claim has been objected to; (iii) such Claimant’s Claim was included in the Debtors’ Schedules; or (iv) such Claimant’s scheduled Claim has been objected to by the Debtors or has been identified by the Debtors as a Disputed Claim, a Contingent Claim, or an Unliquidated Claim.

Section 11.4 of the Plan - Third-Party Agreements:  The Distributions to the various Classes of Plan Claims in the Plan will not affect the right of any Entity to levy, garnish, attach, or employ any other legal process with respect to such Distributions by reason of any claimed subordination rights or otherwise.  All of such rights and any agreements relating thereto will remain in full force and effect.

Section 11.5 of the Plan - Requirements of the Fresenius Settlement Agreement:  Except as expressly waived in writing by Fresenius in its absolute discretion, each of the provisions to be included in the Plan to satisfy the preconditions to the payment of the Fresenius Payment set forth in the Fresenius Settlement Agreement and the other requirements of the Fresenius Settlement Agreement, to the extent not already included in the Plan or waived pursuant to the terms of the Fresenius Settlement Agreement, shall be included in Exhibit 13 in the Exhibit Book and which shall be expressly incorporated into the Plan by reference and made a part thereof as if the same were fully set forth in the Plan.

Section 11.6 of the Plan - Requirements of the Sealed Air Settlement Agreement: Except as expressly waived in writing by each of Sealed Air Corporation and Cryovac, Inc. in their absolute discretion, each of the provisions to be included in the Plan to satisfy the preconditions to the payment of the Cryovac Payment set forth in the Sealed Air Settlement Agreement and the other requirements of the Sealed Air Settlement Agreement, to the extent not already included in the Plan or waived pursuant to the terms of the Sealed Air Settlement Agreement, shall be included in Exhibit 22 in the Exhibit Book which shall be expressly incorporated in the Plan by reference and made a part hereof as if the same were fully set forth in the Plan.

Section 11.8 of the Plan - Exculpation:  None of the Reorganized Debtors, the Debtors, the Non-Debtor Affiliates, the Sealed Air Indemnified Parties, the Fresenius Indemnified Parties, the Asbestos PI Trustees of the Asbestos PI Trust, the Trust Advisory Committee, the Asbestos PD Trustees of the Asbestos PD Trust, the Asbestos PI Committee, the Asbestos PD Committee, the Unsecured Creditors’ Committee, the Equity Committee, the Asbestos PI FCR, the Asbestos PD FCR, or any of their respective Representatives are to have or incur any liability to any Entity for any act or omission in connection with or arising out of the Chapter 11 Cases, including the negotiation of the Plan or the settlements provided in the Sealed Air Settlement Agreement and the Fresenius Settlement Agreement, the pursuit of confirmation of the Plan, the consummation of the Plan or the settlement provided in the Sealed Air Settlement Agreement or Fresenius Settlement Agreement, or the administration of the Plan or the property to be distributed under the Plan so long as, in each case such action, or failure to act, did not constitute gross negligence or willful misconduct.  In all respects, they will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.  Any act or omission taken with the approval of the Bankruptcy Court will be conclusively deemed not to constitute gross negligence or willful misconduct. Section 11.8 of the Plan is not intended to preclude a governmental entity from enforcing its police and regulatory powers.

Section 11.9 of the Plan - Title to Assets; Discharge of Liabilities:  Upon the transfer of the Asbestos PI Trust Assets into the Asbestos PI Trust, such Asbestos PI Trust Assets shall be indefeasibly vested in the Asbestos PI Trust free and clear of all Claims, Equity Interests, Encumbrances, and other interests of any Entity.  Notwithstanding the foregoing, or anything else in the Plan to the contrary, the Asbestos PI Trust Assets shall remain subject to any and all restrictions imposed by applicable securities laws and the Sealed Air Common Stock shall remain subject to any and all restrictions imposed by the Sealed Air Settlement Agreement (including any rights of Sealed Air under the Sealed Air Settlement Agreement).  Upon the transfer of the Asbestos PD Trust Assets into the Asbestos PD Trust, such Asbestos PD Trust Assets shall be indefeasibly vested in the Asbestos PD Trust free and clear of all Claims, equity interests, Encumbrances, and other interests of any Entity.  Except as otherwise provided in the Plan and in accordance with Bankruptcy Code § 1123(b)(3), on the Effective Date, title to all of the Debtors’ assets and properties and interests in property, including the Retained Causes of Action, shall vest in the Reorganized Debtors free and clear of all Claims, Equity Interests, Encumbrances, and other interests, and the Confirmation Order shall be a judicial determination of discharge of the liabilities of the Debtors.

Section 11.11 of the Plan - Notices:  Any notices, statements, requests, and demands required or permitted to be provided under the Plan, in order to be effective, must be:  (i) in writing (including by facsimile transmission), and unless otherwise expressly provided in the Plan, shall be deemed to have been duly given or made (A) if personally delivered or if delivered by facsimile or courier service, when actually received by the Entity to whom notice is sent, (B) if deposited with the United States Postal Service (but only when actually received), at the close of business on the third business day following the day when placed in the mail, postage prepaid, certified or registered with return receipt requested, or (C) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid) (but only when actually received) and (ii) addressed to the appropriate Entity or Entities to whom such notice, statement, request or demand is directed (and, if required, its counsel), at the address of such Entity or Entities set forth in Section 11.11 of the Plan (or at such other address as such Entity may designate from time to time by written notice to all other Entities listed in Section 11.11 in accordance with Section 11.10 of the Plan).

Section 11.16 of the Plan - Exemption from Transfer Taxes:  Pursuant to Bankruptcy Code § 1146(a), the issuance, transfer, or exchange of notes or equity securities under the Plan, the creation of any mortgage, deed of trust, or other security interest, the making or assignment of any lease or sublease, or the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with the Plan shall be exempt from all taxes as provided in Bankruptcy Code § 1146(a).

5.      TRANSACTIONAL DOCUMENTS TO BE EXECUTED IN CONJUNCTION WITH THE PLAN AND EFFECTIVE DATE

In conjunction with confirmation of the Plan and the Effective Date, the Reorganized Debtors and the Asbestos PI Trust shall execute several Transactional Documents necessary to implement the Plan and the Asbestos PI Settlement.  Additionally, in conjunction with confirmation of the Plan and the Effective Date, Parent shall execute and deliver to the Asbestos PD Trust the Asbestos PD Note to implement the Plan and the Asbestos PD Trust Agreement.  Those documents are outlined herein and can be found in the Exhibit Book as indicated below.

5.1          Deferred Payment Agreement

Pursuant to the Deferred Payment Agreement, Reorganized Grace-Conn and the Asbestos PI Trust agree that Reorganized Grace-Conn or any successor thereto will make deferred payments of $110 million per year for five years beginning in 2019, and $100 million per year for ten years beginning in 2024, as further set forth in the agreement at Exhibit 11 to the Exhibit Book, backed by the Grace Guaranty described below in Section 5.2, to fund, in part, the Asbestos PI Trust.

5.2          Grace Guaranty

Pursuant to the Grace Guaranty, the Reorganized Parent guarantees, as a primary obligor and not merely as a surety, Reorganized Grace-Conn’s obligations for the full and prompt payment of all Deferred Payments and all other amounts payable under the Deferred Payment Agreement and Reorganized Grace-Conn’s due performance of all of its other obligations under the Deferred Payment Agreement.  The obligations are secured by the Reorganized Parent’s obligation to issue and deliver to the Asbestos PI Trust shares of the Reorganized Parent’s common stock pursuant to the terms and conditions of the Share Issuance Agreement described below in Section 5.3.  A copy of the Grace Guaranty is Exhibit 15 in the Exhibit Book.

5.3          Share Issuance Agreement

Pursuant to the Share Issuance Agreement, the Reorganized Parent and the Asbestos PI Trust agree, among other things, that if Reorganized Grace-Conn defaults under the terms of the Deferred Payment Agreement, the Asbestos PI Trust may demand the issuance by the Reorganized Parent of shares of the Reorganized Parent’s common stock equal to 50.1% of the total number of issued and outstanding shares of the Reorganized Parent’s common stock.  The obligation to issue the shares described in the preceding sentence secures and serves as support and credit enhancement for the prompt and complete payment of the payments pursuant to the Deferred Payment Agreement described above in Section 5.1.  A copy of the Share Issuance Agreement is Exhibit 20 in the Exhibit Book.

5.4          Warrant

Pursuant to the Warrant Agreement, the Reorganized Parent and the Asbestos PI Trust agree that the Reorganized Parent shall issue the Warrant, valid for one year from the date of issuance in accordance with the terms of the Warrant Agreement, to the Asbestos PI Trust to acquire 10 million shares of Reorganized Parent Common Stock at an exercise price of $17 per share (subject to adjustment as provided in the Warrant Agreement) to fund, in part, the Asbestos PI Trust.  A copy of the Warrant Agreement is Exhibit 24 in the Exhibit Book.

5.5          Plan Registration Rights Agreement

Pursuant to the Plan Registration Rights Agreement, the Reorganized Parent and the Asbestos PI Trust agree, among other things, that the Reorganized Parent, on the fifth business day following the issuance of the Warrant described above in Section 5.4, shall file a Shelf Registration Statement with the SEC covering all or a portion of the securities issued in connection with the issuance of the warrant to enable the resale, on a delayed or continued basis, of those securities.  A copy of the Plan Registration Rights Agreement is Exhibit 17 in the Exhibit Book.

5.6          Asbestos PD Note

Pursuant to the terms of the Asbestos PD Note, the Parent shall commit to pay the Asbestos PD Trust on January 1 and July 1 of each year, a dollar amount equal to (i) the amount of the Asbestos PD Claims that were Allowed against the Asbestos PD Trust during the preceding six-month period, plus interest thereon accruing at the then-applicable federal judgment rate per annum from the date of allowance of each such Asbestos PD Claim; and (ii) the Asbestos PD Trust Expenses payment for the next succeeding six-month period following the Asbestos PD Trust Expenses payment paid as part of the Asbestos PD Initial Payment.  The Asbestos PD Note shall be secured by Parent’s obligation to issue 50.1% of Parent Common Stock as of the Effective Date.  A copy of the Asbestos PD Note is Exhibit 7 in the Exhibit Book.

6.      LIMITED SUBSTANTIVE CONSOLIDATION

On the Effective Date, each of the Debtors’ estates will be substantively consolidated pursuant to Bankruptcy Code § 105(a) for the limited purposes of allowance, treatment and Distribution under the Plan.  Substantive consolidation is an equitable doctrine that permits the Court to merge the assets and liabilities of affiliated entities so that the combined assets and liabilities are treated as though held by one entity.  It is well established that Bankruptcy Code § 105(a), which provides, in pertinent part, that the “court may issue any order, process, or judgment that is necessary or appropriate to carry out the provisions of this title,” empowers a bankruptcy court to authorize substantive consolidation.  The Bankruptcy Code also contemplates consolidation under a chapter 11 plan in aid of reorganization.  See 11 U.S.C. § 1123(a)(5).

As a result of the limited substantive consolidation proposed under the Plan, on the Effective Date, all assets, property, rights and Claims of the Debtors will be deemed pooled for purposes of allowance, treatment and Distribution under the Plan.  In addition, a Holder of Claims against two or more of the Debtors arising from or relating to the same underlying debt that would otherwise constitute Allowed Claims against two or more Debtors, including Claims based on joint and several liability, contribution, indemnity, subrogation, reimbursement, surety, guaranty, co-maker and similar concepts, will have only one Allowed Claim against the consolidated Debtors on account of such Claims.

The limited substantive consolidation proposed under the Plan will not affect (other than for Plan voting, treatment and/or Distribution purposes) (a) the legal and corporate structures of any Reorganized Debtor or (b) Equity Interests in the Debtors other than the Parent.  As set forth in Section 7.14 of the Plan, the Plan does not contemplate the merger or dissolution of any Debtor or the transfer between Debtors or commingling of any assets of any Debtor.  It is, however, expected that a number of the Reorganized Debtors that do not operate any business or own significant assets will be merged or dissolved after the Effective Date.

The Debtors have reviewed the factors relevant to substantive consolidation and believe that the facts in the Chapter 11 Cases warrant the limited substantive consolidation proposed under the Plan.  The Third Circuit Court of Appeals has held that debtors may be substantively consolidated when (a) there is consent, (b) the debtors’ creditors relied on the breakdown of entity borders and treated the debtors as one legal entity, or (c) the debtors’ assets and liabilities are so scrambled that separating them is prohibitive and hurts all creditors.  In re Owens Corning, 419 F.3d 195, 208 (3d Cir. 2005).

A substantive consolidation for the limited purposes proposed under the Plan is primarily appropriate because the Debtors’ creditors may have dealt with substantially all of the Debtors as a single economic unit.  In particular, Grace-Conn owns substantially all of the assets, conducts substantially all of the business, and realizes substantially all of the revenues and earnings of the Debtors.  Grace-Conn manages the Debtors (other than the Parent) and Non-Debtor Affiliates, performs substantially all work related to the other Debtors and their assets, and pays substantially all their expenses.

The Debtors believe that their prior course of dealing and history of business operations could result in the expectations of creditors treating all of the Debtors as one consolidated “Grace” unit and could, therefore, justify limited substantive consolidation for Plan purposes.

Other facts supporting substantive consolidation of the Debtors include the following:  (a) the Parent owns 100% of the Capital Stock of Grace-Conn and two other Debtors and Grace-Conn is the direct or indirect parent company of all the other Debtors as well as of the Non-Debtor Affiliates; (b) almost all of the directors and officers of the Debtors are directors, officers and/or employees of Grace-Conn; (c) under internal Debtor guidelines, most major non-ordinary course transactions by the Debtors must be approved by the Parent’s Board of Directors or members of senior management as well as by the other Debtors’ Boards of Directors; (d) the Debtors and the U.S. Non-Debtor Affiliates file consolidated federal tax returns, and joint or combined tax returns in a number of states; and (e) the Debtors and the Non-Debtor Affiliates prepare and file consolidated financial statements and SEC filings.

The affairs of the Debtors are entangled and essentially focused at the Grace-Conn level.  More particularly: (i) most of the Debtors other than W. R. Grace & Co. and Grace-Conn are corporations whose assets were sold and whose operations were terminated before the Petition Date; (ii) some of the Debtors own real property and immaterial amounts of other property, but only a few Debtors conduct any business or have their own employees or bank accounts; (iii) substantially all the administrative work with respect to the Debtors (for example, maintenance of property, sale of assets, payment of taxes and other governmental fees and charges, accounting and legal services) is provided by Grace-Conn employees; and (iv) with the exception of a few Debtors with Cash on hand or revenue from business operations, leases, sales of property or intercompany loans, substantially all of the expenses of the Debtors are paid by Grace-Conn.  Thus, separately accounting for the individual assets and liabilities of each Debtor will be time-consuming, costly and a needless waste of assets that could potentially reduce the recoveries of certain creditors.

Finally, and importantly, there will be no prejudice to any creditor resulting from the limited substantive consolidation of the Debtors proposed by the Plan.  The Plan provides for payment in full, in cash of the Allowed Amount of all Claims against the Debtors (other than Asbestos PI Claims, which will be paid by the Asbestos PI Trust, Asbestos PD Claims, which will be paid by the Asbestos PD Trust, and CDN ZAI PD claims, which will be paid by the CDN ZAI PD Claims Fund) and preserves the Debtors’ Equity Interests, including Equity Interests in the Parent.

Based on the foregoing, the Debtors believe that the limited substantive consolidation proposed by the Debtors under the Plan is warranted.

7.      VOTING AND CONFIRMATION PROCEDURES

7.1          Voting Procedures

The voting procedures summarized in this Article 7 were established in the Confirmation Procedures Order.  You should carefully read the Confirmation Procedures Order.  It establishes, among other things:  (1) the deadlines, procedures and instructions for voting to accept or reject the Plan, (2) the applicable standards for tabulating Ballots and Master Ballots, (3) the deadline for filing objections to confirmation of the Plan, and (4) the date and time of the Confirmation Hearing.

The Confirmation Procedures Order should be referred to if you have any questions concerning the procedures described herein.  If there are any inconsistencies or ambiguities between this Disclosure Statement and the Confirmation Procedures Order, the Confirmation Procedures Order will control.

7.1.1       Voting Instructions and Deadline

If one or more of your Claims and/or Equity Interests is in a voting Class, you have obtained, or the Debtors’ Voting Agent has sent, you one or more Ballot(s) and/or Master Ballot(s) with return envelopes (WITHOUT POSTAGE ATTACHED) for voting to accept or reject the Plan.  The Plan Proponents urge you to accept the Plan by completing, signing and returning the enclosed Ballot(s) in the return envelope(s) (WITH POSTAGE AFFIXED BY YOU) to the Voting Agent as follows:

If by hand delivery/courier:	If by U.S. mail:

BMC Group, Inc. Attn: W. R. Grace Voting Agent 17850 Lake Drive East Chanhassen, MN 5317	BMC Group, Inc. Attn: W. R. Grace Voting Agent P.O. Box 2007 Chanhassen, MN 5317-2007

•      TO BE COUNTED, THE VOTING AGENT MUST RECEIVE YOUR COMPLETED BALLOT AND/OR MASTER BALLOT NO LATER THAN 4:00 P.M., EASTERN TIME, ON [                          ], 2008 (THE “VOTING DEADLINE”).  IF THE COURT EXTENDS OR WAIVES THE PERIOD DURING WHICH VOTES WILL BE ACCEPTED BY THE DEBTORS, THE TERM “VOTING DEADLINE” FOR SUCH SOLICITATION SHALL MEAN THE LAST TIME AND DATE TO WHICH SUCH SOLICITATION IS EXTENDED.

•      ANY EXECUTED BALLOT OR COMBINATION OF BALLOTS REPRESENTING CLAIMS OR EQUITY INTERESTS IN THE SAME CLASS HELD BY THE SAME HOLDER THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN OR THAT INDICATES BOTH AN ACCEPTANCE AND REJECTION OF THE PLAN SHALL NOT BE COUNTED.

•      ANY BALLOT OR MASTER BALLOT RECEIVED AFTER THE VOTING DEADLINE SHALL NOT BE COUNTED.

Detailed voting instructions are printed on and/or accompany each Ballot and/or Master Ballot.  Any unsigned Ballot or Master Ballot, or any Ballot or Master Ballot without an original signature, including any Ballot or Master Ballot received by facsimile or other electronic means, or any Ballot or Master Ballot with only a photocopy of a signature, will not be counted.  Any Ballot or Master Ballot that is properly completed and timely received will not be counted if such Ballot or Master Ballot was sent in error to, or by, the voting party, because the voting party did not have a Claim or Equity Interest that was entitled to be voted in the relevant voting Class as of the Voting Record Date.

Whenever a Holder of a Claim or Equity Interest casts more than one Ballot or Master Ballot voting the same Claim prior to the Voting Deadline, the last valid Ballot or Master Ballot physically received by the Voting Agent prior to the Voting Deadline will be deemed to reflect the voter’s intent and thus will supersede and replace any prior cast Ballot(s) or Master Ballot(s) and any prior cast Ballot(s) or Master Ballot(s) will not be counted.  The Debtors, without notice, subject to contrary order of the Bankruptcy Court, may waive any defect in any Ballot or Master Ballot at any time, either before or after the close of voting.  Such determinations will be disclosed in the voting report and any such determination by the Debtors will be subject to de novo review by the Court.

7.2          Confirmation Procedures

7.2.1       Confirmation Hearing

Bankruptcy Code § 1128(a) requires the Bankruptcy Court, after notice, to hold a hearing on confirmation of the Plan.  Bankruptcy Code § 1128(b) provides that any party-in-interest may object to confirmation of the Plan.

The Bankruptcy Court has set the Confirmation Hearing for [        :             ]. m., Eastern Time on [              ], 2009, in the United States Bankruptcy Court, 824 Market Street, Wilmington, Delaware 19801.  The Confirmation Hearing may be adjourned, from time to time, without notice, other than an announcement of an adjourned date at such hearing or an adjourned hearing, or by posting such continuance on the Bankruptcy Court’s docket.

7.2.2       Objections to Confirmation of the Plan

Any objections to confirmation of the Plan must be in writing (with proposed changes to the Plan being marked for changes, i.e., blacklined against the Plan), and must be filed with the Clerk of the Bankruptcy Court with a copy to the Bankruptcy Court’s chambers, together with a

proof of service thereof, and served on counsel for the Debtors and the Office of the United States Trustee on or before [                                ] at 4:00 P.M., Eastern Time.  Bankruptcy Rule 3020 governs the form of any such objection.

Counsel on whom objections must be served are:

Counsel for the Debtors: Kirkland & Ellis LLP 200 E. Randolph Drive Chicago, Illinois 60601		Counsel for Asbestos PI Committee: Caplin & Drysdale, Chartered One Thomas Circle NW, Suite 1100 Washington, D.C. 20005
Attn:	David Bernick	Attn:	Peter Van N. Lockwood
	Janet S. Baer		Ronald Reinsel
Jeffrey Liesemer
Kirkland & Ellis LLP
153 East 53rd Street New York, New York 10022		Caplin & Drysdale, Chartered 375 Park Avenue, 35th Floor
Attn:	Theodore L. Freedman	New York, New York
	Deanna D. Boll	Attn:	Elihu Inselbuch
Craig A. Bruens
Campbell & Levine, LLC 800 King Street, Suite 300 Wilmington, Delaware 19801
		Attn:	Marla R. Eskin
Mark T. Hurford

Co-Counsel for the Debtors: Pachulski Stang Ziehl & Jones LLP 919 North Market Street, 17th Floor P.O. Box 8705		Counsel for Unsecured Creditors’ Committee: Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038-4982
Wilmington, Delaware 19899-8705		Attn:	Lewis Kruger
(courier 19801)			Arlene Krieger
Attn:	Laura Davis Jones		Kenneth Pasquale
James E. O’Neill
Timothy P. Cairns

Counsel for Asbestos PD Committee: Bilzin Sumberg Baena Price & Axelrod LLP 200 South Biscayne Blvd., Suite 2500 Miami, Florida 33131		Counsel for Equity Committee: Kramer Levin Naftalis & Frankel LLP 1177 Avenue of the Americas New York, NY 10022
Attn:	Scott L. Baena	Attn:	Phillip Bentley
	Jay Sackalo		Douglas Mannal

Ferry, Joseph & Pearce, P.A. 824 Market Street, Suite 904 P.O. Box 1351 Wilmington, Delaware 19899		Buchanan Ingersoll & Rooney PC The Brandywine Building 1000 West Street, Suite 1410 P.O. Box 1397
Attn:	Theodore Tacconelli	Wilmington, Delaware 19801
		Attn:	Teresa K.D. Currier

Counsel for Asbestos PI Future Claimants’ Representative: Orrick, Herrington & Sutcliffe LLP Columbia Center 1152 15th Street, NW Washington, DC 20005-1706		Counsel for Asbestos PD Future Claimants’ Representative:
Attn:	Roger Frankel
Richard H. Wyron
	Debra L. Felder	Counsel for Sealed Air Corporation and
Cryovac, Inc.
Phillips, Goldman & Spence, P.A. 1200 North Broom Street Wilmington, Delaware 19806		Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036
Attn:	John C. Phillips, Jr.	Attn:	D. J. Baker

Counsel for the United States Trustee: Office of the United States Trustee 844 N. King Street, Suite 2207 Lock Bock 35		Counsel for Fresenius McDermott, Will & Emery 227 W. Monroe, Suite 4400 Chicago, IL 60606
Wilmington, Delaware 19801		Attn:	David S. Rosenbloom
Attn:	David Klauder

UNLESS AN OBJECTION TO CONFIRMATION IS TIMELY SERVED UPON COUNSELS FOR THE ABOVE-NAMED PARTIES AND PROPERLY FILED WITH THE BANKRUPTCY COURT, IT WILL NOT BE CONSIDERED BY THE BANKRUPTCY COURT.

7.2.3       Questions About the Disclosure Statement, Plan, or Ballots and Master Ballots

You may address any questions you have about this Disclosure Statement, the Plan or your Ballot(s) to the Debtors’ Voting Agent:

If by hand delivery/courier: BMC Group, Inc. 444 N. Nash Street El Segundo, CA 90245-2822 Attn: Grace Voting Agent	If by U.S. mail: BMC Group, Inc. P.O. Box 913 El Segundo, CA 90245-0913 Attn: Grace Voting Agent

or by telephone at (888) 909-0100 or email to wrgrace@bmcgroup.com.

8.                 REQUIREMENTS FOR CONFIRMATION OF THE PLAN

8.1                               Bankruptcy Code § 1129 Generally

At the Confirmation Hearing, the Bankruptcy Court will determine whether the confirmation requirements of Bankruptcy Code § 1129 have been satisfied.  If so, the Bankruptcy Court will enter the Confirmation Order.  The Debtors believe that the Plan satisfies or will satisfy the applicable requirements for confirmation, as follows:

•                The Plan complies with the applicable provisions of the Bankruptcy Code.  See 11 U.S.C. § 1129(a)(1).

•                The Debtors, as proponents of the Plan, have complied with the applicable provisions of the Bankruptcy Code.  See 11 U.S.C. § 1129(a)(2).

•                The Plan has been proposed in good faith and not by any means forbidden by law.  See 11 U.S.C. § 1129(a)(3).

•                Any payment made or promised by the Debtors, or by an Entity acquiring property under the Plan, for services or for costs and expenses in or in connection with the Chapter 11 Cases, or in connection with the Plan and incident to the Chapter 11 Cases, has been disclosed to the Bankruptcy Court, and any such payment made before the confirmation of the Plan is reasonable, or if such payment is to be fixed after confirmation of the Plan, such payment is subject to the approval of the Bankruptcy Court as reasonable.  See 11 U.S.C. § 1129(a)(4).

•                The Debtors have disclosed the identity and affiliations of any individual proposed to serve, after confirmation of the Plan, as a director or officer of the Debtors, and the appointment to, or continuance in, such office of such individual, is consistent with the interests of Claimants and Equity Holders and with public policy, and the Debtors have disclosed the identity of any insider that will be employed or retained by the Reorganized Debtors, and the nature of any compensation for such insider.  See 11 U.S.C. § 1129(a)(5).

•                With respect to each Class of impaired Claims or Equity Interests, either each Holder of a Claim or Equity Interest of such Class has accepted the Plan, or will receive or retain under the Plan on account of such Claim or Equity Interest property of a value, as of the Effective Date of the Plan, that is not less than the amount that such Holder would so receive or retain if the Debtors were liquidated on such date under chapter 7 of the Bankruptcy Code; or if Bankruptcy Code § 1111(b)(2) applies to the Claims of such Class, each Holder of a Claim will receive or retain under the Plan on account of such Claim property of a value, as of the Effective Date of the Plan, that is not less than the value of such Holder’s interest in the Debtors’ estates’ interest in the property that secures such Claims.  See 11 U.S.C. §1129(a)(7).

•                Each Class of Claims or Equity Interests that is entitled to vote on the Plan has either accepted the Plan or is not Impaired under the Plan, or the Plan can be confirmed without the approval of each voting Class pursuant to section 1129(b) of the Bankruptcy Code.  (See Disclosure Statement Sections 8.8.1 & 8.2.1.)  See 11 U.S.C. § 1129(a)(8).

•                Except to the extent that the Holder of a particular Claim has agreed to a different treatment of such Claim and subject to the Fresenius Settlement Agreement, the Plan provides that Allowed Administrative Expense Claims and Allowed Priority Claims will be paid in full on the Effective Date, or as reasonably practicable thereafter, and that Allowed Priority Tax Claims will receive, on account of such Allowed Claims, payment in full on the Effective Date or as reasonably practicable thereafter, or deferred Cash payments plus interest, over a period not exceeding six years after the date of assessment of such Claim, of a value, as of the Effective Date, equal to the Allowed amount of such Claim.  See 11 U.S.C. § 1129(a)(9).

•                At least one Class of impaired Claims has accepted the Plan, determined without including any acceptance of the Plan by any insider holding a Claim of such Class.  See 11 U.S.C. § 1129(a)(10).

•                Confirmation of the Plan is not likely to be followed by the liquidation, or the need for further financial reorganization, of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.  See 11 U.S.C. § 1129(a)(11).

•                The Plan provides that the quarterly fees required under 28 U.S.C. § 1930 have been paid or that they will be paid on the Effective Date of the Plan.  See 11 U.S.C. § 1129(a)(12).

•                The Plan provides for the continuation after the Effective Date of payment of all retiree benefits (as that term is defined in Bankruptcy Code § 1114) at the level established pursuant to Bankruptcy Code § 1114(e)(1)(B) or § 1114(g), at any time prior to confirmation of the Plan, for the duration of the period the Debtors have obligated itself to provide such benefits.  See 11 U.S.C. § 1129(a)(13).

Bankruptcy Code § 524(g) further provides that, in order for the Asbestos PI Channeling Injunction and the Asbestos PD Channeling Injunction to be enforceable, the Plan must provide for section 524(g) trusts that will, among other things:

•                assume the liabilities of a debtor which at the time of entry of the order for relief has been named as a defendant in personal injury, wrongful death, or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products; see Bankruptcy Code § 524(g)(2)(B)(i)(I);

•                be funded in whole or in part by the securities of one (1) or more debtors involved in the Plan and by the obligation of such debtor or debtors to make future payments, including dividends; see Bankruptcy Code § 524(g)(2)(B)(i)(II);

•                own, or by the exercise of rights granted under the Plan would be entitled to own if specified contingencies occur, a majority of the voting shares of:

•                each such debtor;

•                the parent corporation of each such debtor; or

•                a subsidiary of each such debtor that is also a debtor; see Bankruptcy Code § 524(g)(2)(B)(i)(III); and

•                is to use its assets or income to pay Claims and Demands; see Bankruptcy Code § 524(g)(2)(B)(i)(IV).

The Debtors believe that the Plan satisfies all of the statutory requirements of Bankruptcy Code §§ 1129 and 524(g).

8.2                               Vote Required for Class Acceptance

The Bankruptcy Code defines acceptance of a plan by a class of claims as acceptance by holders of two-thirds in dollar amount and more than one-half in number of the claims of that class which actually cast ballots for acceptance or rejection of the plan, i.e., acceptance takes place only if two-thirds in amount and a majority in number of the holders of claims in a given class actually voting cast their ballots in favor of acceptance.  The Bankruptcy Code defines acceptance of a plan by a class of equity interest holders as acceptance by holders of two-thirds in amount of the interests of that class which actually cast ballots for acceptance or rejection of the plan.

Bankruptcy Code § 524(g) further provides that any separate class or classes of the claimants whose claims are to be addressed by a section 524(g) trust must vote, by at least 75 percent of those voting, in favor of the plan.

If a plan is confirmed, then holders of Claims against, or equity interests in, the debtor, whether voting or non-voting and, if voting, whether accepting or rejecting the Plan, are bound by the terms of the plan, including any injunction(s) under Bankruptcy Code §§ 524(g) and/or 105(a).

8.2.1                     Cram Down

Generally, under the Bankruptcy Code, a plan of reorganization must be approved by each impaired class of creditors.  The Bankruptcy Court, however, may confirm a plan that has not been approved by each impaired class if at least one impaired class accepts the plan by the requisite vote and the Bankruptcy Court determines that the plan “does not discriminate unfairly” and is “fair and equitable” with respect to each class that is impaired and has not accepted the plan.  This is often referred to as “cramming down” on a class.

A plan of reorganization does not discriminate unfairly within the meaning of the Bankruptcy Code if each dissenting class is treated equally with other classes of equal rank.  The phrase “fair and equitable” has different meanings depending on whether it is being used with respect to the treatment of secured claims, unsecured claims and equity interests.

As set forth in Bankruptcy Code § 1129(b)(2), the condition that a plan of reorganization be fair and equitable with respect to a class includes the following requirements:

(A)                              With respect to a class of secured claims, the plan provides—

(i)                                   (I)                                    that the holders of such claims retain the liens securing such claims, whether the property subject to such liens is retained by the debtor or transferred to another entity, to the extent of the allowed amount of such claims; and

(II)                                that each holder of a claim of such class receive on account of such claim deferred Cash payments totaling at least the allowed amount of such claim, of a value, as of the effective date of the plan, of at least the value of such holder’s interest in the estate’s interest in such property;

(ii)                                for the sale, subject to section 363(k) of this title, of any property that is subject to the liens securing such claims, free and clear of such liens, with such liens to attach to the proceeds of such sale, and the treatment of such liens on proceeds under clause (i) or (iii) of this subparagraph; or

(iii)                             for the realization by such holders of the indubitable equivalent of such claims.

(B)                                With respect to a class of unsecured claims—

(i)                                   The plan provides that each holder of a claim of such class receive or retain on account of such claim property of a value, as of the effective date of the plan, equal to the allowed amount of such claim; or

(ii)                                The holder of any claim or interest that is junior to the claims of such class will not receive or retain under the plan on account of such junior claim or interest any property.

(C)                                With respect to a class of interests—

(i)                                   The plan provides that each holder of an interest of such class receive or retain on account of such interest property of a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest; or

(ii)                                The holder of any interest that is junior to the interests of such class will not receive or retain under the plan on account of such junior interest any property.

In the event one or more Classes of impaired Claims or Equity Interests rejects the Plan, the Debtors reserve the right to proceed with confirmation pursuant to Bankruptcy Code § 1129(b), and the Bankruptcy Court will determine, at the Confirmation Hearing, whether the Plan is fair and equitable and does not discriminate unfairly against any rejecting impaired Class of Claims or Equity Interests.

8.3                               Feasibility of the Plan

To confirm the Plan, the Bankruptcy Court must find that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors.  This requirement is imposed by Bankruptcy Code § 1129(a)(11) and is referred to as the “feasibility” requirement.  The Debtors believe that they will be able to timely perform all obligations described in the Plan and, therefore, that the Plan is feasible.

The Debtors filed their original Schedules and Statements of Financial Affairs on June 1, 2001 (the “SOFA”).  The Debtors filed amendments and supplements to the SOFA on August 19, 2001, September 3, 2002 and February 11, 2003.

To demonstrate the feasibility of the Plan, the Debtors have prepared the pro forma and prospective financial information for the Reorganized Debtors and the Non-Debtor Affiliates that is outlined in Exhibit 12 in the Exhibit Book, with such information presented on a consolidated basis for the calendar years 2008 and 2009, taking into account the anticipated financial impact of the Plan.  Claimants are advised to review these documents to fully understand the assets and liabilities of the Reorganized Debtors and the Non-Debtor Affiliates.  The Reorganized Debtors and the Non-Debtor Affiliates have used their books and records, knowledge and experience, and opinions of accountants and counsel to provide the financial and other business-related information set forth in this Disclosure Statement.

As explained more fully in Article 6 herein, each of the Debtors’ estates will be substantively consolidated pursuant to Bankruptcy Code § 105(a) for the limited purposes of allowance, treatment and distributions under the Plan.  As a result of the substantive consolidation, on the Effective Date, all property, rights and Claims of the Debtors will be deemed pooled for purposes of allowance, treatment and Distributions under the Plan.

The Financial Information has been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) consistent with those currently utilized by the Debtors in the preparation of its consolidated financial statements except as otherwise noted.  However, the pro forma and prospective financial information has not been audited or reviewed by registered independent accountants.

The pro forma and prospective financial information are based upon a variety of assumptions subject to significant business, economic and competitive uncertainties, contingencies and risks, many of which are beyond the control of the Debtors.  Consequently, the pro forma and prospective financial information should not be regarded as a representation or warranty by the Debtors or by any other Entity that the pro forma or prospective financial information or measures will be realized.  Such information should not be relied upon in making any investment decisions with respect to Parent Common Stock or otherwise.  Actual results may vary materially from those presented and the variations may be adverse.

The Debtors have filed Monthly Operating Reports since the Petition Date and the Parent regularly files form 10-Ks, 10-Qs, and 8-Ks with the SEC which are available at http://investor.grace.com or http://www.sec.gov.  Summary Financial Information of the Debtors for the fiscal years ended December 31, 2005, December 31, 2006 and December 31, 2007 is included in the Exhibit Book as part of the Financial Information.  This summary Financial Information reflects, on a consolidated basis, the activities of the Debtors and certain Non-Debtor Affiliates.

The projections should be read in conjunction with the assumptions, qualifications, and explanations set forth in this Disclosure Statement, the Plan, the Exhibit Book, and the Plan Supplement, in their entirety, and the historical consolidated financial statements (including the notes and schedules thereto) and other financial information set forth in the Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, Quarterly Reports on Form 10-Q for the first and second quarters ending March 31, 2008 and June 30, 2008 respectively, and any other recent Grace report to the Securities and Exchange Commission.

8.4                               Best Interests Test

Bankruptcy Code § 1129(a)(7) requires that the Bankruptcy Court must determine that the plan is in the “best interests” of each holder of a claim or interest in an impaired class.  In particular, the “best interests” test requires that the Bankruptcy Court find either that (i) all members of an impaired class have accepted the plan or (ii) the plan will provide the holder of a claim or equity interest in such class a distribution of a value, as of the effective date of the plan, that is at least equal to what such holder would receive in a hypothetical liquidation of the debtor under chapter 7 of the Bankruptcy Code.

The Best Interests Analysis, which can be found in Exhibit 8 in the Exhibit Book, was prepared by the Debtors with the assistance of the Debtors’ financial consultants, Blackstone, and is based on numerous assumptions and estimates.  The Best Interests Analysis shows that each Holder of a Claim in a class of impaired Claims or of Equity Interests in the Parent will receive value under the Plan that is greater than the value such Holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

8.5                               Information About Corporate Governance, Officers, and Directors of the Reorganized Debtors, and the Management of the Debtors

8.5.1                     Corporate Governance; Limitation of Director Liability

The Certificate of Incorporation or Articles of Incorporation, as applicable, of each of the Debtors that is a corporation will be amended as of the Effective Date to among other things, (i) prohibit the issuance of nonvoting equity securities as required by Bankruptcy Code § 1123(a)(6), and be subject to further amendment as permitted by applicable law, (ii) as to any classes of securities possessing voting power, provide for an appropriate distribution of such power among such classes, including, in the case of any class of equity securities having a preference over another class of equity securities with respect to dividends, adequate provisions for the election of directors representing such preferred class in the event of default in payment of such dividends, and (iii)  effectuate any other provisions of the Plan.  The amended Certificates of Incorporation or Articles of Incorporation, as applicable, will be filed with the Secretary of State or equivalent official in their respective jurisdictions of incorporation on or prior to the Effective Date and be in full force and effect without any further amendment as of the Effective Date.

8.5.2                     Management Compensation and Incentive Program

Pursuant to Bankruptcy Code § 1129(a)(5), the Debtors will disclose in the Plan Supplement the identity of any individuals proposed to serve, after confirmation of the Plan, as a director or officer of the Reorganized Debtors and, if that person is an insider, the nature of any compensation for such insider.

It is anticipated that the total compensation for the Debtors’ directors, officers and key employees after confirmation of the Plan will include base salary, annual bonus, long term incentives, and other benefits in accordance with the existing ordinary business policies of the Debtors.  In addition, after the Effective Date, the Reorganized Debtors may award special cash bonuses of up to an aggregate of $6 million to a select group of key executives in recognition of their contributions during the Chapter 11 Cases, including substantially increasing the revenues and enterprise value of the Grace group and successfully leading the Debtors’ reorganization efforts.  The amount and allocation of such bonus awards will be determined after the Effective Date by the Board of Directors of the Reorganized Parent.

The Debtors’ current long term incentive program is a cash-based program based on financial performance over a three year period (as in effect for the 2002-2005 through the 2007-2009 periods) and a part cash/part stock-based program (as approved for the 2008–2010 period).  The Debtors intend to convert to a 100% stock option-based program for future long term incentive awards.  After the Effective Date, the Debtors expect to establish a new Stock Incentive Plan, the material terms of which will be set forth in the Plan Supplement.  The shares available to be issued under the new Stock Incentive Plan, when combined with certain shares available to be issued under an existing plan, are anticipated to result in approximately 8.3 million total stock options available to be granted during the three year period after the Effective Date.  The total number of options expected to be available for issuance pursuant to the plans represents, prospectively, approximately 10% of the Debtors’ outstanding shares assuming exercise of the Warrant and outstanding stock options granted during 1999 to 2001.  The potential value of the stock option awards (as a yearly average over the three-year period) is expected to approximate the value of the 2008-2010 long term incentive plan, excluding in each case awards to the chief executive officer.  Such compensation is included in the projections and accordingly incorporated into the fully diluted reorganized equity value as further described in Section 2.11 of this Disclosure Statement.

9.                 IMPORTANT CONSIDERATIONS AND RISK FACTORS

9.1                             General

The following provides a summary of various important considerations and risk factors associated with the Plan.  However, it is not exhaustive.  In considering whether to vote for or against the Plan, Holders of Claims or Equity Interests entitled to vote should read and carefully consider the factors set forth below, as well as all other information set forth or otherwise referenced in this Disclosure Statement, including the various risks and other factors described in the Parent’s Annual Report on Form 10-K for the year ended December 31, 2007 and the Quarterly Reports on Form 10-Q for the first and second quarters ending March 31, 2008 and June 30, 2008 respectively, all of which are incorporated herein.

9.2                             Certain Bankruptcy and Mass Tort Law Considerations

9.2.1                   Parties in Interest May Object to the Debtors’ Classification of Claims and Equity Interests

Bankruptcy Code § 1122 provides that a plan of reorganization may place a class or an equity interest in a particular class only if such claim or equity interest is substantially similar to the other claims or equity interests in such class.  The Debtors believe that the classification of Claims and Equity Interests under the Plan complies with the requirements set forth in the Bankruptcy Code because the Debtors created eleven classes of Claims and Equity Interests, each encompassing Claims or Equity Interests that are substantially similar to the other Claims or Equity Interests in each such class.  For example, Class 1 comprises all Claims accorded priority in right to payment under Bankruptcy Code § 507(a) other than Priority Tax Claims or Administrative Expense Claims.  There can be no assurance, however, that the Bankruptcy Court will reach the same conclusion.

9.2.2                     A Delay in Plan Confirmation May Disrupt the Debtors’ Operations and Have Potential Adverse Effects of Prolonged Confirmation Process

A prolonged confirmation process could adversely affect the Debtors’ relationships with their customers, suppliers, and employees, which, in turn, could adversely affect the Debtors’ competitive position, financial condition, and results of operations.  Such developments could, in turn, adversely affect the price of the Parent Common Stock, and hence the value to Holders of Equity Interests and the value of assets available to satisfy Holders of Allowed Claims.

9.2.3                   The Debtors May Not be Able to Secure Confirmation or Consummation of the Plan

There can be no assurance that the Plan will be accepted by the required number of Claimants or Holders of Equity Interests.  Although the Debtors believe that the Plan will satisfy all requirements necessary for confirmation, there can be no assurance that the Bankruptcy Court will reach the same conclusion.  Moreover, there can be no assurance that modifications of the Plan will not be required for confirmation or that such modifications would not necessitate the resolicitation of votes.  There is no assurance that the Bankruptcy Court will approve the Plan as satisfying the requirements of Bankruptcy Code § 1129.  Notwithstanding Bankruptcy Court approval, it is possible that the Plan may not be consummated because of other external factors that may adversely affect the implementation of the Plan.

9.2.4                   The Court May Find the Debtors Are Required to Pay Default Interest

As outlined in Section 2.9.3.1 above, the Plan provides for payment to the Lenders under the Pre-petition Credit Facilities of interest at a rate of 6.09% from the Petition Date through December 31, 2005 and thereafter at floating prime, in each case compounded quarterly.  The Lenders have demanded a payment of post-petition interest at 100% of the contract default rate.  The Debtors have filed an objection to the Bank Claims in that regard and a hearing is set on the matter for September 29, 2008.  If the Court finds that the Debtors must pay the Lenders default interest, the Debtors may not have the financial ability to consummate the Plan or the feasibility of the Plan may become substantially impacted.  Further, the Equity Interest Holders may no longer be bound by the terms of the Asbestos PI Settlement and may withdraw their support for the Plan and insist upon the completion of the estimation proceedings with regard to the value of the Asbestos PI Claims.

9.2.5                   There is a Risk of Post-Confirmation Default

At the Confirmation Hearing, the Bankruptcy Court will be required to make a judicial determination that the Plan is feasible, but that determination does not serve as any guarantee that there will not be any post-confirmation defaults.  The Debtors believe that the cash flow generated from operations will be sufficient to meet Reorganized Grace’s operating requirements, its obligations under the Exit Financing, and other post-confirmation obligations under the Plan.  Reorganized Grace’s projected operating cash flow is set forth in the Debtors’ prospective financial information that is included as Exhibit 12 in the Exhibit Book.

9.2.6                   The Debtors May Object to the Amount or Classification of a Claim

Except as otherwise provided in the Plan and the Final DIP Order (Docket No. 194), the Debtors reserve the right to object to the amount or classification of any Claim or Equity Interest deemed allowed under the Plan.  The estimates set forth in this Disclosure Statement cannot be relied on by any Holder of a Claim or Equity Interest where such Claim or Equity Interest is subject to an objection.  Any Holder of a Claim may not receive its specified share of the estimated distributions described in this Disclosure Statement.

9.2.7                   Resale of Parent Common Stock May be Subject to Requirements Under Applicable Securities Laws

There are several securities law considerations that parties should bear in mind.  These are discussed in Article 12 of this Disclosure Statement.

9.3                             Factors Affecting the Distributions to Holders of Allowed Claims After the Effective Date

9.3.1                     Financial Information is Based on the Debtors’ Books and Records and, Unless Otherwise Stated, No Audit Was Performed

Although the Debtors have used their reasonable best efforts to ensure the accuracy of the financial information provided in this Disclosure Statement, some of the financial information contained in this Disclosure Statement has not been audited and is based upon an analysis of data available at the time of the preparation of the Plan and this Disclosure Statement.  While the Debtors believe that such financial information fairly reflects the financial condition of the Debtors, the Debtors are unable to warrant or represent that the information contained herein and attached hereto is without inaccuracies.

The Asbestos PI Committee, the Asbestos PD Committee, the Asbestos PI FCR, the Asbestos PD FCR and the Equity Committee, and their respective legal and financial advisors, have not taken any independent action to verify the accuracy or completeness of the financial or other information included in this Disclosure Statement, including any financial projections, and expressly disclaim any representation or warranty, express or implied, concerning the accuracy or completeness thereof.

9.3.2                   Variance from the Pro Forma and Prospective Financial Information

The Debtors’ management currently believes that (i) the pro forma financial information included as Exhibit 12 in the Exhibit Book is a reasonable presentation of the accounting effects of the Plan, as if the Plan were in effect at the end of, and for, the periods presented; and (ii) the prospective financial information included in the Exhibit Book is a reasonable estimate of the collective future of the Reorganized Debtors and the Non-Debtor Affiliates.  Unanticipated events and circumstances occurring subsequent to the preparation of the Reorganized Debtors’ and the Non-Debtor Affiliates’ collective pro forma and prospective financial information may affect the actual accounting effects of the Plan and/or the actual financial results of Reorganized Grace.  Although the Debtors’ management believes that the accounting effects of the Plan reflected in Reorganized Grace’s pro forma financial information, and the performance reflected in Reorganized Grace’s prospective financial information, are reasonable and attainable, some or all of the estimates may differ from actual results, and the actual pro forma effects, and/or the actual future financial results, may be materially worse than the estimated effects and results.

In particular, the pro forma and prospective financial information included in the Exhibit Book are each based upon numerous assumptions regarding: (1) the confirmation and consummation of the Plan in accordance with its terms, (2) the anticipated future performance of Reorganized Grace, (3) the tax consequences of the Plan, (4) general business and economic conditions, (5) risks and uncertainties specific to Grace and its business, including, without limitation, those described in Section 9.5; and (6) certain other matters, many of which are beyond the control of the Debtors.  There is no assurance that such assumptions will prove to be valid.  The effect of any variance from the pro forma and prospective financial information may be material and adverse.

9.3.3                   Risk that Amounts of Allowed Claims Will Exceed the Debtors’ Projections

The Allowed Amount of Administrative Expense Claims, Priority Tax Claims, and Claims in Classes 1, 2, 3, 4, 5, 7 and 9 could be more than projected, which, in turn, would impair the value of Parent Common Stock.

9.4                             Factors Affecting the Parent Common Stock

The Parent Common Stock is traded on the New York Stock Exchange (Ticker:  GRA).  Pursuant to the provisions of the Plan, that common stock will not be cancelled and will remain outstanding.  Equity Interests will be impaired by the issuance of the Warrant and the Parent’s obligation to issue Parent Common Stock to the Asbestos PI Trust in the event of default on the Debtors’ deferred payment obligations to the Asbestos PI Trust and/or Parent’s default on its guaranty of such obligations, and will thus be entitled to vote on the Plan.

The estimate of the range of the reorganized equity value set forth in Section 2.11 (Estimated Value of the Reorganized Debtors and Non-Debtor Affiliates) of this Disclosure Statement or elsewhere in the Plan Documents does not purport to be an estimate reflective of the pre- or post-reorganization trading value of the Parent Common Stock.  The estimate reflective of the range of the fully diluted reorganized equity value per share ascribed herein, or elsewhere in the Plan Documents, may or may not correlate with the actual trading price (if any) of Parent Common Stock on the New York Stock Exchange.  It represents hypothetical reorganized values based on numerous assumptions.  The estimated values set forth herein do not necessarily reflect values that could be attainable in public or private markets, and do not consider market trading characteristics, or perceptions in public or private markets about the Reorganized Debtors and/or Non-Debtor Affiliates that may affect the trading price of Parent Common Stock.

Holders’ interests in the Parent Common Stock are subject to dilution on account of, among other things, Parent Common Stock Issued under the Management Incentive Plan, or to the Asbestos PI Trust upon exercise of the Warrant.  Holders’ interests may also be subject to dilution by the possible exercise of the Grace Guaranty to be issued under the Plan.

9.4.1                   The Reorganized Debtors May Not be Able to Achieve Projected Financial Results

The Reorganized Debtors may not be able to meet their projected financial results or achieve the revenue or cash flow that they have assumed in projecting future business prospects.  If the Reorganized Debtors do not achieve these projected revenue or cash flow levels, they may lack sufficient liquidity to continue operating as planned after the Effective Date.  The Debtors’ projected financial results represent the Debtors’ view based on current known facts and hypothetical assumptions about the Reorganized Debtors’ future operations.  However, the projected financial results set forth herein do not guarantee the Reorganized Debtors’ future financial performance.

9.4.2                     The Reorganized Debtors May Not be Able to Meet Post-Reorganization Debt Obligations and Finance All Operating Expenses, Working Capital Needs and Capital Expenditures

To the extent the Reorganized Debtors are unable to meet their projected financial results or achieve projected revenues and cash flows, the Reorganized Debtors may be unable to service their debt obligations as they come due or to meet the Reorganized Debtors’ operational needs.  Such a failure may preclude the Reorganized Debtors from developing or enhancing their products, taking advantage of future opportunities, growing their business or responding to competitive pressures.

9.4.3                     Certain Tax Implications of the Debtors’ Bankruptcy and Reorganization May Increase the Tax Liability of the Reorganized Debtors

Holders of Claims should carefully review Article 11 (Federal Income Tax Consequences of the Plan) to determine how the tax implications of the Plan and these Chapter 11 Cases may adversely affect the Reorganized Debtors.

9.5                             Factors Associated with the Business

9.5.1                     Reorganized Grace May Not Obtain Post-Confirmation Financing

The Plan envisions that Reorganized Grace will obtain Exit Financing.  There is no guaranty that Reorganized Grace will be able to obtain such Exit Financing, or obtain it on the terms contemplated by the pro forma and prospective financial information.

9.5.2                     Certain Debtors are Currently Under Criminal Indictment in Connection with the Former Vermiculite Mining and Processing Activities in Libby, Montana

Along with seven former senior level employees (one of whom is now deceased), certain of the Debtors have been indicted in connection with the Debtors’ former vermiculite mining and processing activities in Libby, Montana.  The indictment accuses the specified Debtors and the co-defendants of conspiracy to violate environmental laws and obstruct federal agency proceedings, violations of the federal Clean Air Act, and obstruction of justice.  The case had been stayed pending the resolution of an appeal by the Debtors to the U.S. Supreme Court of certain pre-trial rulings in favor of the Debtors that were reversed by the Ninth Circuit Court of Appeals.  However, in June, 2008, the Supreme Court denied the Debtors’ certiorari petition.  The Debtors await the setting of a trial date by the Montana District Court.  According to the DOJ, the Debtors could be subject to substantial fines.  The Debtor defendants have categorically denied any criminal wrongdoing and intend to vigorously defend themselves at trial.  The Debtors are unable to assess whether the indictment or any conviction will have a material adverse effect on their results of operations or financial condition. The Debtors expect that legal fees for their defense and that of their co-defendants will total approximately $8 million per quarter leading up to the trial and $24 million through the trial.

9.5.3                    The Debtors are Subject to Environmental Clean-up Fines, Penalties and Damage Claims that have been and Continue to be Costly

The Debtors are subject to lawsuits and regulatory actions, in connection with current and former operations, pursuant to environmental laws that seek clean-up or other remedies.  The Debtors recently settled much of their outstanding environmental liability for non-owned sites by entering into and receiving Bankruptcy Court approval for the Multi-Site Agreement and the Libby Settlement.  However, other environmental claims still remain.  For example, the State of New Jersey is seeking civil penalties for alleged misrepresentations and false statements made in an official filing in connection with the Grace’s closing of a former plant in New Jersey.  Although the State of New Jersey’s attempts to pursue claims relating to this matter have been denied in the Bankruptcy Court and District Court, the matter is currently on appeal before the Third Circuit.  The Debtors are also subject to other lawsuits and investigations by public and private parties under various environmental laws in connection with their current and former operations in various states, including with respect to off-site disposal at facilities where the Debtors have been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, commonly referred to as CERCLA.  The Debtors have established accounting accruals for all environmental matters for which sufficient information is available.  As the Debtors receive new information, their estimated liability may change materially.  The Debtors do not have sufficient information to accrue for all of their environmental risks, and cannot be sure that their actual cash costs will be equal to or less than the current estimates and accruals.  Furthermore, it is reasonably possible that costs associated with those environmental matters for which the Debtors have established accruals may exceed the current accruals by material amounts. Some or all of the Debtors’ liability in connection with alleged violations of environmental laws may not be discharged upon confirmation of the Plan.

9.5.4                    The Debtors’ Ability to Use Future NOL Carryovers to Reduce Future Tax Payments May be Limited if there is a Change in Ownership of the Debtors or if the Debtors do not Generate Sufficient U.S. Taxable Income

The Debtors’ ability to utilize future NOL carryovers may be limited by section 382 of the Internal Revenue Code of 1986, as amended, if the Debtors undergo an ownership change as a result of future changes in the ownership of outstanding Parent Common Stock.  In addition, the Debtors’ ability to utilize NOLs is dependant on their ability to generate sufficient future taxable income in the U.S.

9.5.5                    The Debtors have Unfunded and Underfunded Pension Plan Liabilities which will Likely Require them to use Current and Future Operating Cash Flow to Fund the Shortfall but There is no Assurance that the Debtors will Generate Sufficient Cash Flow to Satisfy these Obligations

The Debtors maintain U.S. and non-U.S. defined benefit pension plans covering employees who meet age and service requirements.  The Debtors’ net pension liability and cost is materially affected by the discount rate used to measure pension obligations, the longevity and actuarial profile of their workforce, the level of plan assets available to fund those obligations and the expected long-term rate of return on plan assets. Significant changes in investment performance or a change in the portfolio mix of invested assets can result in corresponding increases and decreases in the valuation of plan assets, particularly equity securities, or in a change in the expected rate of return on plan assets.  A change in the discount rate would result in a significant increase or decrease in the valuation of pension obligations, affecting the reported funded status of the Debtors’ pension plans as well as the net periodic pension cost in the following years.  Similarly, changes in the expected return on plan assets can result in significant changes in the net periodic pension cost in the following years.

9.5.6                    The International Scope of the Debtors’ Operations Subjects them to the Risks of Doing Business in Foreign Countries, which could Adversely Affect their Business, Financial Condition and Results of Operations

The Debtors conduct a substantial portion of their business outside of the United States, with approximately 67% of their 2007 sales to non-U.S. customers.  The Debtors currently have many production facilities, research and development facilities and administrative and sales offices located outside North America, including facilities and offices located in Europe, Latin America, Africa and Asia.  The Debtors expect sales from international markets to continue to represent a significant portion of their revenue.  Accordingly, the Debtors’ business is subject to risks related to the differing legal, political, social and regulatory requirements and economic conditions of many jurisdictions.  Risks inherent in international operations include the following:

•                 agreements may be more difficult to enforce and receivables more difficult to collect;

•                 foreign countries may impose additional withholding taxes or adopt other restrictions on foreign trade or investment, including currency exchange controls;

•                 the Debtors may have difficulty transferring their profits or capital from foreign operations to the United States or other countries where such funds could be more profitably deployed;

•                 foreign governments may nationalize private enterprises;

•                the Debtors may experience unexpected adverse changes in export duties, quotas and tariffs and difficulties in obtaining export licenses;

•                 intellectual property rights may be more difficult to enforce;

•               the Debtors’ business and profitability in a particular country could be affected by political or economic repercussions on a domestic, country specific or global level from terrorist activities and the response to such activities; and

•                 the Debtors may be affected by unexpected adverse changes in foreign laws or regulatory requirements.

In addition, certain of the Debtors’ operations are in high-risk regions of the world such as the Middle East and portions of Asia, Africa and Latin America.  Unanticipated events, such as geopolitical changes, could adversely affect these operations.  The Debtors’ success as a global business will depend, in part, upon their ability to succeed in differing legal, regulatory, economic, social and political conditions by developing, implementing and maintaining policies and strategies that are effective in each location where they do business.

9.5.7                    The Debtors are Exposed to Currency Exchange Rate Fluctuations that Could Impact their Profitability

The Debtors are exposed to currency exchange rate risk through their non-U.S. operations.  As the Debtors conduct a significant portion of their operations outside the United States, fluctuations in currencies of other countries, especially the Eurodollar, may materially affect their operating results.  For example, changes in currency exchange rates may affect the relative prices at which they and their competitors sell products in the same market and the cost of materials used in their operations.  A substantial portion of their net sales and assets are denominated in currencies other than the U.S. dollar.  During times of a strengthening U.S. dollar, at a constant level of business, their reported international sales, earnings, assets and liabilities will be reduced because the foreign currency will translate into fewer U.S. dollars.

In addition to currency translation risks, the Debtors incur a currency transaction risk whenever one of their operating subsidiaries enters into either a purchase or a sales transaction using a currency different from the operating subsidiary’s functional currency.  Given the volatility of exchange rates, the Debtors may not be able to manage their currency transaction and/or translation risks effectively, or volatility in currency exchange rates may expose their financial condition or results of operations to a significant additional risk.

9.5.8                    There are many Business Factors that Create Risks for the Debtors’ Current Business Operations, as well as Reorganized Grace’s Future Operations

There are many business factors that create risks for the Debtors’ current business operations, as well as Reorganized Grace’s future operations.  These risks include the following:

•                 loss of senior management and other key employees;

•                 greater than expected liabilities for environmental remediation and compliance;

•                 a decline in worldwide oil consumption or the development of new methods of oil refining;

•                 increases in the price of raw materials and energy costs;

•                 product and industry business cycles in the construction and petroleum refining industries may result in reduced sales, operating margins and operating losses;

•                 consolidation of major customers, which could increase customer purchasing power, thereby putting pressure on operating profits;

•               inability to gain customer acceptance, or slower than anticipated acceptance, of new products or product enhancements;

•                 changes in environmental regulations or societal pressures that make the Debtors’ business operations more costly or that change the types of products used by customers, especially petroleum-based products;

•                 slower than anticipated economic advances in less developed countries;

•                 technological breakthroughs rendering a product, a class of products, or a line of business obsolete;

•                 inability to adapt to continuing technological improvements or operating strategies by competitors or customers;

•                 inability to adapt to other improvements made by direct or indirect competitors;

•                 acquisition (through theft or other unlawful means) or use by others of the Debtors’ proprietary technology and other know-how;

•                 claims that the Debtors have infringed upon the proprietary technology and other know-how of others;

•                 an adverse change in relations with employees and/or labor unions; and

•               injury to employees, damage to facilities and disruption of operations as a result of working with dangerous materials.

9.6                              Risk that the Information in this Disclosure Statement May be Inaccurate

The statements contained in this Disclosure Statement are made by the Debtors as of the date hereof, unless otherwise specified herein, and the delivery of this Disclosure Statement after that date does not imply that there has not been a change since that date in the information set forth herein.  The Debtors may subsequently update the information in this Disclosure Statement, but they have no duty to update this Disclosure Statement unless ordered to do so by the Bankruptcy Court.  Further, the pro forma and prospective financial information contained herein, unless otherwise expressly indicated, is unaudited.  Finally, neither the SEC nor any other governmental authority has passed upon the accuracy or adequacy of this Disclosure Statement, the Plan, or any Exhibits in the Exhibit Book.

This Disclosure Statement contains forward-looking statements, that is, information related to future, not past, events.  Such information generally includes the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “anticipates,” “continues” or similar expressions.  For these statements, including, without limitation, the liquidation analyses, pro forma and prospective financial information, and the timing and amounts of actual distributions to Claimants, the Debtors claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The Debtors are subject to risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements or that could cause other forward-looking information to prove incorrect.  Factors that could cause actual results to materially differ from those contained in the forward-looking statements include:  the Debtors’ bankruptcy, plans of reorganization proposed by the Debtors and others, the Debtors’ legal proceedings (especially the Montana criminal proceeding and environmental proceedings), the cost and availability of raw materials and energy, the Debtors’ unfunded pension liabilities, costs of environmental compliance, risks related to foreign operations, especially, security, regulation and currency risks and those factors set forth herein in Article 9 under the caption “Important Considerations and Risk Factors” and in the Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, Quarterly Reports on Form 10-Q for the first and second quarters ending March 31, 2008 and June 30, 2008 respectively, and current reports on Form 8-K, all of which have been filed with the Securities and Exchange Commission and are readily available on the Internet at http://investor.grace.com or http://www.sec.gov.  Reported results should not be considered as an indication of future performance.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof.  The Debtors undertake no obligation to publicly release any revisions to the forward-looking statements contained in this Disclosure Statement, or to update them to reflect events or circumstances occurring after the date of this Disclosure Statement.

10.            ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

The Debtors believe that the Plan affords the Holders of Claims and Equity Interests the potential for the greatest realization on their Claims and Equity Interests and, therefore, is in the best interest of such Holders.  If the Plan is not confirmed, however, the theoretical alternatives include:  (1) continuation of the pending Chapter 11 Cases, (2) alternative plans of reorganization, or (3) liquidation of the Debtors under chapter 7 of the Bankruptcy Code.

10.1                       Continuation of the Chapter 11 Cases

If the Debtors remain in chapter 11 and the Plan, as currently proposed, is not confirmed within the time period projected, the Debtors could continue to operate their businesses and manage their properties as Debtors in Possession.  However, the value of assets and cash flow could be affected by the expenses of operating under chapter 11 of the Bankruptcy Code for a further extended period of time.  Such delay may significantly reduce the recoveries received by Claimants and Equity Interest Holders under any future plan of reorganization.

10.2                       Alternative Plans of Reorganization

If the Plan is not confirmed, it is possible that any other party in interest in the Chapter 11 Cases could attempt to formulate and propose a different plan or plans on such terms as they may desire.  Such alternative plan would still have to meet the requirements of confirmation.  The Debtors believe that the Plan proposed by the Plan Proponents provides the best potential return to both the Debtors’ Claimants and Equity Interest Holders and stands the best chance for being confirmed under Bankruptcy Code § 1129.

10.3                       Chapter 7 Liquidation

Bankruptcy Code § 1129(a)(7) requires that the Bankruptcy Court must determine that the plan is in the “best interests” of each holder of a claim or interest in an impaired class.  In particular, the “best interests” test requires that the Bankruptcy Court find either that (i) all members of an impaired class have accepted the plan or (ii) the plan will provide the holder of a claim or equity interest in such class a distribution of a value, as of the effective date of the plan, that is at least equal to what such holder would receive in a hypothetical liquidation of the debtor under chapter 7 of the Bankruptcy Code.

In a hypothetical liquidation of the Debtors under chapter 7, a trustee would be elected or appointed to liquidate the businesses of the Debtors and the Non-Debtor Affiliates.  This “liquidation value” would consist primarily of the proceeds from a sale of the businesses of the Debtors and Non-Debtor Affiliates.  The amount of the liquidation value available would be distributed first to secured claimants, to the extent of the value of their collateral.  Thereafter, any remaining funds would be distributed in accordance with the priorities of the Bankruptcy Code.  The estimate of liquidation value available to Claimants and Equity Interest Holders would be further reduced by (i) the costs and expenses incurred as a result of the chapter 7 liquidation, and (ii) Administrative Expense Claims and Priority Claims incurred in the Chapter 11 Cases allowed in the chapter 7 case.

The Best Interests Analysis requires estimates of the net proceeds that may be generated as a result of a hypothetical chapter 7 liquidation.  Any such liquidation would necessarily take place in the future under circumstances that cannot be predicted; the amount of such proceeds is therefore highly speculative and could be significantly impacted as a result of the uncertainty that exists as to whether a chapter 7 trustee could sell the assets free and clear of any Claims that could be asserted against the Debtors.  The amount of proceeds available from the liquidation of other assets is an estimate that assumes conditions that may not be present at the time of the chapter 7 liquidation.

The Debtors’ liquidation analysis is included as a component of the “Best Interests Analysis,” attached as Exhibit 8 in the Exhibit Book, and was prepared by the Debtors with the assistance of Blackstone.  Reference is made to the Best Interests Analysis for estimates of liquidation value, costs and expenses and claims amounts, and for a description of the procedures followed, the factors considered, and the assumptions made in preparing the analysis.  In preparing the Best Interests Analysis, the Debtors have projected a range for the Amount of Allowed Claims based on a review of their Schedules and Filed proofs of Claim.  No order or finding has been entered estimating or fixing the amount of Claims.  The actual amount of Claims against the Debtors’ estates could vary significantly from the Debtors’ estimates.  For all of the foregoing reasons, the actual net proceeds available to Claimants and Holders of Equity Interests could vary materially from the amounts in the Best Interests Analysis.

The Debtors believe that the Plan complies with the best interests test, as the Debtors believe that each Holder of a Claim in a class of impaired Claims or of Equity Interests in the Parent will receive value under the Plan that is greater than the value such Holder would receive if the Debtors were liquidated under chapter 7 of the Bankruptcy Code.

11.            FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

The following discussion summarizes certain federal income tax consequences of the Plan to the Debtors, the Reorganized Debtors, the Asbestos PI Trust, the Asbestos PD Trust, the Holders of Claims and the Holders of Equity Interests.  This discussion is based upon the IRC, judicial authorities and current administrative rulings and practices now in effect, all of which are subject to change at any time by legislative, judicial or administrative action.  Any such change could be retroactively applied in a manner that could adversely affect the Debtors, the Reorganized Debtors, the Asbestos PI Trust, the Asbestos PD Trust, Holders of Claims and Holders of Equity Interests.  In particular, some of the consequences discussed herein are based on United States Department of Treasury regulations or IRS notices that have been proposed but not finalized, which regulations are particularly susceptible to change at any time.

The tax consequences of certain aspects of the Plan are uncertain due to the lack of applicable legal authority and may be subject to administrative or judicial interpretations that differ from the discussion below.  The Debtors have not requested a tax ruling from the IRS, and there can be no assurance that the treatment set forth in the following discussion will be accepted by the IRS.  Further, the federal income tax consequences to the Debtors, the Reorganized Debtors, the Asbestos PI Trust, the Asbestos PD Trust and Holders of Claims and/or Equity Interests may be affected by matters not discussed below.  For example, the following discussion does not address state, local or foreign tax considerations that may be applicable; further, it does not address the tax consequences of the Plan to certain types of Holders of Claims or Equity Interests, creditors and stockholders (including foreign persons, financial institutions, life insurance companies, tax-exempt organizations and taxpayers who may be subject to the alternative minimum tax) who may be subject to special rules not addressed herein.

The discussion set forth below is included for general information only.  The Debtors and their counsel and financial advisors are not making any representations regarding the particular tax consequences of confirmation and consummation of the Plan, nor are they rendering any form of legal or tax advice on such tax consequences.  The tax laws applicable to corporations in bankruptcy are extremely complex, and the following summary is not exhaustive.  Holders of Claims and/or Equity Interests are strongly urged to consult their tax advisors regarding tax consequences of the Plan, including U.S. federal, state and local, and foreign tax consequences.

Except where essential to the context, references to the “Debtors” in Article 11 herein refer to both the Debtors and the Reorganized Debtors, collectively.

11.1                       Federal Income Tax Consequences to the Debtors

11.1.1             General Discussion

In general, the Debtors do not expect to incur any substantial tax liability as a result of implementation of the Plan, and do not expect to realize any significant amount of cancellation of indebtedness income.  As a result of certain tort and environmental liabilities that the Debtors expect to satisfy in 2009, the Debtors expect to realize substantial tax losses in that year.  Moreover, upon consummation of the Plan, the Debtors expect to realize additional losses that should result in the Debtors emerging from bankruptcy with a significant NOL available to offset future taxable income.  As discussed in Section 11.1.2 below, the tax deductions received by the

Debtors upon consummation of the Plan should be based on the value of the consideration transferred by the Debtors in satisfaction of their tort, environmental and other liabilities.  The actual amount of the NOL available to the Debtors after consummation of the Plan will depend on the value of those deductions, as well as the outcome of certain unresolved past tax liabilities and the mechanism by which the Debtors finance their bankruptcy emergence.

In connection with obtaining adequate capital to fund their operations upon emergence from bankruptcy, the Debtors may be required to take capital as a dividend from certain of their foreign subsidiaries.  The receipt of these dividends would be taxable to the Debtors for U.S. income tax purposes, and could therefore have an adverse impact on the Debtors’ tax planning.  In addition, the Debtors or their Non-Debtor Affiliates may be forced to pledge some or all of their foreign assets as security in order to obtain Exit Financing, which may be treated as a deemed dividend for U.S. income tax purposes.  Either of these actions could result in the Debtors being forced to realize a significant charge to earnings.

11.1.2             Deduction of Amounts Transferred to Satisfy Asbestos Claims

The tax treatment of transfers of property by the Debtors to the Asbestos PI Trust and the Asbestos PD Trust will vary depending on the characterization of the trusts, e.g., as “grantor trusts” as defined by section 671 et seq. of the IRC, or as a “qualified settlement funds” (“QSF”) as defined by Treasury Regulation section 1.468B-1 et seq.  The Debtors currently expect that the Asbestos PI Trust and the Asbestos PD Trust will be treated as QSFs for federal income tax purposes, meaning that the Debtors should be entitled to an immediate deduction for the fair market value of any property contributed by the Debtors to the Asbestos PI Trust and the Asbestos PD Trust.

Transfers of Cash to the Asbestos PI Trust and the Asbestos PD Trust should be deductible by the Debtors in an amount equal to the amount of such Cash and at the time that such Cash is actually contributed.  Thus, transfers of Cash under the Deferred Payment Agreement should be deductible by the Debtors in the taxable year that such Cash is actually contributed to the Asbestos PI Trust.  The transfer of the Warrant to the Asbestos PI Trust should be deductible by the Debtors in an amount equal to the fair market value of such Warrant at the time of contribution. The transfer of Asbestos Insurance Rights and Trust Causes of Action should generally result in neither income nor deduction to the Debtors.

11.1.3             Cancellation of Debt Income

Under the IRC, a taxpayer generally recognizes gross income to the extent that indebtedness of the taxpayer is cancelled for less than the amount owed by the taxpayer, subject to certain judicial or statutory exceptions.  The most significant of these exceptions with respect to the Debtors is that taxpayers who are operating under the jurisdiction of a federal bankruptcy court are not required to recognize such income.  In that case, however, the taxpayer must reduce its tax attributes, such as its NOLs, general business credits, capital loss carryforwards, and tax basis in assets, by the amount of the cancellation of indebtedness income (“CODI”) avoided.

The Debtors do not expect to realize any significant CODI upon consummation of the Plan, since the Debtors expect that Claimants entitled to Distributions under the Plan will receive an amount of consideration that should equal the total amount of their Claims (including accrued but unpaid interest).

11.1.4             Net Operating Losses

As a result of losses and deductions that will be generated by the resolution of tort, environmental and other claims during 2008 and upon emergence from bankruptcy, the Debtors expect to have an NOL after emerging from bankruptcy.

The extent to which the Debtors will be able to utilize their NOL after emerging from bankruptcy will depend on section 382 of the IRC, which generally imposes an annual limitation on a corporation’s use of its NOLs (and may limit a corporation’s use of certain built-in losses if such built-in losses are recognized within a five-year period following an “ownership change,” as defined below) if a corporation undergoes an ownership change.  This discussion describes the limitation determined under section 382 of the IRC in the case of an ownership change as the “Section 382 Limitation.”  The annual Section 382 Limitation on the use of pre-change losses (the NOLs and built-in losses recognized within the five year post-ownership change period) in any “post-change year” is generally equal to the product of the fair market value of the loss corporation’s outstanding stock immediately before the ownership change multiplied by the long-term tax-exempt rate in effect for the month in which the ownership change occurs.  The long-term tax-exempt rate is published monthly by the IRS and is intended to reflect current interest rates on long-term tax-exempt debt obligations.  The long-term tax exempt rate is 4.65% for the month of September 2008.  Section 383 of the IRC applies a similar limitation to capital loss carryforwards and tax credits.

In general, an ownership change occurs when the percentage of the corporation’s stock owned by certain “5 percent shareholders” increases by more than 50 percentage points in the aggregate over the lowest percentage owned by them at any time during the applicable “testing period” (generally, the shorter of (a) the 36-month period preceding the testing date or (b) the period of time since the most recent ownership change of the corporation).

There is a possibility that, as the Asbestos PI Trust exercises its Warrant following emergence from bankruptcy, such exercise, coupled with certain other transactions that occurred prior to emergence from bankruptcy or that may occur after bankruptcy emergence, could give rise to an ownership change within the meaning of section 382 of the IRC.

11.2                       Federal Income Tax Consequences to Holders of Claims, the Asbestos PI Trust and the Asbestos PD Trust

11.2.1             Holders of Asbestos PI Claims and Holders of PD Claims

To the extent that payments to Claimants from the Asbestos PI Trust constitute damages received by such Claimants on account of personal injuries, such payments should not constitute gross income to such Claimants, except to the extent that such payments are either received on account of emotional distress (other than in connection with certain medical expenses), or are attributable to medical expense deductions allowed under section 213 of the IRC for a prior taxable year.

To the extent that payments from the Asbestos PD Trust to Claimants constitute compensatory damages for destruction or damage to property, and such payments do not exceed the Claimant’s tax basis in its property, such payments should not be included in taxable income.  Instead, such payments would be treated as a return of capital to such Claimant, reducing the Holder’s tax basis in the property.  Any amounts received in excess of the Claimant’s tax basis should be treated as gain from the disposition of the property, and would therefore give rise to capital gain assuming that the Claimant held such property as a capital asset.

11.2.2             Treatment of the Asbestos PI Trust and the Asbestos PD Trust

The Debtors expect to obtain a tax opinion from Kirkland & Ellis LLP that the Asbestos PI Trust and the Asbestos PD Trust will be QSFs for federal income tax purposes.  As QSFs, the Asbestos PI Trust and the Asbestos PD Trust will be subject to a separate entity level tax on their income at the maximum rate applicable to trusts and estates.  In determining the taxable income of the Asbestos PI Trust and the Asbestos PD Trust, (a) any amounts contributed to the Asbestos PI Trust or the Asbestos PD Trust will not be treated as taxable income, (b) any sale, exchange or distribution of property by the Asbestos PI Trust or the Asbestos PD Trust will result in the recognition of gain or loss in an amount equal to the difference between the fair market value of the property on the date of the sale, exchange or distribution and the adjusted tax basis of such property, (c) interest income and dividend income will be treated as taxable income, and (d) administrative costs (including state and local taxes) will be deductible.  The Debtors do not expect any portion of the contributions to the Asbestos PI Trust under the Deferred Payment Agreement to be treated as income to the Asbestos PI Trust, either as imputed interest or otherwise.  In general, the adjusted tax basis of property received by the Asbestos PI Trust and the Asbestos PD Trust will be its fair market value at the time of receipt.  Upon exercise of the Warrant, the Asbestos PI Trust will not recognize gain or loss.  The Asbestos PI Trust’s basis in Parent Common Stock received through exercise of the Warrant will be equal to the Asbestos PI Trust’s adjusted tax basis in the Warrant as well as the exercise price paid by the Asbestos PI Trust for the Parent Common Stock.

11.2.3             Consequences to Holders of General Unsecured Claims

Under the Plan, it is expected that Holders of Allowed General Unsecured Claims will be fully paid.  To the extent that any amount received by a Holder of a surrendered Allowed General Unsecured Claim under the Plan is attributable to accrued interest that was not previously included in the Holder’s gross income, such amount should be taxable to the Holder as interest income.

11.2.4             Consequences to Holders of Equity Interests

Pursuant to the Plan, each Holder of an Allowed Equity Interest in the Debtors will retain their Allowed Equity Interest, subject to dilution on account of, among other things, Parent Common Stock issued (i) under the Management Stock Incentive Plan, or (ii) to the Asbestos PI Trust upon exercise of the Warrant.  Holders of Allowed Equity Interests will therefore recognize neither gain nor loss with respect to the reorganization.  Such Holders will retain their existing tax basis and holding period in their Allowed Equity Interests.

11.3                        Backup Withholding

The Debtors will withhold any amounts required by law to be withheld from payments of interest and dividends and will comply with all applicable reporting requirements of the IRC.

12.            SECURITIES LAW MATTERS

12.1                        Plan Securities

The Parent Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “GRA” and is expected to remain listed on the NYSE following the Effective Date.

Under the Plan, upon the Effective Date, Parent will issue to the Asbestos PI Trust, pursuant to, and upon the terms and subject to the conditions set forth in, the Warrant Agreement, the Warrant to purchase 10 million shares of Parent Common Stock (the “Warrant Shares”).  The Warrant and the Warrant Shares are hereinafter referred to collectively as the “Plan Securities.”  The Debtors believe that all of the Plan Securities constitute “securities,” as defined in section 2(a)(1) of the Securities Act, section 101 of the Bankruptcy Code and applicable state securities laws.

12.2                        Issuance Of Plan Securities Under The Plan

Section 5 of the Securities Act prohibits the sale of securities except pursuant to an effective registration statement and section 4 of the Securities Act and various rules and regulations promulgated under the Securities Act provide various exemptions from the registration requirements of section 5.  Section 18 of the Securities Act provides, among other things, that any state law, rule, regulation or order requiring the registration or qualification of securities shall not apply to any security listed on the NYSE or transactions that are exempt from registration under rules and regulations promulgated under section 4(2) of the Securities Act.

Parent will rely on sections 1145(a)(1) and (2) of the Bankruptcy Code to exempt from the registration requirements of the Securities Act the offer and sale of the Plan Securities to the Trust.  Section 1145 of the Bankruptcy Code provides that section 5 of the Securities Act and any state law requirements pertaining to the offer and sale of a security do not apply to the offer or sale of stock, options, warrants or other securities by a debtor if (a) the offer or sale occurs under a plan of reorganization, (b) the recipients of the securities hold a claim against, an interest in, or claim for administrative expense against, the debtor, and (c) the securities are issued in exchange for a claim against or interest in a debtor or are issued principally in such exchange and partly for cash and property.

12.3                        Resales Of Plan Securities

To the extent that the Plan Securities are covered by section 1145 of the Bankruptcy Code, the Plan Securities may be resold without registration under the Securities Act, other federal securities laws or state securities laws unless the holder is an “underwriter” with respect to the securities as that term is defined in section 2(a)(11) of the Securities Act and in the Bankruptcy Code.

Section 1145(b)(1) of the Bankruptcy Code defines an “underwriter” as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer,” (a) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distribution of any security received or to be received in exchange for such claim or interest, or (b) offers to sell securities offered or sold under a plan for the holders of such securities, or (c) offers to buy securities offered or sold under a plan from the holders of such securities, if such offer to buy is (i) with a view to distribution of such securities and (ii) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan, or (d) is an “issuer” of the securities within the meaning of section 2(a)(11) of the Securities Act.

The definition of “issuer” under section 2(a)(11) includes any person directly or indirectly controlling or controlled by the issuer, or any person under direct or indirect common control with the issuer.  “Control,” as defined in Rule 405 of the Securities Act, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.  Various pronouncements by the Securities and Exchange Commission suggest that a person that holds more than 10% of the voting securities of another person may be presumed to control the other person.  Similarly, the legislative history of section 1145 of the Bankruptcy Code suggests that a creditor who owns ten percent (10%) or more of a class of securities of a reorganized debtor may be presumed to be a “controlling person” of the debtor.

On the Effective Date, the Asbestos PI Trust will receive the Warrant, which will be immediately exercisable for 10 million Warrant Shares, which will represent more than 10% of the total number of issued and outstanding shares of common stock of Parent.  Accordingly, the Asbestos PI Trust may be deemed to be a controlling person of Parent, thus an “issuer” and thus an “underwriter” within the meaning of section 1145(b) of the Bankruptcy Code with respect to the Plan Securities.  To the extent the Asbestos PI Trust is deemed to be an “underwriter” within the meaning of section 1145(b), resales of Plan Securities by the Asbestos PI Trust would not be exempted by section 1145 from registration under the Securities Act or other applicable laws.  Accordingly, the Asbestos PI Trust could resell Plan Securities only pursuant to an effective registration statement or an available exemption from registration under the Securities Act.

Parent and the Asbestos PI Trust have agreed to enter into the Plan Registration Rights Agreement, effective as of the Effective Date, pursuant to which, upon the terms and subject to the conditions set forth therein, Parent has agreed, upon the request of the Asbestos PI Trust, to file shelf registration statements registering the Plan Securities for resale by the Asbestos PI Trust under the Securities Act.  The Plan Registration Rights Agreement contains customary terms and conditions, including (i) limitations on the number, timing and frequency of registration statements Parent is obligated to file and sales of Plan Securities pursuant to the registration statements, (ii) registration procedures, (iii) expense allocation provisions and (iv) indemnification provisions.

If the Asbestos PI Trust were deemed to be an underwriter within the meaning of section 1145(b) of the Bankruptcy Code, it might be able to sell Plan Securities without registration pursuant to Rule 144 under the Securities Act.  Generally, Rule 144 provides that a “controlling person” such as the Asbestos PI Trust may resell securities received directly or indirectly from the issuer (i) after a six month holding period if there is current public information regarding the issuer at the time of the sale and (ii) after a one year holding period if there is not current public information regarding the issuer at that time, provided that in each case, the controlling person complies with the volume, manner of sale and notice requirements of Rule 144.  However, Rule 144 may be unavailable to the Asbestos PI Trust for resales of Plan Securities if and to the extent that the beneficiaries of the Asbestos PI Trust were deemed to be the recipients of the Plan Securities and the resales by the Asbestos PI Trust were deemed to be concerted action on their part or the Asbestos PI Trust were deemed to be acting as a distributor on their behalf in connection with the resales.  If the issuance of the Plan Securities by Parent to the Asbestos PI Trust is made pursuant to section 1145(a) of the Bankruptcy Code and the Asbestos PI Trust were to cease to be an “underwriter” within the meaning of section 1145(b) and a “controlling person” and thus no longer an “affiliate” of Parent within the meaning of Rule 144, the Asbestos PI Trust may be free to resell Plan Securities without registration under the Securities Act or compliance with Rule 144.

Plan Securities generally may be resold without registration under state securities laws pursuant to various exemptions provided by the respective laws of those states.  However, the availability of such state exemptions depends on the securities laws of each state.  Therefore, the Asbestos PI Trust and other holders of Plan Securities are advised to consult with their own legal advisors regarding the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to such availability.

IN VIEW OF THE COMPLEX, SUBJECTIVE NATURE OF THE QUESTION OF WHETHER THE ASBESTOS PI TRUST MAY BE AN UNDERWRITER OR AN AFFILIATE OF THE REORGANIZED DEBTORS, THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING THE RIGHT OR ABILITY OF ANY PERSON TO TRADE THE PLAN SECURITIES TO BE DISTRIBUTED PURSUANT TO THE PLAN.  ACCORDINGLY, THE DEBTORS RECOMMEND THAT THE ASBESTOS PI TRUST CONSULT ITS OWN COUNSEL CONCERNING WHETHER IT MAY FREELY TRADE SUCH SECURITIES.

13.            CONCLUSION AND RECOMMENDATION

Your vote on the Plan is important.  The Debtors strongly recommend that you vote in favor of the Plan.

The Debtors believe that confirmation and implementation of the Plan is preferable to any of the alternatives described herein because the Plan will provide the greatest recoveries to Holders of Claims and Equity Interests.  Nonacceptance of the Plan may result in protracted delays, uncertainty, substantial additional administrative costs, a chapter 7 liquidation, or the confirmation of another less favorable chapter 11 plan.  These alternatives may not provide for distribution or retention of as much value to Holders of Allowed Claims and/or Equity Interests as does the Plan.  Further, the Debtors believe that the Plan, as a whole, is in the best interests of all of the Claimants and Holders of Equity Interests.  Therefore, the Debtors recommend that all Holders of Claims and Equity Interests entitled to vote on the Plan support confirmation of the Plan and vote to accept the Plan.

Dated: September 19, 2008	Respectfully submitted,

W. R. GRACE & CO
(on behalf of itself and the other Debtors and Debtors In Possession)

	By:	/s/ Mark A. Shelnitz
	Name:	Mark A. Shelnitz
	Title:	Vice President, General Counsel & Secretary